As filed with the Securities and Exchange Commission on September 5, 2013

Registration No. 333-189846

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Noble Corporation Limited

(Exact name of registrant as specified in its charter)

England and Wales	1381	98-1117128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18b Charles Street London W1J 5DU England +44 20 3008 7597 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Julie J. Robertson

Executive Vice President and Corporate Secretary

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

+41 (41) 761-65-55

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Emmons, Esq.

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6414

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may change. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation to buy any securities in any state or jurisdiction in which such offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED SEPTEMBER 5, 2013

NOBLE CORPORATION

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

Dear Shareholder:

Our board of directors has unanimously approved and is submitting to our shareholders for approval at an extraordinary meeting of shareholders to be held on October 11, 2013, a proposal that would result in a corporate reorganization of Noble Corporation, our current Swiss holding company (“Noble-Switzerland”), and the group of companies it controls. If the proposal is approved by our shareholders, we would merge Noble-Switzerland into a newly formed company incorporated under English law (“Noble-UK”), which would become our new holding company. The merger would result in Noble-UK becoming the publicly traded parent of the Noble group of companies and also result in you holding ordinary shares in Noble-UK (“Ordinary Shares”) rather than shares in Noble-Switzerland.

Immediately after the merger, the number of Ordinary Shares you will own in Noble-UK, which will be called Noble Corporation plc, will be the same as the number of shares you held in Noble-Switzerland immediately prior to the merger, and your relative economic interest in the Noble group will remain unchanged. After the merger, Noble-UK will continue to conduct the same businesses through the Noble group as Noble-Switzerland conducted prior to the merger.

We expect the Ordinary Shares to be listed on the New York Stock Exchange (“NYSE”) under the symbol “NE,” the same symbol under which your shares in Noble-Switzerland are currently listed and traded. Currently, there is no established public trading market for the shares of Noble-UK.

After the merger, as we describe in this proxy statement/prospectus, your rights under English corporate law as a holder of Ordinary Shares of Noble-UK will differ from your current rights under Swiss corporate law as a holder of shares of Noble-Switzerland. In addition, Noble-UK’s proposed articles of association differ in some respects from Noble-Switzerland’s articles of association and by-laws.

Upon completion of the merger, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. After the merger, we must also comply with any additional reporting and governance requirements of English law.

Under U.S. and Swiss tax law, holders of shares of Noble-Switzerland generally will not recognize gain or loss on the exchange of such shares for shares of Noble-UK in the merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The merger cannot be completed without satisfying certain conditions, the most important of which is the approval of a merger agreement pursuant to which the merger will be effected by the affirmative vote of at least two-thirds of the shares of Noble-Switzerland represented in person or by proxy at the extraordinary meeting. The merger is also conditioned upon there being no exit withholding tax payable under Swiss law as a result of the merger.

We currently anticipate that the merger will be completed before the end of November 2013, although we may abandon the merger at any time prior to the extraordinary meeting, and in some circumstances, after obtaining shareholder approval.

We will pay the 2013-2014 dividend installments approved by our shareholders at our annual general meeting in April 2013. As long as you are a holder of Noble shares on the applicable record and payment date relating to any of the remaining installments of such dividend, you will receive such dividend installment regardless of which Noble entity pays it.

This proxy statement/prospectus provides you with detailed information regarding the merger. We encourage you to read this entire proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 26.

Your vote is very important. All shareholders are cordially invited to attend the extraordinary meeting. We urge you, whether or not you plan to attend the extraordinary meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.

Shareholders who are registered with voting rights in Noble-Switzerland’s share register as of the close of business, U.S. Eastern time, on September 23, 2013 or who have notified Noble-Switzerland’s corporate secretary in writing of their acquisition of shares by such time have the right to attend the extraordinary meeting and vote their shares, or may grant a proxy to vote on the proposal included in this proxy statement/prospectus.

The date and time of the extraordinary meeting is October 11, 2013 at 6:00 p.m., local time, and the place of the extraordinary meeting is the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland.

Your board of directors has unanimously approved the merger agreement pursuant to which the merger will be effected and recommends that you vote “FOR” the merger agreement proposal described in this proxy statement/prospectus. We urge you to join us in supporting this important initiative.

Sincerely,

David W. Williams

Chairman, President and Chief Executive Officer

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission or the U.K.’s Financial Conduct Authority (the “FCA”) has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the FCA’s Prospectus Rules.

The date of this proxy statement/prospectus is September 5, 2013, and it will be first mailed to shareholders on or about September 6, 2013.

NOBLE CORPORATION

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

INVITATION TO EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held On October 11, 2013

To the Shareholders of Noble Corporation:

An extraordinary general meeting (the “meeting”) of shareholders of Noble Corporation, a Swiss corporation (“Noble-Switzerland”), will be held on October 11, 2013, at 6:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland, for the purpose of approving the merger agreement (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and between Noble-Switzerland and Noble Corporation Limited, a newly formed, wholly owned, indirect subsidiary of Noble-Switzerland organized under English law (“Noble-UK”), pursuant to which Noble-Switzerland will be merged into Noble-UK (the “Merger”).

As a result of the Merger,

•	Noble-UK will be the surviving company and Noble-Switzerland will be dissolved without liquidation;

•	all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

•

you will receive, as consideration in the Merger, one ordinary share of Noble-UK (an “Ordinary Share”) in exchange for each share of Noble-Switzerland you hold immediately prior to the effectiveness of the Merger;

•

as a result, you will become a member (as shareholders are known in the U.K.) of Noble-UK, and your rights will be governed by English law and Noble-UK’s articles of association, which are attached to this proxy statement/prospectus as Annex B; and

•

Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland and we will amend such plans in order to permit the issuance or delivery of Noble-UK Ordinary Shares thereunder, instead of Noble-Switzerland shares.

Following completion of the Merger, Noble-UK will capitalize the merger reserve that will arise as a result of the Merger by issuing a non-voting share to Noble Financing Services Limited, which will then be a wholly-owned subsidiary of Noble-UK. The non-voting share will be issued with a share premium. Noble-UK will then undertake a court-approved procedure to cancel such share and the related premium thereby creating distributable reserves which may be utilized by Noble-UK to declare and pay future dividends to shareholders following the capital reduction. The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

The Merger cannot be completed without satisfying certain conditions, the most important of which is approval of the Merger Agreement proposal by the affirmative vote of at least two-thirds of the shares of Noble-Switzerland represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares). Further, the Merger cannot be completed if doing so would result in an exit withholding tax being payable under Swiss law.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder registered in our share register as of the close of business, U.S. Eastern time, on August 28, 2013. Any additional shareholders who are registered with voting rights in our share register as of the close of business, U.S. Eastern time, on September 23, 2013 or who notify our Corporate Secretary in writing of their acquisition of shares by such time will receive a copy of the proxy materials after September 23, 2013. Shareholders who are not registered in our share register as of the close of business, U.S. Eastern time, on September 23, 2013 or who have not notified our Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland) of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the meeting. No shareholder will be entered in or removed from our share register as a shareholder with voting rights between the close of business, U.S. Eastern time, on September 23, 2013 and the opening of business, U.S. Eastern time, on the day following the meeting. Computershare Trust Company, N.A., as agent, which maintains our share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.

Shareholders who are registered with voting rights in our share register as of the close of business, U.S. Eastern time, on September 23, 2013 or who have notified our Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the meeting and vote their shares, or may grant a proxy to vote on the proposal set forth in this invitation to either Noble-Switzerland or the independent representative, Mr. Christian Koller, Gloor & Sieger, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on October 10, 2013 either to:

Noble Corporation

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

Mr. Christian Koller

c/o Gloor & Sieger

Utoquai 37

P.O. Box 581

CH 8024 Zurich, Switzerland

Shares of holders who are registered with voting rights in our register as of the close of business, U.S. Eastern time, on September 23, 2013 or who have notified our Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. We or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to us or the independent representative) in the manner recommended by the board of directors.

If any other matters within the scope of the agenda are properly presented at the meeting for consideration, we and the independent representative, as applicable, will vote on these matters in the manner recommended by the board of directors.

The presence of shareholders at the meeting, in person or by proxy, holding at least a majority of the total number of shares of Noble-Switzerland entitled to vote at a general meeting of shareholders will be required to establish a presence quorum. The presence quorum must be met at the time when the meeting proceeds to business.

In determining the number of votes cast, shares abstaining from voting will be counted for quorum purposes. However, shares abstaining from voting will have the same effect as a vote AGAINST the Merger Agreement proposal.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

Although Noble-Switzerland is organized under Swiss law, Noble-Switzerland is subject to the U.S. Securities and Exchange Commission proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the meeting. In particular, Noble-Switzerland has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

The Merger Agreement proposal to be voted on at the meeting is considered to be a non-routine matter under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote at the meeting without receiving instructions from you.

We may accept a proxy by any form of communication permitted by Swiss law and our articles of association.

Please note that shareholders attending the meeting in person or by proxy are required to show their proxy card and proper identification on the day of the meeting. In order to determine attendance correctly, any shareholder leaving the meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to us or the independent representative are kindly asked to inform us of the number and par value of the shares they represent as soon as possible, but no later than October 11, 2013, 5:00 p.m., Zug time, at the admission desk for the meeting.

Your vote is important. All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson

Secretary

Baar, Switzerland

September 5, 2013

This proxy statement/prospectus incorporates documents by reference which contain important business and financial information about us that is not included in this proxy statement/prospectus and which are described under “Where You Can Find More Information.” These documents are available at no charge to any person, including any beneficial owner, upon request directed to us c/o Julie J. Robertson, Executive Vice President and Corporate Secretary, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone +41 (41) 761-65-55. In order to ensure timely delivery of these documents, any request should be made no later than five days prior to the date of the meeting. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement/prospectus.

You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement/prospectus is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference.

Neither Noble-Switzerland nor Noble-UK is making an offer of securities in any country, state, province, or territory where the offer is not permitted. For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the FCA’s Prospectus Rules.

i

ii

Security Ownership of Management and Certain Beneficial Owners	85
Experts	87
Legal Matters	87
Future Shareholder Proposals	88
Householding	90
Where You Can Find More Information	91

Annex A—Merger Agreement

Annex B—Form of Articles of Association of Noble-UK

iii

NOBLE CORPORATION

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS OF NOBLE CORPORATION

TO BE HELD ON OCTOBER 11, 2013

This proxy statement/prospectus is being furnished to shareholders of Noble Corporation, a Swiss company (“Noble-Switzerland”), in connection with the solicitation by our board of directors of proxies for use at an extraordinary general meeting of shareholders (the “meeting”) to be held on October 11, 2013 at 6:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland, at which shareholders will have the opportunity to vote on the proposal to approve the merger agreement (“Merger Agreement”) described in this proxy statement/prospectus. The approximate date of first mailing of this proxy statement/prospectus and the accompanying proxy or, in the case of participants in the Noble Drilling Corporation 401(k) Savings Plan, voting instruction card, is September 6, 2013.

PROPOSED MERGER

We are seeking your approval for a proposal which will restructure our corporate organization. If the proposal is approved at the meeting, we will merge Noble-Switzerland, our current Swiss holding company into a newly formed company incorporated under English law (“Noble-UK”), which will become our new holding company. The merger will result in Noble-UK serving as the publicly traded parent of the Noble group of companies (the “Noble group”), and thereby effectively change the place of incorporation of our publicly traded parent company from Switzerland to the U.K. The merger will also result in (i) the issuance to you of ordinary shares in Noble-UK (“Ordinary Shares”) as merger consideration in exchange for your shares of Noble-Switzerland and (ii) the assets and liabilities of Noble-Switzerland being transferred to Noble-UK.

In this proxy statement/prospectus, we refer to the merger as the “Merger.”

In preparation for the Merger, we have formed Noble-UK, which we have named Noble Corporation Limited, as a direct wholly-owned subsidiary of Noble Financing Services Limited (“Noble Financing”), which in turn is a wholly-owned subsidiary of Noble-Switzerland, the company whose shares you own. Noble-UK has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and in preparation for the Merger.

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting and the other conditions to closing are satisfied, we will file an application to effect the Merger with the commercial register of the Canton of Zug, Switzerland (the “Commercial Register”) as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

As a result of the Merger:

•	Noble-UK, which will be known as Noble Corporation plc after the Merger, will be the surviving company and Noble-Switzerland will be dissolved without liquidation;

•	all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

•

you will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the effectiveness of the Merger. As a result, you will become a member (as shareholders are known in the U.K.) of Noble-UK, and your rights will be governed by English law and by Noble-UK’s articles of association, which are attached to this proxy statement/prospectus as Annex B; and

•

Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland and we will amend such plans in order to permit the issuance or delivery of Ordinary Shares thereunder, instead of Noble-Switzerland shares.

As a result of the Merger, Noble-UK will become the publicly traded parent of the Noble group. Noble-UK will have outstanding the same number of shares as Noble-Switzerland did immediately before consummation of the Merger, except that a de minimis number of non-voting shares of Noble-UK without dividend rights that are required to be issued under English Law will remain outstanding, treasury shares held by Noble-Switzerland will be cancelled in the Merger and treasury shares held by Noble-Switzerland affiliates will be exchanged for Ordinary Shares in the Merger and, once exchanged, will be cancelled in the subsequent capital reduction. As a result, your ownership interest in the Noble Group will not be diluted by the Merger.

In this proxy statement/prospectus, we sometimes refer to Noble-Switzerland and Noble-UK and the Noble group as “we,” “us,” “our” or “Noble.” These references for periods before March 27, 2009 include our predecessor Noble Corporation, a Cayman Islands company, together with its subsidiaries, unless the context requires otherwise. We refer to Noble Corporation Limited, a newly formed private limited company incorporated under laws of England and Wales (“English law”) (which, prior to the effective time of the Merger, will re-register as a public limited company and be renamed “Noble Corporation plc” or a similar name) as “Noble-UK.”

GENERAL INFORMATION ABOUT THE MERGER AND THE EXTRAORDINARY MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Merger and the meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus for more information. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement/prospectus?

A:	Our board of directors has unanimously approved a corporate reorganization of the Noble group, which would result in the establishment of a newly formed holding company under English law becoming the publicly traded parent of the Noble group of companies and result in you holding shares in the new holding company rather than a Swiss company. The corporate reorganization will be effected by the Merger and requires shareholder approval, which is why we have called a meeting of shareholders and sent you this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus carefully.

Q:	What is the Merger?

A:	The Merger is the method by which we will effect the corporate reorganization of the Noble group. As a result of the Merger, Noble-Switzerland will merge into Noble-UK with Noble-UK surviving the Merger and Noble-Switzerland being dissolved without liquidation. Upon completion of the Merger, you will receive, as consideration, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the Merger, and all the assets and liabilities of Noble-Switzerland will transfer to Noble-UK. After the Merger, Noble-UK will continue to conduct the same businesses through the Noble group as Noble-Switzerland conducted prior to the Merger.

Q:	Who are the parties to the Merger?

A:	The parties to the Merger are Noble-Switzerland and Noble-UK, a newly formed company incorporated under English law. Noble-UK is a wholly-owned subsidiary of Noble Financing, which in turn is wholly-owned by Noble-Switzerland.

Q:	Why do you want to have your publicly traded parent incorporated in the U.K.?

A:	We believe that having our publicly traded parent incorporated in the U.K. will provide us the following benefits:

•

enable our parent company to benefit by being subject to a legal and regulatory structure in a jurisdiction with a well-developed legal system, corporate law and tax regime with established standards of corporate governance;

•

enable us to benefit from the flexibility offered by the U.K. as a common law jurisdiction in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters;

•

provide us access to a developed, stable and internationally competitive tax regime, which includes an exemption system for distributions and certain share disposals, and an extensive double tax treaty network;

•

strike the right balance between robust external governance oversight and regulation of our executive pay practices, and the ability of our board of directors to fix and adjust executive compensation to incentivize our executive management and to offer competitive salaries and benefits; and

•	enable us to establish our world-wide headquarters in London, thereby

¡	enhancing our ability to attract and retain executive talent;

¡	allowing our management to take advantage of London’s extensive travel network, thus facilitating our global operation management, logistics and communications;

¡	providing our management with easier access to financing sources, shareholders, customers, insurers and suppliers in Europe, the U.S. and elsewhere around the world; and

¡	allowing our directors and shareholders to take advantage of improved travel and logistics to attend meetings of our board and shareholders.

Please see “Approval of the Merger Agreement—Background and Reasons for the Merger” for more information. We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose you and us to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of and the risks associated with the Merger and has unanimously approved the Merger Agreement and recommends that shareholders vote to approve the Merger Agreement proposal.

Q:	Will the parent company relocate its headquarters from Geneva, Switzerland?

A:	Yes. We will relocate our headquarters to London, England in order to position Noble to capture the benefits described above.

Q:	Will the Merger affect our current or future operations?

A:	While changing the incorporation of our publicly traded parent is expected to position Noble to capture the benefits described above, we believe that the Merger should otherwise have no material impact on how we conduct our day-to-day operations. Where we conduct our future operations for our customers will depend on a variety of factors including the worldwide demand for our services and the overall needs of our business, independent of our legal domicile. Please read “Risk Factors” for a discussion of various ways in which the Merger could have an adverse effect on us.

Q:	Will the Merger dilute my economic interest?

A:	The Merger will not dilute your economic interest in the Noble group. Immediately after consummation of the Merger, Noble-UK will wholly own, directly or indirectly, all of the subsidiaries constituting the Noble group. Further, you will own the same number of Ordinary Shares of Noble-UK as the number of shares you owned of Noble-Switzerland. Finally, the number of outstanding Ordinary Shares of Noble-UK will be the same as the number of outstanding shares of Noble-Switzerland immediately before consummation of the Merger, except that:

•

In connection with its formation and as required by English law, Noble-UK has issued two initial subscriber shares to Noble Financing and, prior to the Merger, will be required to issue 50,000 ordinary shares (which, prior to the Merger, will be reclassified as Deferred Sterling Shares) to Noble Financing to meet the requirements of a public company under English law. The subscriber shares will not have any voting rights following the Merger and will be cancelled pursuant to the planned capital reduction. The Deferred Sterling Shares will remain outstanding, but will not have any voting rights and will not be entitled to any dividends or distributions. Accordingly, neither the subscriber shares nor the Deferred Sterling Shares will cause any dilution of your economic interests in the Noble group.

•

As of August 30, 2013, the last practicable date prior to the mailing of this proxy statement/prospectus, Noble-Switzerland directly holds 775,796 treasury shares and indirectly holds 12,002,704 treasury shares through a subsidiary. The treasury shares held directly by Noble-Switzerland will be cancelled in the Merger. The treasury shares held indirectly through a subsidiary will be exchanged for Ordinary Shares in the Merger and, once exchanged, will be subsequently cancelled as part of the planned capital reduction. The cancellation of these treasury shares would have the effect of decreasing the total number of Ordinary Shares outstanding after the Merger as compared to the number of shares of Noble-Switzerland outstanding before the Merger.

Q:	Will the Merger result in any changes to my rights as a shareholder?

A:	Your rights under English corporate law as a holder of Ordinary Shares of Noble-UK will differ from your current rights under Swiss corporate law as a holder of shares of Noble-Switzerland. In addition, Noble-UK’s proposed articles of association differ from Noble-Switzerland’s articles of association and by-laws. Notwithstanding the differences in the governing documents between Noble-Switzerland and Noble-UK, we believe that English law and the Noble-UK articles of association as a whole adequately safeguard the rights of Noble-Switzerland shareholders. We summarize the material changes in your rights as a member (as shareholders are known in the U.K.), resulting from the Merger under “Comparison of Rights of Shareholders.”

Q:	Will the Merger affect the payment of the dividend approved by shareholders at our 2013 annual general meeting?

A:	On April 26, 2013, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $1.00 per share for the 2013-2014 dividend cycle, to be paid in four equal installments. We paid the first dividend installment on August 15, 2013. Notwithstanding the Merger, as long as you are a holder of Noble shares on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which Noble entity pays it.

The second dividend installment is scheduled for November. We currently anticipate that the Merger will become effective in November and the second dividend installment will be paid during November. If the Merger is approved by shareholders, but we are unable to cause the Merger to become effective on the expected timing, our board of directors may delay the payment of the second dividend installment until the Merger is effected and the dividend can be paid by Noble-UK. However, we do not expect that the dividend will be delayed or that, if delayed, such delay would extend beyond December. Regardless of when the Merger is completed, Noble-UK will be obligated under the Merger Agreement to pay all of the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

Q:	What are the major actions that have been performed or will be performed to effect the Merger?

A:	We have taken or will take the actions listed below to effect the Merger.

•	Noble-UK was formed as a wholly-owned subsidiary of Noble Financing, which in turn is a wholly-owned subsidiary of Noble-Switzerland;

•	the Merger Agreement was signed by Noble-Switzerland and Noble-UK; and

•

conditional upon approval of the Merger Agreement proposal by its shareholders, and the satisfaction of the other conditions to completing the Merger, Noble-Switzerland will merge with Noble-UK, and the Merger will be effective upon the registration of the Merger with the Commercial Register.

As a result of the Merger:

•	Noble-Switzerland will be dissolved without liquidation;

•	all assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

•

each shareholder will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland held immediately prior to the effectiveness of the Merger (excluding treasury shares held by Noble-Switzerland);

•	each share of Noble-Switzerland will be cancelled and will cease to exist; and

•	Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland.

Q:	Will the Merger have an impact on our operating expenses or effective tax rate?

A:	We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our worldwide effective corporate tax rate.

Q:	Is the Merger taxable to me?

A:	As is discussed below under “Material Tax Considerations—Swiss Tax Considerations,” under Swiss law a transaction such as the Merger, which results in the migration or “exit” of a company from Switzerland, could result in the imposition of a tax. While such a tax would be a shareholder level tax, the Swiss company would be required to pay such tax to the Swiss tax authorities on behalf of the shareholders. Any such payment by the Swiss company could give rise to taxes in other countries, such as the United States. However, it is a condition to the ability of Noble-Switzerland and Noble-UK to complete the Merger that no exit withholding tax would be payable under Swiss law as a result of the Merger. For more information on the calculation of exit withholding tax, see “Material Tax Considerations—Swiss Tax Considerations.”

If the exit withholding tax were calculated as of the date of this proxy statement/prospectus, no such tax would be due, and we expect this also to be the case when we definitively calculate the exit withholding tax prior to the meeting. In any event, as noted above, if circumstances change so that the calculation would result in an exit withholding tax being due if the Merger were to become effective, no such tax would actually become due because we will not complete the Merger.

Under U.S. tax law, holders of shares of Noble-Switzerland generally will not recognize gain or loss on the exchange of such shares for Ordinary Shares of Noble-UK in the Merger.

Under U.K. tax law, holders of shares of Noble-Switzerland who are not tax resident in the U.K. and who do not have a permanent establishment in the U.K. to which the holding of such shares is attributable, will not be subject to tax as a result of the Merger.

Q:	Has the Swiss Federal Tax Administration, U.S. Internal Revenue Service or H.M. Revenue & Customs rendered an opinion on the Merger?

A:

We have received a private letter ruling from the Swiss Federal Tax Administration setting out the circumstances under which an exit withholding tax may be payable under Swiss law as a result of the Merger. So long as the aggregate market capitalization of Noble-Switzerland calculated in accordance with the ruling does not exceed the total qualifying equity of Noble-Switzerland calculated in accordance with the ruling, no such tax would be imposed. It is a condition to the Merger that no such exit withholding tax will be payable under Swiss law as a result of the Merger. Please see “Summary—Conditions to Completion of the Merger.” as well as “Material Tax Considerations—Swiss Tax Considerations.”

We have requested a private letter ruling from the United States Internal Revenue Service (“IRS”) substantially to the effect that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (“U.S. Code”), and neither we nor shareholders owning less than 5% (by vote and value) of our stock will recognize gain or loss in the Merger. While no ruling has been or will be requested regarding whether shareholders owning 5% or more (by vote or value) of our stock will recognize gain or loss in the Merger, it is a condition to closing of the Merger that we receive an opinion from our tax counsel, Baker Botts L.L.P., substantially to the effect that, among other things, such shareholders will not recognize gain or loss in the Merger. Please see “Summary—Conditions to Completion of the Merger” as well as “Material Tax Considerations—U.S. Federal Income Tax Considerations.”

Although this agreement has no statutory basis, H.M. Revenue & Customs (“HMRC”) has confirmed its agreement that the U.K. new “controlled foreign companies” regime should not include taxable profits of the group of companies controlled by Noble-UK, subject to certain operating procedures being adopted after the Merger. No application has been made under the U.K. reorganization rules in respect of the Merger as such application is only relevant if a U.K. resident shareholder owns more than 5% of a class of shares.

Q.	Is the Merger a taxable transaction for either Noble-Switzerland or Noble-UK?

A:	The Merger is not a taxable transaction for Noble-Switzerland or Noble-UK.

Q:	Will there be U.K. withholding tax on future dividends, if any, by Noble-UK?

A:	No. Future dividends, if any, paid by Noble-UK will not be subject to U.K. withholding requirements.

Q:	What types of information and reports will Noble-UK make available following the Merger?

A:	After the effective time of the Merger, we will remain subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). We also must comply with any additional reporting and governance requirements of English law.

For so long as Noble-UK has a class of securities listed on the NYSE, Noble-UK will continue to be subject to rules regarding proxy solicitations and tender offers and the corporate governance requirements of the NYSE, the U.S. Securities Exchange Act of 1934 (“Exchange Act”), as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules, unless certain circumstances change. Noble-UK will also be required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under the NYSE’s listing standards. To the extent possible under English law, Noble-UK’s corporate governance practices are expected to be comparable to those of Noble-Switzerland. Please see “Comparison of Rights of Shareholders.”

Q:	What are the closing conditions to the Merger?

A:	The Merger cannot be completed without satisfying certain conditions, the most important of which are that shareholders must approve the Merger Agreement proposal at the meeting, and there can be no exit withholding tax payable under Swiss law as a result of the Merger. In addition, there are other conditions such as the requirement to obtain authorization for listing the Ordinary Shares on the NYSE, completion of required creditor calls, and receipt of certain legal opinions. Please see “Summary—Conditions to Completion of the Merger.”

Q:	When do you expect the Merger to be completed?

A:	We intend to complete the Merger as quickly as possible. If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

We may decide to abandon the Merger at any time prior to the meeting. After the Merger Agreement is approved by shareholders, we must file the application to effect the Merger unless the Merger would result in an exit withholding tax being payable under Swiss law or one of the other conditions to closing fails to be satisfied and such failure would have a material adverse effect on us.

Q:	What will I receive for my Noble-Switzerland shares?

A:	You will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the effectiveness of the Merger.

Q:	Do I have to take any action to exchange my Noble shares and receive the Ordinary Shares that I become entitled to receive as a result of the Merger?

A:	All shares delivered in connection with the Merger will initially be delivered in a manner that will allow those shares to be transferred through the facilities of The Depository Trust Company (“DTC”).

•

Beneficial holders of shares held in “street name” through a bank, broker or other nominee will not be required to take any action. Your ownership of Ordinary Shares will be recorded in book entry form by your nominee without the need for any additional action on your part.

•

If you hold Noble-Switzerland share certificates or you are a registered holder of Noble-Switzerland shares, you will be sent a letter of transmittal, which is to be used to surrender your Noble-Switzerland share certificates, if applicable, and to request that Ordinary Shares be delivered to you or your designee. The letter of transmittal will contain instructions explaining the procedure for surrendering your Noble-Switzerland share certificates and requesting Ordinary Shares. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

At the time of the mailing of this proxy statement/prospectus approximately 99% of our shares (other than treasury shares) were held in “street name” through a bank, broker or other nominee. However, each shareholder should independently confirm how they hold shares.

If you hold share certificates representing Noble-Switzerland shares or if you otherwise hold Noble-Switzerland shares as a record holder (and not as a beneficial owner holding in “street name”), your shares initially will be delivered to an affiliate of Computershare Trust Company, N.A., as the exchange agent (“exchange agent”), and held in its account at DTC. As soon as reasonably practicable after the effective time of the Merger, the exchange agent will mail a letter of transmittal to you specifying that delivery will be effected, and risk of loss and title to the certificates representing your shares, if you possess physical stock certificates, will pass, only upon proper delivery of any such certificates to the exchange agent or, in the case of book-entry shares for registered holders, upon adherence to the procedures set forth in the letter of transmittal. The letter of transmittal will be accompanied by instructions for surrendering your certificates and book-entry shares in exchange for Ordinary Shares of Noble-UK. Any such holder who wishes to transfer its shares from the custody of the exchange agent to another bank or broker or for U.S. persons to an affiliate of Computershare Trust Company, N.A., acting as the custodian (“Custodian”), or to receive certificated Ordinary Shares will not be charged any fees to do so by the exchange agent, the Custodian or Noble-UK.

Until holders of certificates previously representing shares of Noble-Switzerland have surrendered their certificates to the exchange agent for exchange or, in the case of book-entry shares for registered holders, adhered to the procedures set forth in the letter of transmittal, those holders will not be able to transfer their shares or receive dividends or distributions with a record date after the effective time of the Merger, but instead such dividends or distributions will be accrued by the exchange agent for the benefit of the holder of such share certificate or, in the case of book-entry shares, the registered holder. Holders of share certificates or book-entry shares for registered holders will, however, be able to vote such shares through the exchange agent acting as their proxy prior to returning a properly completed letter of transmittal.

If you elect to receive a share certificate representing Ordinary Shares of Noble-UK, you should particularly note that subsequent transfers of Ordinary Shares may attract U.K. stamp duty and stamp duty reserve tax (“SDRT”) under English law. For more information, see “Material Tax Considerations—U.K. Tax Considerations—Stamp Duty and Stamp Duty Reserve Tax.” As a result, each former record holder of shares of Noble-Switzerland is strongly encouraged to provide the documents and information requested by the exchange agent in a timely manner, so the shares may continue to be held within the facilities of DTC. For more information, see “Approval of the Merger Agreement—Exchange of Shares; Delivery of Shares to Former Record Holders—Exchange of Shares for Registered Holders or Holders of Certificated Shares.”

Q:	If I hold share certificates representing Noble-Switzerland shares or if I am a registered holder of Noble-Switzerland shares, what will be my rights in relation to Noble-UK before I receive my certificates for Ordinary Shares of Noble-UK?

A:	From and after the effective time of the Merger, shareholders who hold share certificates in Noble-Switzerland or were registered holders of Noble-Switzerland’s shares initially will hold Ordinary Shares in “street name” through the exchange agent and, for so long as such shares are held by the exchange agent, those shareholders will be required to exercise their rights through the exchange agent. Until Noble-Switzerland stock certificates are surrendered for exchange or, in the case of book-entry shares for a registered holder, such holder adheres to the procedures set forth in the letter of transmittal, any dividends or other distributions declared by Noble-UK after the effective time of the Merger with respect to Ordinary Shares to be delivered to any such former Noble-Switzerland shareholder who holds share certificates in or was a registered holder of Noble-Switzerland, will be paid to the exchange agent, as custodian for such holder, and will not be paid to such holder. See “Approval of the Merger Agreement—Exchange of Shares; Delivery of Shares to Former Record Holders—Exchange of Shares for Registered Holders or Holders of Certificated Shares” and “Approval of the Merger Agreement—Market Price and Dividend Information.” Computershare Inc. and/or one or more of its affiliates will serve as exchange agent for the exchange of Noble-Switzerland’s certificates for Ordinary Shares of Noble-UK.

Q:	What happens to Noble-Switzerland’s equity-based awards at the effective time of the Merger?

A:	As of the effective time of the Merger, Noble-UK will adopt and assume, and become the plan sponsor of, each employee benefit and compensation plan and agreement of Noble-Switzerland.

At the effective time of the Merger and pursuant to the terms of the Merger Agreement, all outstanding options to purchase shares of Noble-Switzerland and all outstanding awards of restricted stock units and other equity-based awards granted to employees and directors by Noble-Switzerland or any of its subsidiaries under our equity incentive plans prior to the effective time of the Merger will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Ordinary Shares. All of such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the effective time of the Merger.

Q:	Why will a reduction of capital be undertaken following the Merger?

A:	Under English law, Noble-UK will only be able to declare and pay future dividends (other than the 2013-2014 dividend installments approved by our shareholders), make distributions or repurchase shares out of “distributable reserves” on its statutory balance sheet. Immediately after the Merger, as a newly formed public limited company, Noble-UK will not have any distributable reserves because, under English law, the reserves previously held by Noble-Switzerland will not transfer to the statutory balance sheet of Noble-UK as a distributable reserve. However, the Merger will result in a “merger reserve” on the balance sheet of Noble-UK in an amount equal to the amount by which the net book value of the assets and liabilities transferred to Noble-UK from Noble-Switzerland pursuant to the Merger exceeds the nominal value of the Ordinary Shares issued pursuant to the Merger. In order to have sufficient distributable reserves to declare and pay future dividends following the Merger, Noble-UK will capitalize the merger reserve by issuing a non-voting share to Noble Financing. The non-voting share will be issued with a share premium. Noble-UK will then undertake a customary court-approved procedure to cancel such share and the related premium thereby creating distributable reserves which may be utilized by Noble-UK to pay dividends to shareholders following the capital reduction.

The current shareholder of Noble-UK (which is Noble Financing) will, prior to the Merger, pass a resolution to approve the proposed reduction of capital of Noble-UK following the Merger. If the Merger is completed, we will seek to obtain the approval of the English Companies Court to the capital reduction as soon as practicable following the Merger. We expect to receive the approval of the English Companies Court approximately four weeks after the completion of the Merger.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

Q:	What will happen if the English Companies Court does not approve the reduction of capital of Noble-UK?

A:	The approval of the English Companies Court of the reduction of capital of Noble-UK is not a condition to the completion of the Merger or a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-14 dividend obligation that remain unpaid at the time of the Merger. In the unlikely event that the English Companies Court does not approve the proposed reduction of capital of Noble-UK, Noble-UK will seek to create distributable reserves on its statutory balance sheet through other methods to allow it to declare future dividends, make distributions or repurchase shares following the completion of the Merger. These efforts may include certain customary intra-group reorganizations, which are established and often-used alternatives for the creation of distributable reserves in a U.K. public limited company, but which we believe to be less advantageous than the proposed court approved reduction of capital.

Q:	Can I trade Noble shares between the date of this proxy statement/prospectus and the effective time of the Merger?

A:	Yes. Our shares will continue to trade during this period.

Q:	After the Merger is complete, where can I trade Noble-UK Ordinary Shares?

A:	We expect the Noble-UK Ordinary Shares to be listed and traded on the NYSE under the symbol “NE,” the same symbol under which your shares are currently listed and traded. We currently do not intend to seek an additional listing on the London Stock Exchange.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to approve a Merger Agreement between Noble-Switzerland and Noble-UK. The Merger will result in our establishing a new holding company to serve as the publicly traded parent of the Noble group and thereby changing the place of incorporation of our publicly traded parent from Switzerland to the U.K. As a result of the Merger, Noble-UK will own, directly or indirectly, all of the subsidiaries constituting the Noble group, and you will become a member (as shareholders are known in the U.K.) of Noble-UK.

Q:	What vote of shareholders is required to approve the Merger Agreement proposal?

A:	The affirmative vote of at least two-thirds of the shares of Noble-Switzerland represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares) is required to approve the Merger Agreement proposal.

Q:	What vote does the board of directors recommend?

A:	The Noble-Switzerland board of directors has unanimously approved the Merger Agreement and recommends that shareholders vote “FOR” the Merger Agreement proposal.

Q:	What should I do now to vote?

A:	The meeting will take place on October 11, 2013. After carefully reading and considering the information contained in this proxy statement/prospectus and the documents incorporated by reference, please submit your proxy or voting instructions by completing, signing and returning the enclosed proxy card or voting instruction card, as appropriate, in the enclosed return envelope as soon as possible. If your shares are held in your name, you may also vote at the meeting in person.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you hold your shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting, you must obtain a valid proxy from the organization that holds your shares.

Even if you plan to attend the meeting, we urge you to submit your proxy by completing, signing and returning your proxy card.

Q:	If my shares are held in “street name” by my nominee, will my nominee vote my shares for me?

A:	If your shares are held in the name of a bank, broker, or other nominee as a custodian or in the general account of the broker or other organization, you are a “street name” holder, and your nominee will not be able to vote your shares unless your nominee receives appropriate instructions from you. We recommend that you contact your nominee. Your nominee can give you directions on how to instruct the broker to vote your shares.

Q:	Are Noble-Switzerland shareholders able to exercise appraisal rights?

A:	Yes. If your Noble-Switzerland shares are registered in your name, you can exercise your appraisal rights under Article 105 of the Swiss Merger Act by filing suit against Noble-UK for the examination of equity and membership interests. The suit must be filed within two months after the Merger becomes effective. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting, or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the approval of the Merger Agreement proposal may also be able to file a suit. If a suit is filed, the court will determine the compensation, if any, that it considers adequate. Because shareholders will receive, as consideration in the Merger, Ordinary Shares on a one-for-one basis and all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK in the Merger, we believe that the equity and membership interests of Noble-Switzerland shareholders are adequately safeguarded. If a claim by one or more shareholders of Noble-Switzerland is successful, all of the shareholders of Noble-Switzerland who held shares at the time of the effectiveness of the Merger would receive the same compensation. The filing of an appraisal suit will not prevent the completion of the Merger.

If you are a beneficial owner and your Noble-Switzerland shares are held in “street name” by a broker or custodian, you should consult with your broker or custodian. For more information about appraisal rights, please see “Approval of the Merger Agreement—Appraisal Rights.”

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You may revoke your proxy any time prior to its exercise by:

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giving written notice of the revocation to the Corporate Secretary of Noble-Switzerland, or to the independent representative at the address set forth in this proxy statement/prospectus, in each case before October 11, 2013;

•

notifying the Corporate Secretary of Noble-Switzerland at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to Noble, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representative, and appearing at the meeting and voting in person; or

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Switzerland or the independent representative, as applicable, at or before the meeting.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	How are abstentions treated?

A:	In determining the number of votes cast, shares abstaining from voting will be counted for quorum purposes. However, such shares abstaining from voting will have the same effect as a vote AGAINST the Merger Agreement proposal.

Q:	Why am I receiving paper copies of this proxy statement/prospectus when previously I received only a “Notice of Internet Availability of Proxy Materials” for Noble’s annual general meeting of shareholders?

A:	Under SEC rules, we are required to distribute paper copies of these proxy materials because of the subject matter of the business to be conducted at the meeting.

Q:	What is the quorum requirement for the meeting?

A:	The presence of shareholders at the meeting, in person or by proxy, holding at least a majority of the total number of shares of Noble-Switzerland entitled to vote at a general meeting of shareholders will be required to establish a presence quorum. The presence quorum must be met at the time when the meeting proceeds to business.

Q:	If shareholders vote to approve the Merger what happens next?

A:	If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

Q:	Who is soliciting my proxy?

A:	Proxies are being solicited by our board of directors.

Q:	Who is paying for the cost of this proxy solicitation?

A:	We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of shares of our shares.

In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone, and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We will pay the proxy solicitor a fee of $15,000, plus expenses, to act as our proxy solicitor. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Noble-Switzerland held by those persons, and we will reimburse such persons for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Q:	Whom should I call if I have questions about the meeting or the Merger?

A:	You should contact our proxy solicitor at:

Mackenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. To understand the Merger more fully, and for a more complete legal description of the Merger, you should read carefully the entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and the Articles of Association of Noble-UK attached as Annex B to this proxy statement/prospectus, which will govern Noble-UK, the company whose shares you will own after the Merger. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this proxy statement/prospectus are stated in U.S. dollars.

Parties to the Merger

Noble-Switzerland.  Noble-Switzerland is a leading offshore drilling contractor for the oil and gas industry. Noble-Switzerland performs, through its subsidiaries, contract drilling services with our fleet of 79 mobile offshore drilling units located worldwide. This fleet consists of 14 semisubmersibles, 14 drillships, 49 jackups and two submersibles, including 9 units under construction as follows:

•	three dynamically positioned, ultra-deepwater, harsh environment drillships and

•	six high-specification, heavy-duty, harsh environment jackups.

We also have one floating production, storage and offloading unit. Our long-standing business strategy focuses on the active expansion of our worldwide deepwater capabilities through upgrades, modifications and acquisitions, as well as divestitures of our standard specification drilling units, and the deployment of our drilling assets in important oil and gas producing areas throughout the world. We have also actively expanded our offshore drilling and deepwater capabilities in recent years through the construction and acquisition of rigs.

Noble-Switzerland and its predecessors have been engaged in the contract drilling of oil and gas wells for others in the United States since 1921 and globally during various periods since 1939.

Noble-UK.  Noble-UK is a company newly organized under the laws of England and is currently wholly owned by Noble Financing, which in turn is wholly owned by Noble-Switzerland. Noble-UK has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Merger. As a result of the Merger, Noble-UK will become the parent holding company of the Noble group.

The principal executive offices of Noble-Switzerland are currently located at Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland, and the telephone number at that address is +41-(0)41-761-6555.

The Merger (see page 34)

You are being asked to approve the merger of Noble-Switzerland, our current Swiss holding company, into Noble-UK, a newly formed company incorporated under English law, which will become our new holding company. The Merger would result in Noble-UK serving as the publicly traded parent of the Noble group of companies, effectively changing the place of incorporation of the publicly traded parent of the Noble group from Switzerland to the U.K. The Merger will also result in (i) the issuance to you of Ordinary Shares in Noble-UK as merger consideration in exchange for your shares in Noble-Switzerland and (ii) the assets and liabilities of Noble-Switzerland being transferred to Noble-UK. After the Merger, the shares of Noble-Switzerland will be cancelled and cease to exist, and each holder of shares of Noble-Switzerland will cease to have any rights with respect to such shares in Noble-Switzerland.

The Merger will be effected pursuant to the Merger Agreement. A copy of the Merger Agreement is attached to and is part of this proxy statement/prospectus as Annex A.

After the Merger, you will continue to own an interest in a parent company that will continue to conduct, through its subsidiaries, the same businesses as conducted by Noble-Switzerland before the Merger. The number of Ordinary Shares you will own in Noble-UK immediately after the Merger will be the same as the number of shares you owned in Noble-Switzerland immediately prior to the Merger, and your relative economic interest in the Noble group will remain unchanged.

Many of the principal attributes of Noble-Switzerland’s shares and Noble-UK’s Ordinary Shares will be similar. However, if the Merger is consummated your future rights under English corporate law as a holder of Ordinary Shares of Noble-UK will differ from your current rights under Swiss corporate law as a holder of shares of Noble-Switzerland. In addition, Noble-UK’s proposed articles of association differ in some respects from Noble-Switzerland’s articles of association and by-laws. Notwithstanding the differences in the governing documents between Noble-Switzerland and Noble-UK, we believe that English law and the Noble-UK articles of association as a whole adequately safeguard the rights of Noble-Switzerland shareholders. See “Comparison of Rights of Shareholders.” A copy of Noble-UK’s proposed articles of association is attached as Annex B to this proxy statement/prospectus.

Upon completion of the Merger, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP. Upon the completion of the Merger, we must also comply with any additional reporting and governance requirements of English law.

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

Reasons for the Merger (see page 32)

In reaching its decision to approve the Merger Agreement and recommend it to you, the Noble-Switzerland board of directors identified potential benefits of having our publicly traded parent incorporated in the U.K. We anticipate that having our publicly traded parent incorporated in the U.K. and establishing our headquarters in London will provide the following benefits:

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Incorporation of our publicly traded holding company in the U.K. would enable us to benefit by being subject to a legal and regulatory structure in a jurisdiction with a well-developed legal system, corporate law and tax regulation with established standards of corporate governance.

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The U.K. is a common law jurisdiction, which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland. We believe that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters.

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The U.K. has a developed, stable and internationally competitive tax regime, which includes an exemption system for distributions and certain share disposals. The U.K. also has one of the most extensive double tax treaty networks in the world, including access to European Union treaties. We believe that the U.K.’s tax regime will allow us to conduct our operations and repatriate profits in a tax efficient manner.

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The legal requirements we will be subject to as a company incorporated in the U.K. and listed on the NYSE strike the right balance between robust external governance oversight and regulation of our executive pay practices, and the ability of our board of directors to fix and adjust executive compensation to incentivize our executive management and to offer competitive salaries and benefits. We believe that this balance will be negatively impacted in Switzerland once recent as well as imminent initiatives to change Swiss law become effective.

•	Our ability to attract and retain executive talent will be enhanced as a U.K. company with our headquarters in London.

•	London is a hub for international travel and as such would facilitate our global operations management, logistics and communications.

•

London is a world-wide center for the energy industry, insurance industry, finance and commerce, and that incorporation of our holding company in the U.K. would provide our management with easier access to financing sources, shareholders, customers, insurers and suppliers in Europe, the U.S. or elsewhere around the world.

•	Incorporation of our holding company in the U.K. would allow our directors and shareholders to take advantage of improved travel and logistics to attend meetings of our board and shareholders.

See “Approval of the Merger Agreement—Background and Reasons for the Merger” for further information.

Conditions to Completion of the Merger (see page 35)

The Merger will not be completed unless the following conditions, among others, are satisfied:

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto shall be in effect;

•	the Merger Agreement is approved by the requisite vote of shareholders;

•	there shall be no exit withholding tax payable under Swiss law as a result of the Merger;

•	Noble-UK has re-registered as a public limited company;

•	the Ordinary Shares to be issued pursuant to the Merger are authorized for listing on the NYSE, subject to official notice of issuance;

•	the Ordinary Shares have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

•	Noble-Switzerland has completed its required creditor calls and received a confirmatory report from the statutory auditor regarding such calls;

•

Noble receives an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—U.S. Federal Income Tax Considerations;”

•

Noble receives an opinion from Pestalozzi Attorneys at Law, Ltd., in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—Swiss Tax Considerations;”

•

Noble receives an opinion from Travers Smith LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—U.K. Tax Considerations;”

•	any statutory, court or official prohibition to complete the Merger shall have expired or been terminated;

•	all consents of any third party required of Noble-Switzerland to consummate the Merger, shall have been obtained; and

•	all relevant Swiss tax authorities, the Commercial Register and the Swiss Federal Commercial Register have consented to the deletion of Noble-Switzerland from the Commercial Register.

The Merger Agreement provides that we may decide to abandon the Merger at any time prior to the meeting. After the Merger Agreement is approved by shareholders, we must file the application to effect the Merger unless the Merger would result in an exit withholding tax being payable under Swiss law or one of the other conditions to closing fails to be satisfied and such failure would have a material adverse effect on us. See “Risk Factors—We may choose to abandon the Merger.”

In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Effective Time (see page 35)

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

Capital Reduction (see page 36)

Under English law, Noble-UK will only be able to declare and pay future dividends (other than the 2013-2014 dividend installments approved by our shareholders), make distributions or repurchase shares out of “distributable reserves” on its statutory balance sheet. Immediately after the Merger, as a newly formed public limited company, Noble-UK will not have any distributable reserves because the reserves previously held by Noble-Switzerland will not transfer to the statutory balance sheet of Noble-UK. In order to have sufficient distributable reserves to declare and pay future dividends following the Merger, Noble-UK will create distributable reserves by undertaking a capital reduction, which is a customary court-approved procedure to capitalize a merger reserve arising out of the Merger. We will seek to obtain the approval of the English Companies Court to the capital reduction as soon as practicable following the Merger. We expect to receive such approval approximately four weeks after the completion of the Merger.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

Interests of Directors and Executive Officers in the Merger (see page 36)

You should be aware that some of our executive officers have interests in the Merger that may be different from, or in addition to, the interests of our other shareholders. However, no change of control payments or additional compensation, other than related to relocation costs and expenses for members of management relocating to London, will be payable to our executive officers in connection with the Merger.

Regulatory Approvals (see page 38)

We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S.  federal and state securities laws, various provisions of Swiss law and U.K. corporate law.

Material Tax Considerations (see page 44)

We expect that the Merger will not be taxable to Noble-Switzerland or its shareholders as further described below.

Swiss Taxes.  We have received a private letter ruling from the Swiss Federal Tax Administration setting out the circumstances under which an exit withholding tax may be payable under Swiss law as a result of the Merger. So long as the aggregate market capitalization of Noble-Switzerland calculated in accordance with the ruling does not exceed the total qualifying equity of Noble-Switzerland calculated in accordance with the ruling, no such tax would be imposed. It is a condition to the Merger Agreement that no such tax will be payable under Swiss law as a result of the Merger. For more information on the calculation of exit withholding tax, see “Material Tax Considerations — Swiss Tax Considerations.”

If the exit withholding tax were calculated as of the date of this proxy statement/prospectus, no such tax would be due, and we expect this also to be the case when we definitively calculate the exit withholding tax prior to the meeting. In any event, as noted above, if circumstances change so that the calculation would result in an exit withholding tax being due if the Merger were to become effective, no such tax would actually become due because we will not complete the Merger.

U.S. Taxes.  Under U.S. tax law, holders of shares of Noble-Switzerland generally will not recognize gain or loss on the exchange of such shares for shares of Noble-UK in the Merger. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax, U.K. tax, and Swiss tax consequences of the Merger to Noble-Switzerland and its shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation.

Stamp Duty and SDRT.  Stamp duty and/or SDRT are imposed in the U.K. on certain transfers of securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5 percent of the consideration paid for the transfer. Certain transfers of shares to depositaries or into clearance systems are charged a higher rate of 1.5 percent. Transfers of interests in shares within a depositary or clearance system, and from a depositary to a clearance system, are generally exempt from stamp duty and SDRT.

Transfers of the Ordinary Shares held in book entry form through the facilities of DTC will not attract a charge to stamp duty or SDRT in the U.K. Any transfer of Ordinary Shares that occurs entirely outside the DTC system, including repurchases by Noble-UK, will ordinarily attract stamp duty at a rate of 0.5 percent. This duty must be paid (and the transfer document stamped by H.M. Revenue & Customs (“HMRC”)) before the transfer can be registered in the books of Noble-UK. A transfer of title in the shares from within the DTC system out of the DTC system will not attract stamp duty or SDRT if undertaken for no consideration. But if those shares are redeposited into DTC, the redeposit will attract stamp duty or SDRT at a rate of 1.5 percent.

Shareholders should therefore note that the withdrawal of Ordinary Shares from the DTC system, or any transfers outside the DTC system, are likely to cause additional costs and delays in disposing of their Ordinary Shares than would be the case if they continue to hold shares in book entry form through the DTC system.

Noble-UK also expects to put in place arrangements to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depositary specified by Noble-UK so that SDRT may be collected in connection with the initial delivery to the depositary. Any such shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in the books of Noble-UK, the transferor will also be required to put in the depositary funds to settle the resultant SDRT liability, which will be charged at a rate of 1.5 percent of the value of the shares.

Other Tax Consideration.  For shareholders of Noble-Switzerland who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S., the tax treatment of the Merger will depend on the applicable tax laws in such country.

Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and certain Swiss and U.K. tax consequences of the Merger to Noble-Switzerland and its shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Merger to you.

Rights of Shareholders (see page 38)

Many of the principal attributes of Noble-Switzerland’s shares and Noble-UK’s Ordinary Shares will be similar. However, if the Merger is consummated your future rights under English corporate law as a holder of Ordinary Shares of Noble-UK will differ from your current rights under Swiss corporate law as a holder of shares of Noble-Switzerland. In addition, Noble-UK’s proposed articles of association differ in some respects from Noble-Switzerland’s articles of association and by-laws. Notwithstanding the differences in the governing documents between Noble-Switzerland and Noble-UK, we believe that English law and the Noble-UK articles of association as a whole adequately safeguard the rights of Noble-Switzerland shareholders. See “Comparison of Rights of Shareholders.” A copy of Noble-UK’s proposed articles of association is attached as Annex B to this proxy statement/prospectus.

Exchange of Shares (see page 40)

Your ownership of Ordinary Shares will be recorded in book entry form by your bank or broker or other nominee if you are currently a beneficial holder of shares of Noble-Switzerland in “street name,” with no need for any additional action on your part. If you hold share certificates or are a registered holder, following the effective time of the Merger, Ordinary Shares will be delivered to the exchange agent for delivery to you or registration in uncertificated form upon return of the letter of transmittal and surrender of the certificates representing shares of Noble-Switzerland, if applicable. See “Approval of the Merger Agreement—Exchange of Shares; Delivery of Shares to Former Record Holders” for further information, including procedures for surrendering share certificates.

Stock Exchange Listing (see page 41)

We expect that immediately following the Merger, the Ordinary Shares of Noble-UK will be listed on the NYSE under the symbol “NE,” the same symbol under which Noble-Switzerland shares are currently listed. We currently do not intend to seek an additional listing on the London Stock Exchange.

Appraisal Rights (see page 39)

Noble-Switzerland shareholders whose shares are registered in their names can exercise appraisal rights under Article 105 of the Swiss Merger Act by filing a suit against Noble-UK for the examination of the equity and membership interests in connection with the Merger. The suit must be filed within two months after the Merger becomes effective. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting, or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the approval of the Merger Agreement proposal may also be able to file a suit. If a suit is filed, the court will determine the compensation, if any, that it considers adequate. Because shareholders will receive, as consideration in the Merger, Ordinary Shares on a one-for-one basis and all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK in the Merger, we believe that the equity and membership interests of Noble-Switzerland shareholders are adequately safeguarded.

If a claim by one or more shareholders of Noble-Switzerland is successful, all of the shareholders of Noble-Switzerland who held shares at the time of the effectiveness of the Merger would receive the same compensation. The filing of an appraisal suit does not prevent completion of the Merger. Beneficial owners whose Noble-Switzerland shares are held in “street name” should consult with their broker or custodian.

Accounting Treatment of the Merger under U.S. GAAP (see page 42)

The Merger will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Noble-Switzerland will be reflected at their carrying amounts in the accounts of Noble-UK at the effective time of the Merger.

Market Price and Dividend Information (see page 37)

On June 28, 2013, the last trading day before the public announcement of the Merger, the closing price of the Noble-Switzerland shares on the New York Stock Exchange was $37.58 per share. On August 30, 2013, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Noble-Switzerland shares was $37.20 per share.

On April 26, 2013, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $1.00 per share for the 2013-2014 dividend cycle, to be paid in four equal installments. We paid the first dividend installment on August 15, 2013. Notwithstanding the Merger, as long as you are a holder of Noble shares on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which Noble entity pays it.

The second dividend installment is scheduled for November. We currently anticipate that the Merger will become effective in November and the second dividend installment will be paid during November. If the Merger is approved by shareholders, but we are unable to cause the Merger to become effective on the expected timing, our board of directors may delay the payment of the second dividend installment until the Merger is effected and the dividend can be paid by Noble-UK. However, we do not expect that the dividend will be delayed or that, if delayed, such delay would extend beyond December. Regardless of when the Merger is completed, Noble-UK will be obligated under the Merger Agreement to pay all of the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

Following the completion of the Merger, our ability to declare and pay future dividends (other than the 2013-2014 dividend installments approved by our shareholders) will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our board of directors and restrictions imposed by English law.

Under English law, dividends may only be paid out of Noble-UK’s “distributable reserves” on the balance sheet which are defined as its “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” Noble-UK will also be prohibited from paying dividends out of share capital, which includes share premium (being the excess of the consideration for the issue of shares over the aggregate nominal amount (i.e. par value) of such shares). Following completion of the Merger, Noble-UK will capitalize the merger reserve by issuing a non-voting share to Noble Financing. The non-voting share will be issued with a share premium. Noble-UK will then undertake a customary court-approved procedure to cancel such share and the related premium thereby creating distributable reserves which may be utilized by Noble-UK to declare and pay future dividends to shareholders following the capital reduction.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

Meeting of Shareholders (see page 81)

Time, Place, Date and Purpose.  The meeting of shareholders of Noble-Switzerland will be held on October 11, 2013 at 6:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland. At the meeting, Noble-Switzerland’s board of directors will ask shareholders to vote to approve:

•	the Merger Agreement, pursuant to which the merger of Noble-Switzerland into Noble-UK will be effected, pursuant to which:

¡	Noble-UK, which will be known as Noble Corporation plc after the Merger, will be the surviving company and Noble-Switzerland will be dissolved without liquidation;

¡	all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

¡	you will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the effectiveness of the Merger; and

¡	Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland.

Record Date.  Shareholders who are registered with voting rights in our share register as of the close of business, U.S. Eastern time, on September 23, 2013, or who have notified our Corporate Secretary in writing of their acquisition of shares by the later date (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the meeting and vote their shares, or may grant a proxy to vote on the Merger Agreement proposal described in this proxy statement/prospectus and any other matter properly presented at the meeting for consideration to either the Company or our independent representative.

Quorum.  The presence quorum must be met at the time when the meeting proceeds to business. The presence quorum will be met if at least a majority of the total number of shares of Noble-Switzerland entitled to vote at a general meeting of shareholders is represented at the meeting to approve the Merger. In determining the number of votes cast, shares abstaining from voting will be counted for quorum purposes.

Recommendation of the Board of Directors (see page 37)

Your board of directors has unanimously approved the Merger Agreement and recommends that shareholders vote “FOR” the Merger Agreement proposal.

Required Vote (see page 37)

The affirmative vote of at least two-thirds of the Noble-Switzerland’s shares represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares), is required to approve the Merger Agreement. See “Approval of the Merger Agreement—Recommendation and Required Affirmative Vote.”

As of August 30, 2013, the last practicable date prior to the mailing of this proxy statement/prospectus, there were 253,371,500 shares of Noble-Switzerland registered and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 1.4 million of such shares. This represents approximately 0.6% of the registered shares of Noble-Switzerland.

Proxies and Voting Instruction Cards (see page 82)

Proxies.  A proxy card is being sent with this proxy statement/prospectus to each holder of shares registered in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on August 28, 2013. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on September 23, 2013 (which is effectively the record date for the meeting) or who notifies Noble-Switzerland’s Corporate Secretary in writing of their acquisition of shares by such time. If you are registered as a shareholder in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on September 23, 2013 or you have notified Noble-Switzerland’s Corporate Secretary in writing of your acquisition of shares by such time (and your notice has been properly accepted by Noble-Switzerland), you may grant a proxy to vote on each of the proposals described in this proxy statement/prospectus. You may grant a proxy by marking the proxy card appropriately, executing it in the space provided and returning it to Noble-Switzerland or to the independent representative. If you hold your Noble-Switzerland shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a proxy card must be received by Noble-Switzerland or the independent representative prior to the beginning of voting at the meeting of shareholders.

Voting Instruction Cards.  If you are a participant in the Noble Drilling Corporation 401(k) Savings Plan, as amended (the “Savings Plan”), as of the close of business, U.S. Eastern time, on August 28, 2013 or September 23, 2013, you should receive a voting instruction card for shares held in the Savings Plan. You may instruct the trustee of the Savings Plan how to vote by completing, signing, dating and mailing the voting instruction card in the postage-paid envelope. To be effective, a voting instruction card must be received by Noble-Switzerland prior to the beginning of voting at the meeting of shareholders.

Revocation.  You may revoke your proxy card at any time prior to its exercise by:

•

giving written notice of the revocation to the Corporate Secretary of Noble-Switzerland, or to the independent representative at the address set forth in this proxy statement/prospectus, in each case before October 11, 2013;

•

notifying the Corporate Secretary of Noble-Switzerland at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to Noble, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representatives, and appearing at the meeting and voting in person; or

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Switzerland or the independent representative, as applicable, at or before the meeting.

However, your attendance alone at the meeting will not automatically revoke your proxy.

Absence of Instructions.  Shares represented by a proxy that has not been revoked will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR the Merger Agreement.

The trustee under the Savings Plan will vote the shares credited to the Savings Plan participants’ accounts in accordance with such participants’ instructions. If no such voting instructions are received from a participant, then, unless otherwise instructed by the Savings Plan Committee, the trustee under the Savings Plan will vote the shares credited to such participant’s account in the same proportions as the shares for which voting instructions have been received from Savings Plan participants.

RECENT DEVELOPMENTS

As disclosed in our recent Quarterly Report on Form 10-Q for the six months ended June 30, 2013, as part of our ongoing strategic planning process, we have continued to analyze a potential divestment of certain of our standard specification units and related assets. While this divestment could take a number of forms, we are currently focusing on a potential spin-off transaction. As currently envisioned, the spin-off would result in most of our standard specification drilling rigs and related assets being spun off as a separate entity. However, the composition of the fleet that would be included in the potential spin-off would also be subject to certain exceptions.

In determining whether a unit will be included in the “standard specification” fleet to be part of the spin-off transaction, we will consider a number of different factors including:

•	Age and capability of the unit. For both jackup and floating units, we will consider a combination of age and/or technical capability and operational flexibility.

•	Customer relationships. We will consider our customer relationships globally and locally and may make certain fleet decisions based on such relationships.

•	Location. We will also consider the current and expected geographical operating location of the unit, including the classification of other units in the same area.

•	Current status. Finally, we will evaluate a unit’s current operating status (i.e., active or cold-stacked) as well as the prospects for reactivation of any cold-stacked assets.

We have taken certain preliminary steps to pursue this potential spin-off. These steps include analyzing the internal restructuring steps necessary for a potential spin-off and related tax considerations, seeking certain preparatory tax rulings and commencing preparation of financial statements for a potential separate group to be spun off. We have not completed the preliminary work necessary to effect, nor has our board of directors approved, any such transaction.

Any such spin-off would require, in addition to the approval of our board of directors, receipt of tax rulings from the IRS as well as other approvals, and would be subject to other conditions. Whether or not the publicly traded parent of the Noble group completes the Merger and becomes an English corporation or remains a Swiss corporation, we must obtain a prior vote of our shareholders before effecting any spin-off transaction that includes a distribution of the shares of the new entity to be spun off. We expect that a spin-off, should we decide to pursue the transaction, would be completed during 2014, although this timing could change as we continue our analysis. We can give no assurances that we will ultimately undertake or consummate a spin-off or any other sale or separation transaction involving our standard specification assets or that we would realize the expected benefits of such a transaction.

SELECTED HISTORICAL FINANCIAL DATA

The following tables set forth selected historical financial data for Noble-Switzerland. The selected financial data as of and for the years ended December 31, 2012 and 2011 have been derived from Noble-Switzerland’s audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this proxy statement/prospectus. The selected historical financial data as of and for the years ended December 31, 2010, 2009 and 2008 have also been derived from portions of Noble-Switzerland’s Annual Report on Form 10-K for the year ended December 31, 2012. The selected historical financial data as of and for the six months ended June 30, 2013 and 2012 have been derived from Noble-Switzerland’s unaudited consolidated financial statements, and related notes contained in Noble-Switzerland’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which is incorporated by reference into this proxy statement/prospectus, except that the balance sheet data as of June 30, 2012 has been derived from Noble-Switzerland’s unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, which has not been incorporated by reference in this proxy statement/prospectus. The results for the six months ended June 30, 2013 and 2012 are not necessarily indicative of the results that may be expected for the entire fiscal year. Noble-Switzerland’s unaudited interim financial statements reflect all adjustments that management of Noble-Switzerland considers necessary for fair presentation of the financial position and results of operations for such periods in accordance with U.S. GAAP. Historical results are not necessarily indicative of the results that may be expected for any future period.

This selected financial data should be read in conjunction with Noble-Switzerland’s audited consolidated financial statements, the notes related thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Noble-Switzerland’s Annual Report on Form 10-K for the year ended December 31, 2012 and Noble-Switzerland’s unaudited consolidated financial statements, the notes related thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Noble-Switzerland’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013. See “Where You Can Find More Information.”

	Six Month Period Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(In thousands, except per share amounts)
Statement of Income Data
Operating revenues	$1,988,360	$1,696,613	$3,547,012	$2,695,832	$2,807,176	$3,640,784	$3,446,501
Net income attributable to Noble Corporation	326,680	279,993	522,344	370,898	773,429	1,678,642	1,560,995
Net income per share
Basic	1.28	1.10	2.05	1.46	3.03	6.44	5.85
Diluted	1.27	1.10	2.05	1.46	3.02	6.42	5.81
Balance Sheet Data (at end of period)
Cash and marketable securities	$166,207	$275,293	$282,092	$239,196	$337,871	$735,493	$513,311
Property and equipment, net	13,844,336	12,422,636	13,025,972	12,130,345	10,213,158	6,815,637	5,647,017
Total assets	15,466,086	14,036,016	14,607,774	13,495,159	11,302,387	8,396,896	7,106,799
Long-term debt	5,276,304	4,444,294	4,634,375	4,071,964	2,686,484	750,946	750,789
Total debt (1)	5,276,304	4,444,294	4,634,375	4,071,964	2,766,697	750,946	923,487
Total equity	8,560,300	8,240,167	8,488,290	8,097,852	7,287,634	6,788,432	5,290,715
Other Data
Net cash from operating activities	$646,065	$535,946	$1,381,693	$740,240	$1,636,902	$2,131,267	$1,888,192
Net cash from investing activities	(1,283,358)	(824,274)	(1,790,888)	(2,521,546)	(2,896,469)	(1,489,610)	(1,129,293)
Net cash from financing activities	521,408	324,425	452,091	1,682,631	861,945	(419,475)	(406,646)
Capital expenditures	1,244,311	665,140	1,669,811	2,621,235	1,406,010	1,426,049	1,231,321
Working capital	257,636	480,617	393,876	232,432	110,347	1,049,243	561,348
Cash dividends/par value reduction declared per share (2) (3)	$0.26	$0.28	$0.54	$0.60	$0.88	$0.18	$0.91

(1)             Consists of Long-Term Debt and Current Maturities of Long-Term Debt.

(2)             From the third quarter of 2009 through the second quarter of 2012, we paid a return on capital in the form of par value reductions, in lieu of dividends, based upon an amount in Swiss Francs. In the third and fourth quarters of 2012 and the first and second quarters of 2013, we paid a dividend from the capital contribution reserve. Amounts listed are in U.S. Dollars at the exchange rate that the dividend was paid.

(3)             The par value reductions or cash dividends declared in 2010 and 2008 includes special dividends of approximately $0.56 and $0.75 per share, respectively.

SUMMARY PRO FORMA FINANCIAL INFORMATION TO REFLECT THE MERGER

Pro forma financial statements for Noble-UK to reflect the Merger are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Merger to the historical unaudited interim consolidated financial statements of Noble-Switzerland for the six-month period ended June 30, 2013 or to the historical audited consolidated financial statements of Noble-Switzerland for the year ended December 31, 2012.

RISK FACTORS

Before you decide how to vote on the Merger Agreement proposal, you should carefully consider the following risk factors, in addition to the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including the information set forth in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2012, and in Part II, Item 1A, “Risk Factors,” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and any subsequent filings with the SEC.

The anticipated benefits of the Merger may not be realized.

We may not realize the benefits we anticipate from the Merger. Our failure to realize those benefits could have an adverse effect on our business, results of operations or financial condition.

Your rights as a shareholder will change as a result of the Merger.

The consummation of the Merger will change the governing law that applies to our shareholders from Swiss law (which applies to the shares of Noble-Switzerland) to English law (which applies to Noble-UK’s Ordinary Shares). Many of the principal attributes of Noble-Switzerland’s shares and Noble-UK’s Ordinary Shares will be similar. However, if the Merger is consummated, your future rights as a shareholder under English corporate law will differ from your current rights as a shareholder under Swiss corporate law. In addition, Noble-UK’s proposed articles of association will differ from Noble-Switzerland’s articles of association and by-laws. See “Comparison of Rights of Shareholders.”

We will be subject to various U.K. taxes as a result of the Merger.

Noble-UK will be within the scope of U.K. corporate tax as a result of the Merger. Noble-UK should only be subject to U.K. corporate tax on profits arising from its U.K. activities and not those of the wider Noble group. In particular, Noble-UK has been advised that the U.K.’s new “controlled foreign companies” regime should not include taxable profits of the group of companies controlled by Noble-UK and HMRC confirmed its agreement with this view, subject to certain operating procedures being adopted after the Merger. However, if current U.K. tax laws were to change in the future or we failed to follow appropriate operating procedures in respect of the “controlled foreign companies” regime, we could be subject to increased taxation as a result of being an English company.

We will remain subject to changes in law and other factors after the Merger that may not allow us to maintain a worldwide effective corporate tax rate that is competitive in our industry.

While we believe that the Merger should not affect our ability to maintain a worldwide effective corporate tax rate that is competitive in our industry, we cannot give any assurance as to what our effective tax rate will be after the Merger because of, among other things, uncertainty regarding future dayrates, where our rigs might be operating and the tax policies of the jurisdictions where we operate. Also, the tax laws of the U.S., the U.K. and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective corporate tax rate. In particular, legislative action could be taken by the U.S., the EU or the U.K. which could override tax treaties upon which we expect to rely and adversely affect our effective tax rate. As a result, our actual effective tax rate may be materially different from our expectation.

We may choose to abandon the Merger.

We may decide to abandon the Merger at any time prior to the meeting. After the Merger Agreement is approved by shareholders, we will not effect the Merger if the Merger would result in an exit withholding tax being payable under Swiss law or one of the other conditions to closing fails to be satisfied and such failure would have a material adverse effect on us.

English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the Merger.

Under English law, Noble-UK will only be able to declare dividends (other than the 2013-2014 dividend installments approved by our shareholders), make distributions or repurchase shares out of distributable reserves on our statutory balance sheet. Distributable reserves are a company’s accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Immediately after the Merger, as a newly formed public limited company, Noble-UK will not have any distributable reserves because, under English law, the reserves previously held by Noble-Switzerland will not transfer to the statutory balance sheet of Noble-UK as a distributable reserve. The Merger will however result in a “merger reserve” on the statutory balance sheet of Noble-UK in an amount approximately equal to the amount by which the net book value of the assets and liabilities transferred to Noble-UK from Noble-Switzerland pursuant to the Merger exceeds the nominal value of the Ordinary Shares issued pursuant to the Merger. We intend to create distributable reserves at Noble-UK by capitalizing the merger reserve and then undertaking a capital reduction which will require the approval of the English Companies Court. We expect to receive the approval of the English Companies Court approximately four weeks after the completion of the Merger. If that approval is not received however, Noble-UK will not have sufficient distributable reserves to declare and pay quarterly dividends for the foreseeable future (other than the 2013-2014 dividend installment) and Noble-UK would be required to undertake other efforts to allow it to declare dividends or repurchase shares following the Merger. These efforts may include certain intra-group reorganizations which are established alternatives for the creation of distributable reserves in a U.K. public limited company, but which we believe to be less advantageous than a court-approved reduction in capital.

Transfers of the Ordinary Shares of Noble-UK may be subject to stamp duty or SDRT in the U.K., which would increase the cost of dealing in the Ordinary Shares of Noble-UK as compared to the Noble-Switzerland shares.

Stamp duty and/or SDRT are imposed in the U.K. on certain transfers of chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5 percent of the consideration paid for the transfer. Certain issues or transfers of shares to depositories or into clearance systems are charged at a higher rate of 1.5 percent.

You are strongly encouraged to hold your Ordinary Shares in book entry form through the facilities of DTC. Transfers of shares held in book entry form through DTC will not attract a charge to stamp duty or SDRT in the U.K. A transfer of title in the shares from within the DTC system out of DTC and any subsequent transfers that occur entirely outside the DTC system, including repurchase by Noble-UK, will attract a charge to stamp duty at a rate of 0.5 percent of any consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document, if any, stamped by HMRC) before the transfer can be registered in the books of Noble-UK. But if those shares are redeposited into DTC, the redeposit will attract stamp duty or SDRT at the rate of 1.5 percent to be paid by the transferor.

Following the Merger, Noble-UK expects to put in place arrangements to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depositary specified by Noble-UK so that SDRT may be collected in connection with the initial delivery to the depositary. Any such shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in the books of Noble-UK, the transferor will also be required to put in the depositary funds to settle the resultant liability to SDRT, which will be charged at a rate of 1.5 percent of the value of the shares.

If Noble-UK’s Ordinary Shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in our securities may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Upon the consummation of the Merger, the Ordinary Shares of Noble-UK will be eligible for deposit and clearing within the DTC system. We expect to enter into arrangements with DTC whereby we will agree to indemnify DTC for any stamp duty and/or SDRT that may be assessed upon it as a result of its service as a depository and clearing agency for our Ordinary Shares. We expect these actions, among others, will result in DTC agreeing to accept the Ordinary Shares for deposit and clearing within its facilities upon consummation of the Merger.

DTC is not obligated to accept the Ordinary Shares for deposit and clearing within its facilities at the closing and, even if DTC does initially accept the Ordinary Shares, it will generally have discretion to cease to act as a depository and clearing agency for the Ordinary Shares. If DTC determined prior to the consummation of the Merger that the Ordinary Shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the consummation of the Merger that the Ordinary Shares were not eligible for continued deposit and clearance within its facilities, then we believe the Ordinary Shares would not be eligible for continued listing on a U.S. securities exchange or inclusion in the Standard & Poor’s 500 Index and trading in the Ordinary Shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ordinary Shares.

We expect to incur transaction costs in connection with the completion of the Merger, some of which will be incurred whether or not the Merger is completed.

We incurred in 2012 and expect to incur in 2013 a total of approximately $8.0 million in transaction costs in connection with the Merger. The substantial majority of these costs will be incurred regardless of whether the Merger is completed and prior to your vote on the proposal.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this proxy statement/prospectus or in the documents incorporated by reference regarding any expected benefits, effects or results of the Merger, the timing of the Merger, the tax and accounting treatment of the Merger and expenses related to the Merger, our operations, costs and effective tax rates going forward, and our financial position, business strategy, plans and objectives of management for future operations and industry conditions, are forward-looking statements. When used in this proxy statement/prospectus or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct.

The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement/prospectus or incorporated by reference:

•	an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger;

•	costs related to the Merger, which could be greater than expected;

•

changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

•	worldwide demand for oil and gas which is impacted by changes in oil and gas prices;

•	demand for drilling services may decrease due to events beyond our control;

•	reduction in demand may cause a decrease in new or renewed contracts;

•	operations on a global scale involve additional risks;

•	governmental laws, including environmental laws, may add to our costs or limit drilling activity;

•	instability in the financial and credit sectors;

•	we are substantially dependent on several of our customers;

•	our new-build program and other shipyard conversions or upgrades of rigs are subject to risks, including costs overruns and delays related to the commencement of operation of new-builds;

•	potential violations of applicable anti-corruption laws and our failure to comply with the terms of our settlement agreements;

•	operational risks (such as downtime, blowouts, cratering and collisions or grounding of offshore equipment);

•	intense competition in the contract drilling industry;

•	we may be required to incur additional indebtedness, or delay or cancel discretionary capital expenditures;

•	insurance in the future may be difficult to obtain and our insurance coverage and contractual indemnity rights may not protect us against all of the risks and hazards;

•	failure to attract and retain highly skilled personnel, including personnel required in connection with commencement of the operation of new-build units, or an increase in personnel costs;

•	fluctuations in exchange rates and nonconvertibility of currencies;

•	on-going or future litigation could have an adverse effect on us;

•	factors discussed under “Risk Factors” and the “Background and Reasons for the Merger” subsection under “Approval of the Merger Agreement” and elsewhere in this proxy statement/prospectus; and

•	factors discussed in the documents that we incorporate by reference into this proxy statement/prospectus.

Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks before deciding how to vote.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

APPROVAL OF THE MERGER AGREEMENT

The following includes a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

Our board of directors has unanimously approved the Merger Agreement and recommends that you approve the Merger Agreement to effect the Merger of Noble-Switzerland into Noble-UK. The Merger will result in Noble-UK becoming the publicly traded parent of the Noble group and thereby effectively change the place of incorporation of our publicly traded parent company from Switzerland to the U.K.

The Merger Agreement you are being asked to adopt at the meeting provides for a Merger that would result in Noble-Switzerland merging with and into Noble-UK, with Noble-UK surviving the Merger and Noble-Switzerland being dissolved without liquidation. The Merger will also result in your shares of Noble-Switzerland being exchanged into Ordinary Shares of Noble-UK, a public limited company incorporated under English law and all of the assets and liabilities of Noble-Switzerland being transferred to Noble-UK.

After the Merger, you will continue to own an interest in a parent company that will continue to conduct, through its wholly-owned subsidiaries, the same businesses as conducted by Noble-Switzerland before the Merger. In addition, the Merger will not dilute your economic interest in the Noble Group. The number of shares you will own immediately after the Merger will be the same as the number of shares you owned in Noble-Switzerland immediately prior to the Merger. Further, the number of outstanding Ordinary Shares of Noble-UK will be the same as the number of outstanding shares of Noble-Switzerland immediately before consummation of the Merger, except that:

•

In connection with its formation and as required by English law, Noble-UK has issued two initial subscriber shares to Noble Financing and, prior to the Merger, will be required to issue 50,000 ordinary shares (which, prior to the Merger, will be reclassified as Deferred Sterling Shares) to Noble Financing to meet the requirements of a public company under English law. The subscriber shares will not have any voting rights following the Merger and will be cancelled pursuant to the planned capital reduction. The Deferred Sterling Shares will remain outstanding, but will not have any voting rights and will not be entitled to any dividends or distributions. Accordingly, neither the subscriber shares nor the Deferred Sterling Shares will cause any dilution of your economic interests in the Noble group.

•

As of August 30, 2013, the last practicable date prior to the mailing of this proxy statement/prospectus, Noble-Switzerland directly holds 775,796 treasury shares and indirectly holds 12,002,704 treasury shares through a subsidiary. The treasury shares held directly by Noble-Switzerland will be cancelled in the Merger. The treasury shares held indirectly through a subsidiary will be exchanged for Ordinary Shares in the Merger and, once exchanged, will be subsequently cancelled as part of the planned capital reduction. The cancellation of these treasury shares would have the effect of decreasing the total number of Ordinary Shares outstanding after the Merger as compared to the number of shares of Noble-Switzerland outstanding before the Merger.

As of August 30, 2013, the last practicable date before the date of this proxy statement/prospectus, there were 266,150,000 registered shares of Noble-Switzerland, including direct and indirect treasury shares. For a description of the Ordinary Shares of Noble-UK, see “Description of Noble-UK Ordinary Shares.”

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

The Parties to the Merger

Noble-Switzerland is a leading offshore drilling contractor for the oil and gas industry. Noble-Switzerland performs, through its subsidiaries, contract drilling services with our fleet of 79 mobile offshore drilling units located worldwide. This fleet consists of 14 semisubmersibles, 14 drillships, 49 jackups and two submersibles, including 9 units under construction as follows:

•	three dynamically positioned, ultra-deepwater, harsh environment drillships and

•	six high-specification, heavy-duty, harsh environment jackups.

We also have one floating production, storage and offloading unit. Our long-standing business strategy focuses on the active expansion of our worldwide deepwater capabilities through upgrades, modifications and acquisitions, as well as divestitures of our standard specification drilling units, and the deployment of our drilling assets in important oil and gas producing areas throughout the world. We have also actively expanded our offshore drilling and deepwater capabilities in recent years through the construction and acquisition of rigs.

Noble-Switzerland and its predecessors have been engaged in the contract drilling of oil and gas wells for others in the United States since 1921 and globally during various periods since 1939.

Noble-UK is a company newly organized under the laws of England and is currently wholly owned by Noble Financing. Noble-UK has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Merger. Prior to the Merger becoming effective, Noble-UK will re-register as a public limited company. As a result of the Merger, Noble-UK will become the parent holding company of the Noble group.

The principal executive offices of Noble-Switzerland, are currently located at Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland, and the telephone number at that address is +41(41)761-6555.

The principal executive offices of Noble-UK are currently located at 18b Charles Street, London W1J 5DU, England. The telephone number at that address is +44 20 3008 7597.

Background and Reasons for the Merger

Our business is primarily conducted outside of the U.S. Our revenues from non-U.S. operations were approximately 70% of our total revenues in 2012, 81% in 2011 and 80% in 2010, and we maintain offices and other facilities throughout the world. Most of our larger shareholders and many of the analysts that cover our shares are based in New York, Oslo and London. Our insurance carriers are located in London, Bermuda and the Middle East. Our bank lenders are based in the U.S., the U.K., Norway, Japan and Switzerland.

We expect that our business will continue to become more globally-focused, and we will continue to expand into regions that will be geographically dispersed around the world. For example, in 2012, we set up new operations in Singapore, Malaysia and Australia. We believe that London, as an international business and travel center, provides an attractive location from which our management can discharge its oversight obligations efficiently in multiple sites throughout the world. We also believe that the legal and regulatory systems in the U.K. will provide us certain advantages over the comparative systems in Switzerland. While we may be able to move some part of our management team to London without changing the place of incorporation of our parent company from Switzerland to the U.K., we believe that establishing our parent company as an English company would enable us to more efficiently establish our world-wide headquarters in London and take advantage of the U.K. legal and regulatory systems. In sum, we have concluded that the Merger is in the best interests of our shareholders based on our belief that:

•

Incorporation of our publicly traded holding company in the U.K. would enable us to benefit from the global reputation of the U.K. as a major financial center known for its financial sophistication and political stability by making our parent company subject to a legal and regulatory structure in a jurisdiction with a well-developed legal system, corporate law and tax regime with established standards of corporate governance.

•

The U.K. is a common law jurisdiction, which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland, and that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters.

•

The U.K. has a developed, stable and internationally competitive tax regime, which includes an exemption system for distributions and certain share disposals, and also has one of the most extensive double tax treaty networks in the world, including access to European Union treaties. We believe that the U.K.’s tax regime will allow us to conduct our operations and repatriate profits in a tax efficient manner.

•

The legal requirements we will be subject to as a company incorporated in the U.K. and listed on the NYSE strike the right balance between robust external governance oversight and regulation of our executive pay practices, and the ability of our board of directors to fix and adjust executive compensation to incentivize our executive management and to offer competitive salaries and benefits. We believe that this balance will be negatively impacted in Switzerland as a result of recent changes in Swiss law.

•

Our ability to attract and retain executive talent will be enhanced with our headquarters in London, as there will be a larger pool of qualified executive talent located in the U.K. or amenable to relocating to the U.K.

•	London is a hub for international travel and as such would facilitate our global operations management, logistics and communications.

•

London is a world-wide center for the energy industry, insurance industry, finance and commerce, and establishing our headquarters in London would provide our management with easier access to financing sources, shareholders, customers, insurers and suppliers in Europe, the U.S. or elsewhere around the world.

•

Incorporation of our holding company in the U.K. would enable us to hold board and shareholder meetings in the U.K., rather than Switzerland, and thereby allow our directors and shareholders to take advantage of improved travel and logistics to attend those meetings.

Though we expect the Merger should provide us the benefits described above, the Merger will expose Noble and its shareholders to some risks. Our board of directors was cognizant of and considered a variety of negative or potentially negative factors, including the possibility of uncertainty created by the Merger and the change in our legal domicile, the fact that we expect to incur costs to complete the Merger, the fact that English corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.” After completing its review of the expected benefits and the potential advantages of the

Merger, our board of directors unanimously approved the Merger Agreement, and has recommended that shareholders vote for the Merger Agreement proposal. Nevertheless, we cannot assure you that the anticipated benefits of the Merger will be realized.

The Merger

There are several principal steps to effect the Merger:

•	Noble-Switzerland formed Noble-UK as a wholly-owned subsidiary of Noble Financing, which in turn is a wholly-owned subsidiary of Noble-Switzerland;

•	Shareholders vote on the Merger at the meeting of shareholders;

•

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities.

As a result of the Merger:

•	Noble-UK, which will be known as Noble Corporation plc after the Merger, will be the surviving company and Noble-Switzerland will be dissolved without liquidation;

•	all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

•	you will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the effectiveness of the Merger;

•

as a result of receiving Ordinary Shares of Noble-UK, you will become a member (as shareholders are known in the U.K.) of Noble-UK and your rights will be governed by English law and Noble-UK’s articles of association, which are attached to the proxy statement/prospectus as Annex B; and

•

Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland and we will amend such plans in order to permit the issuance or delivery of Noble-UK Ordinary Shares thereunder, instead of Noble-Switzerland shares.

Additional Agreements

Pursuant to the Merger Agreement, Noble-Switzerland and Noble-UK have agreed, among other things, that:

•	Noble-UK will assume certain employee benefit plans that are sponsored by Noble-Switzerland;

•

Noble-UK will assume the guarantee obligations of Noble-Switzerland under change of control employment agreements that subsidiaries of Noble-Switzerland have in place with certain executive officers; and

•

Noble-UK will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Noble-Switzerland, upon terms substantially similar to the Noble-Switzerland agreements to the extent permitted by English law.

Conditions to Completion of the Merger

The Merger will not be completed unless the following conditions, among others, are satisfied:

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto shall be in effect;

•	the Merger Agreement is approved by the requisite vote of shareholders;

•	there shall be no exit withholding tax payable under Swiss law as a result of the Merger;

•	Noble-UK has re-registered as a public limited company;

•	the Ordinary Shares to be issued pursuant to the Merger are authorized for listing on the NYSE, subject to official notice of issuance;

•	the Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

•	Noble-Switzerland has completed its required creditor calls and received a confirmatory report from the statutory auditor regarding such calls;

•

Noble receives an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—U.S. Federal Income Tax Considerations;”

•

Noble receives an opinion from Pestalozzi Attorneys at Law, Ltd., in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—Swiss Tax Considerations;”

•

Noble receives an opinion from Travers Smith LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations—U.K. Tax Considerations;”

•	any statutory, court or official prohibition to complete the Merger shall have expired or been terminated;

•	all consents of any third party required of Noble-Switzerland to consummate the Merger, shall have been obtained; and

•	all relevant Swiss tax authorities, the Commercial Register and the Swiss Federal Commercial Register have consented to the deletion of Noble-Switzerland from the Commercial Register.

In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Effective Time

If the Merger Agreement proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to closing are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the meeting. We expect that the application will be approved and the Merger effected approximately two weeks after such filing, upon approval by the Commercial Register, the Swiss Federal Commercial Register and relevant Swiss tax authorities. We currently anticipate that the Merger will become effective before the end of November 2013.

Termination

We may decide to abandon the Merger at any time prior to the meeting. After the Merger Agreement is approved by shareholders, we must file the application to effect the Merger unless the Merger would result in an exit withholding tax being payable under Swiss law or one of the other conditions to closing fails to be satisfied and such failure would have a material adverse effect on us.

Capital Reduction

Under English law, Noble-UK will only be able to declare future dividends (other than the 2013–2014 dividend installments approved by our shareholders), make distributions or repurchase shares out of “distributable reserves” on its statutory balance sheet. Immediately after the Merger, as a newly formed public limited company, Noble-UK will not have any distributable reserves because, under English law, the reserves previously held by Noble-Switzerland will not transfer to the statutory balance sheet of Noble-UK as a distributable reserve. The Merger will however give rise to a merger reserve on the balance sheet of Noble-UK in an amount equal to the amount by which the net book value of the assets and liabilities transferred to Noble-UK from Noble-Switzerland pursuant to the Merger exceeds the nominal value of the Ordinary Shares issued pursuant to the Merger. In order to have sufficient distributable reserves to declare and pay future quarterly dividends, Noble-UK will capitalize the merger reserve by issuing a non-voting share to Noble Financing. The non-voting share will be issued with a share premium. Noble-UK will then undertake a customary court-approved procedure to cancel such share and the related premium thereby creating distributable reserves which may be utilized by Noble-UK to pay dividends to shareholders following the capital reduction.

The current shareholder of Noble-UK (which is Noble Financing) has passed a resolution to approve the proposed reduction of capital of Noble-UK following the Merger. If the Merger is completed, we will seek to obtain the approval of the English Companies Court to the capital reduction as soon as practicable following the Merger. We expect to receive the approval of the English Companies Court approximately four weeks after the completion of the Merger.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the installments of the 2013–14 dividend obligation that remain unpaid at the time of the Merger.

Management of Noble-UK

Immediately prior to the effective time of the Merger, the officers and directors of Noble-Switzerland will be appointed as the officers and directors of Noble-UK. Noble-UK’s articles of association will provide for the same classified board of directors that Noble-Switzerland currently has, and Noble-Switzerland’s directors will carry their terms of office over to the Noble-UK board of directors.

If the Merger is completed, the members of the Noble-UK board of directors will serve until the earlier of their successors being elected or their death, disability or retirement.

Noble-UK will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Noble-Switzerland, upon terms substantially similar to the Noble-Switzerland agreements to the extent permitted by U.K. law.

Interests of Certain Persons in the Merger

You should be aware that some of our executive officers have interests in the Merger that may be different from, or in addition to, the interests of our other shareholders. However, no change of control payments or additional compensation, other than related to relocation costs and expenses for members of management relocating to London, England, as discussed below, will be payable to our executive officers in connection with the Merger.

Members of our management who are relocated from Switzerland to London would likely receive relocation benefits for moving. These relocation benefits would likely include some or all of the following:

•	a lump sum relocation allowance;

•	temporary housing for a specified period intended to allow personnel to secure local housing; and

•	standard relocation services, such as house-hunting trips, tax and financial services and moving allowance.

In addition, the executive officers that we relocate will continue to receive the expatriate benefits they are now receiving for living abroad, including a housing allowance intended to compensate for the increase in the cost of comparable housing and compensation for additional income or other taxes incurred as a result of relocating. We expect that, as a result of the relocation of our executive officers to London, the housing allowance and additional incurred compensation related to taxes provided to our executive officers would increase as a result of the higher housing costs in London as compared to Geneva and the higher personal tax rates in the U.K. as compared to Switzerland.

Recommendation and Required Affirmative Vote

The Merger Agreement must be approved by the affirmative vote of at least two-thirds of the Noble-Switzerland shares represented at the meeting, voting in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares). See “The Meeting of Shareholders—Record Date; Voting Rights; Vote Required for Approval.”

Our board of directors has unanimously approved the Merger Agreement and recommends that shareholders vote “FOR” the Merger Agreement proposal.

As of August 30, 2013, the last practicable date prior to the mailing of this proxy statement/prospectus, there were 253,371,500 registered shares of Noble-Switzerland entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 1.4 million of such shares. This represents approximately 0.6% of the registered shares of Noble-Switzerland.

Market Price and Dividend Information

On June 28, 2013, the last trading day before the public announcement of the Merger, the closing price of the Noble-Switzerland shares on the New York Stock Exchange was $37.58 per share. On August 30, 2013, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Noble-Switzerland shares was $37.20 per share.

On April 26, 2013, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $1.00 per share for the 2013-2014 dividend cycle, to be paid in four equal installments. We paid the first dividend installment on August 15, 2013. Notwithstanding the Merger, as long as you are a holder of Noble shares on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which Noble entity pays it.

The second dividend installment is scheduled for November. We currently anticipate that the Merger will become effective in November and the second dividend installment will be paid during November. If the Merger is approved by shareholders, but we are unable to cause the Merger to become effective on the expected timing, our board of directors may delay the payment of the second dividend installment until the Merger is effective and the dividend can be paid by Noble-UK. However, we do not expect that the dividend will be delayed or that, if delayed, such delay would extend beyond December. Regardless of when the Merger is completed, Noble-UK will be obligated under the Merger Agreement to pay all of the installments of the 2013–2014 dividend obligation that remain unpaid at the time of the Merger.

Following the completion of the Merger, our ability to declare and pay future dividends (other than the 2013–2014 dividend installments approved by our shareholders) will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by our board of directors and restrictions imposed by English law. As discussed above in “—Capital Reduction”, following completion of the Merger, Noble-UK will undertake a court-approved capital reduction to create distributable reserves to enable Noble-UK to declare and pay future dividends following the capital reduction.

The capital reduction is not a requirement for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013–2014 dividend obligation that remain unpaid at the time of the Merger.

Comparison of Rights of Holders of Noble-Switzerland Shares with Holders of Ordinary Shares of Noble-UK

The completion of the Merger will change the governing corporate law that applies to shareholders of our parent company from Swiss law to English Law. The legal system governing corporations organized under English law differs from the legal system governing corporations organized under Swiss law. As a result, we are unable to adopt governing documents for Noble-UK that are identical, or even substantially similar, to the governing documents for Noble-Switzerland. We have attempted to preserve in the articles of association of Noble-UK a similar allocation of material rights and powers between the shareholders and our board of directors that exists under Noble-Switzerland’s articles of association and by-laws. Nevertheless, the respective proposed articles of association for Noble-UK differ from Noble-Switzerland’s articles of association and by-laws, both in form and substance. We summarize the material differences between the governing documents for Noble-Switzerland and Noble-UK, and the changes in your rights as a shareholder resulting from the Merger, under “Comparison of Rights of Shareholders.” We believe that these changes (i) either are required by U.K. law or otherwise result from differences between the corporate laws of England and the corporate laws of Switzerland, and (ii) relate to the change of the place of incorporation of the publicly traded parent of the Noble group from Switzerland to the U.K.

Notwithstanding the differences in the governing documents between Noble-Switzerland and Noble-UK, we believe that English law and the Noble-UK articles of association as a whole adequately safeguard the rights of Noble-Switzerland shareholders. In essence, the duties a shareholder under Swiss law (in a company limited by shares (Aktiengesellschaft) and of a member under the laws of England (in a public company (plc)), are comparable. Under the U.K. Companies Act of 2006, the financial liability of a shareholder of Noble-UK is limited to the amount, if any, unpaid on the shares held by them. Once shares are credited as fully paid up, there is no further financial liability on the part of shareholders. Ordinary Shares issued upon the Merger will be credited as fully paid up on issuance.

The characteristics of and the differences between Noble-Switzerland shares and the Ordinary Shares of Noble-UK are summarized under “Description of Noble-UK Ordinary Shares” and “Comparison of Rights of Shareholders.”

Regulatory Matters

We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various portions of Swiss law and U.K. corporate law.

Appraisal Rights

The following description is a summary of the appraisal rights available to the shareholders of Noble-Switzerland under Article 105 of the Swiss Merger Act and of certain other provisions of Swiss law. This summary does not purport to be a complete description of the relevant Swiss statutory provisions and it is qualified in its entirety by reference to the full text of the Swiss Merger Act, the Swiss Code of Obligations, the relevant provisions of the Swiss Federal Private International Law Act and the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”). In addition, this description is based on Swiss law and does not cover English law provisions that might be relevant in case an appraisal suit were brought before courts in the U.K.

Any Noble-Switzerland shareholder who is considering bringing an appraisal suit under Article 105 of the Swiss Merger Act is strongly urged to read the Swiss Merger Act, the Swiss Code of Obligations and applicable procedural laws and to consult their own Swiss or U.K. legal advisors. In this summary, certain Swiss legal concepts are expressed in English and not in their original German, French or Italian terms. The concepts used in Swiss law may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Noble-Switzerland shareholders whose shares are registered in their names can exercise appraisal rights under Article 105 of the Swiss Merger Act and request the examination of the equity and membership interest in connection with the Merger by filing suit. Because Noble-UK will be the surviving entity after the Merger, an appraisal suit would likely be filed in a court in the U.K. in accordance with the provisions of the Lugano Convention. The suit must be filed within two months after the Merger is effective. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting, or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the approval of the Merger Agreement may also be able to file a suit. Noble-Switzerland shareholders who filed an appraisal suit will receive the merger consideration at the same time as all other Noble-Switzerland shareholders. If a claim by one or more shareholders of Noble-Switzerland is successful, all Noble-Switzerland shareholders who held shares at the time of the effectiveness of the Merger would receive the same compensation.

If an appraisal suit is filed, the court will determine the compensation, if any, that it considers adequate. The Swiss Merger Act does not prescribe any specific valuation reference points that a court should use in making its determination, and to the knowledge of Noble-Switzerland, there are no Swiss Supreme Court precedents published in which a successful appraisal claim was made. Article 105 of the Swiss Merger Act only states that a court shall award an “adequate compensation” (angemessene Ausgleichszahlung) and Article 7 of the Swiss Merger Act provides that the shareholders of the merged company are entitled to receive shares in the surviving entity in correlation to their former shareholding in the merged entity, taking into account the respective net assets (Vermögen) of the two merging companies, the apportionment of voting rights as well as other relevant factors. The court should consider the respective net assets of Noble-Switzerland and Noble-UK and the audit report, which will confirm that the merger consideration is justifiable (vertretbar) and adequate (angemessen) based on Article 15(4)(c) and (d) of the Swiss Merger Act. In addition, a court will also consider other factors it deems relevant. Because shareholders will receive, as consideration in the Merger, Ordinary Shares on a one-for-one basis and all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK in the Merger, we believe that the equity and membership interests of Noble-Switzerland shareholders are adequately safeguarded.

In a lawsuit brought before Swiss courts, the procedural and litigation costs of the appraisal proceedings will generally be borne by Noble-UK as the surviving company in the Merger. Under special circumstances, the court may require the plaintiffs to bear some of these costs. The filing of an appraisal suit does not prevent completion of the Merger.

As stated above, this description of appraisal rights and procedural aspects is based on Swiss law and international treaties applicable in Switzerland (such as the Lugano Convention). Should an appraisal suit be filed by shareholders against Noble-UK in the U.K., the applicable legal and procedural considerations might be different.

Exchange of Shares; Delivery of Shares to Former Record Holders

The exchange of Noble-Switzerland shares into Noble-UK Ordinary Shares will occur automatically at the effective time of the Merger. The exchange agent will, as soon as reasonably practicable after the effective time of the Merger, exchange Noble-Switzerland shares for Noble-UK’s Ordinary Shares to be received in the Merger pursuant to the terms of the Merger Agreement, following the receipt of certificates and a properly executed letter of transmittal, where applicable.

•

If you are currently a beneficial holder of Noble-Switzerland shares (i.e., your shares are held in “street name”), your ownership of Ordinary Shares will be recorded in book entry form by your bank, broker or other nominee on the effective date of the Merger, your ownership of Ordinary Shares will be recorded in book entry form by your nominee without the need for any further action on your part.

•

If you currently hold share certificates representing Noble-Switzerland shares or if you otherwise hold Noble-Switzerland shares as a record holder (not as a beneficial owner holding in “street name”), your shares will initially be delivered to the exchange agent, and held in its account at DTC, and you will be sent a letter of transmittal, which is to be used to surrender your Noble-Switzerland shares and to request that Ordinary Shares be delivered to you or your designee as further described below.

At the time of the mailing of this proxy statement/prospectus approximately 99% of our shares (other than treasury shares) were held in “street name” through a bank, broker or other nominee. However, each shareholder should confirm their holdings independently.

After the effective time of the Merger, each share of Noble-Switzerland will no longer be outstanding and will cease to exist, and each share certificate or book-entry share for registered holders that previously represented shares of Noble-Switzerland will represent only the right to receive new Ordinary Shares of Noble-UK.

Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgewater Road, Bristol BS13 8AE, England, will serve as the address at which the share register for our Ordinary Shares can be inspected after the effective time of the Merger. Prior to the effective time of the Merger, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts, 02021 will be appointed to act as Noble-UK’s U.S. transfer agent as required under the rules of the NYSE.

Exchange of Shares for Registered Holders or Holders of Certificated Shares.  If you currently hold share certificates representing Noble-Switzerland shares or if you otherwise hold Noble-Switzerland shares as a record holder, as soon as reasonably practicable after the effective time of the Merger, the exchange agent will mail a letter of transmittal to you. The letter of transmittal will be accompanied by instructions for surrendering your certificates and registered book-entry shares in exchange for Ordinary Shares of Noble-UK. The letter of transmittal will also specify that delivery will be effected, and risk of loss and title to the certificates representing your shares, if you possess physical stock certificates, will pass, only upon proper delivery of any such certificates to the exchange agent or, in the case of book-entry shares for registered holders, upon adherence to the procedures set forth in the letter of transmittal. Any such holder who wishes to transfer their shares from the custody of the exchange agent to another bank or broker or for U.S. persons to an affiliate of the Custodian, or to receive certificated Ordinary Shares will not be charged any fees to do so by the exchange agent, the Custodian or Noble-UK.

Until holders of certificates previously representing shares of Noble-Switzerland have surrendered their certificates to the exchange agent for exchange or, in the case of book-entry shares for registered holders, adhered to the procedures set forth in the letter of transmittal, those holders will not be able to transfer their shares or receive dividends or distributions with a record date after the effective time of the Merger. Until Noble-Switzerland stock certificates or book-entry shares are surrendered for exchange, any dividends or other distributions of Noble-UK declared after the effective time of the Merger with respect to Ordinary Shares will be paid to the exchange agent for the benefit of the holder of such share certificate or, in the case of book-entry shares, the registered holder. Noble-UK will pay to former Noble-Switzerland shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Noble-Switzerland stock certificates or book-entry shares. After the effective time of the Merger, if stock certificates representing Noble-Switzerland shares are presented for transfer, they will be cancelled and exchanged for the Ordinary Shares into which the Noble-Switzerland shares represented by that certificate have been converted. Holders of share certificates or book-entry shares for registered holders will, however, be able to vote such shares through the exchange agent acting as their proxy prior to returning a properly completed letter of transmittal.

If you elect to receive a share certificate representing Ordinary Shares of Noble-UK, you should particularly note that subsequent transfers of Ordinary Shares may attract stamp duty and SDRT under English law. For more information, see “Material Tax Considerations—U.K. Tax Considerations—Stamp Duty and Stamp Duty Reserve Tax.” As a result, each former record holder is strongly encouraged to provide the documents and information requested by the exchange agent in a timely manner, so the shares may continue to be held within the facilities of DTC.

No Liability for Securities.  Any portion of the securities deposited with the exchange agent that remain undistributed to the former holders of Noble-Switzerland shareholders at the twelve month anniversary of the effective time of the Merger will be delivered to Noble-UK, as the surviving corporation, upon demand, or to its designee, and any former holder of Noble-Switzerland shares who has not theretofore properly surrendered its stock certificates shall thereafter look only to Noble-UK, as the surviving corporation, for payment of any consideration due to it hereunder.

None of Noble-Switzerland, Noble-UK or the exchange agent will be liable to any former shareholder of Noble-Switzerland for any securities properly delivered by the exchange agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar law nine months after the effective time of the Merger. If any certificate representing shares of Noble-Switzerland has not been surrendered prior to two years after the effective time of the Merger (or immediately prior to an earlier date on which the Ordinary Shares in respect of the stock certificate would otherwise escheat to or become the property of any governmental entity) any cash, share dividends and distributions otherwise payable in respect of the certificate shall, to the extent permitted by applicable law, become the property of Noble-UK, as the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Share Compensation Plans

If the Merger is completed, Noble-UK will adopt and assume Noble-Switzerland’s equity and incentive plans and certain other employee benefit plans and arrangements and underlying awards, and those plans, arrangements and awards will be amended as necessary to give effect to the Merger, including to provide (1) that shares of Noble-UK will be issued, held, available or used to measure benefits as appropriate under the plans, arrangements and awards, in lieu of shares of Noble-Switzerland, including upon exercise of any options granted or awarded under those plans and arrangements; and (2) for the appropriate substitution of Noble-UK for Noble-Switzerland in those plans and arrangements. Shareholder approval of the Merger Agreement proposal will also constitute shareholder approval of these amendments and the adoption and assumption of the plans, arrangements and awards by Noble-UK.

Stock Exchange Listing

Noble-Switzerland’s shares are currently listed on the NYSE. We intend to make an application so that, immediately following the effective time of the Merger, the Ordinary Shares of Noble-UK will be listed on the NYSE under the symbol “NE,” the same symbol under which the Noble-Switzerland shares are currently listed. There is currently no established public trading market for the shares of Noble-UK. We currently do not intend to seek an additional listing on the London Stock Exchange.

Accounting Treatment of the Merger under U.S. GAAP

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Noble-Switzerland will be reflected at their carrying amounts in the accounts of Noble-UK at the effective time of the Merger.

Guarantees

Upon effectiveness of the Merger, Noble-UK will assume the guarantee obligations of Noble-Switzerland under change of control employment agreements that subsidiaries of Noble-Switzerland have in place with certain executive officers.

Impact of Merger on Operating Costs and Effective Tax Rates

We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our worldwide effective corporate tax rate.

We believe that the cost of doing business in the U.K. is generally comparable to the cost of doing business in Switzerland. In addition, we believe we will have lower costs for certain executive and head office personnel after the consummation of the Merger because we currently expect to have fewer such positions on expatriate packages.

Effect of the Merger on Potential Future Status as a Foreign Private Issuer

Upon completion of the Merger, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP.

We do not currently believe that Noble-UK will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act, upon completion of the Merger. The definition of a “foreign private issuer” has two parts—one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of Noble-UK’s outstanding shares will continue to be held by U.S. residents after the completion of the Merger. However, under the business contacts test, if it were the case after the Merger that (1) more than 50% of Noble-UK’s assets were located outside the U.S., (2) Noble-UK’s business was not administered principally in the U.S. and (3) a majority of Noble-UK’s executive officers and directors were neither U.S. citizens nor U.S. residents, then Noble-UK would qualify as a foreign private issuer. We do not expect that Noble-UK will meet the requirements of clause (3) of this test upon the completion of the Merger, as we believe a majority of Noble-UK’s executive officers and directors will continue to be U.S. citizens or U.S. residents. However, Noble-UK may satisfy these elements of the business contacts test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, under current regulations, Noble-UK would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC,

•	the SEC’s rules regulating proxy solicitations,

•	the provisions of Regulation FD,

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act), and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Noble-UK would then be allowed to:

•	file annual reports with the SEC within four months after the end of a fiscal year,

•	include more limited compensation disclosure in its filings with the SEC,

•

apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards, as promulgated by the International Accounting Standards Board, are used, and

•	choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “Swiss Tax Considerations” is a discussion of the material Swiss tax consequences of the Merger. The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences (1) to U.S. holders and non-U.S. holders (as defined below) of (A) exchanging Noble-Switzerland shares for Noble-UK shares in the Merger, and (B) owning and disposing of Noble-UK shares received in the Merger and (2) to Noble-Switzerland and Noble-UK of the Merger. The information presented under the caption “U.K. Tax Considerations” is a discussion of the material U.K. tax consequences (1) to shareholders resident for tax purposes in a country other than the U.K. of the Merger and of ownership and disposition of the Noble-UK shares and (2) to Noble-UK of the Merger and subsequent operations.

You should consult your own tax advisor regarding the applicable tax consequences to you of the Merger and of ownership and disposition of the Noble-UK shares under the laws of the U.S. (federal, state and local), the U.K., Switzerland, and any other applicable jurisdiction.

Swiss Tax Considerations

Scope of Discussion

This discussion does not generally address any aspects of Swiss taxation other than Swiss federal taxation and Zug cantonal taxation, is not a complete analysis or list of all of the possible tax consequences of the Merger or of holding and disposing of Noble-Switzerland shares (other than in exchange for Ordinary Shares of Noble-UK as a result of the Merger) and does not address all tax considerations that may be relevant to you.

Consequences of the Merger

In connection with the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, our tax counsel, Pestalozzi Attorneys at Law, Ltd., has delivered a legal opinion (which is filed as Exhibit 8.2 to the registration statement) to the effect that, for Swiss federal tax purposes, the Merger (i) will not be taxable to Noble-Switzerland and (ii) will not be taxable to shareholders of Noble-Switzerland, unless on the applicable date Noble does not meet the Withholding Test described below. At August 30, 2013, the most recent practicable date prior to the mailing of this proxy statement/prospectus, Noble did meet this Withholding Test. In addition to the legal opinion from our tax counsel, we have also received (i) a private letter ruling (the “Private Letter Ruling”) from the Swiss federal tax administration (the “Swiss FTA”) describing the Withholding Test and the circumstances under which the withholding tax would be due and (ii) a private letter ruling from the Canton of Zug tax authorities confirming that the Merger would have no income tax consequences under cantonal tax law.

Material Tax Consequences to Noble-Switzerland

Noble-Switzerland will not recognize any gain or loss on the Merger.

Material Tax Consequences to Shareholders

Under Swiss law a transaction such as the Merger, which results in the migration or “exit” of a company from Switzerland, could result in the imposition of a tax. While such a tax would be a shareholder level tax, the Swiss company would be required to pay such tax to the Swiss tax authorities on behalf of the shareholders. Any such payment by the Swiss company could give rise to taxes in other countries, such as the United States. However, shareholders of Noble-Switzerland will not recognize gain or loss on the exchange of Noble-Switzerland shares for Ordinary Shares of Noble-UK in the Merger and no exit withholding tax will be due as a result of the Merger as long as Noble meets a test, which we refer to as the “Withholding Test.” Under the Withholding Test, an exit withholding tax in respect of the Merger will not be due as long as Noble-Switzerland’s Market Capitalization is less than or equal to Noble-Switzerland’s Total Qualifying Equity (all capitalized terms are described below). If, however, Noble-Switzerland’s Market Capitalization is more than its Total Qualifying Equity, Noble-Switzerland will not meet the Withholding Test and a 35% withholding tax would be assessed on the difference. As discussed further below, it is a condition to the ability of Noble to effect the Merger that no such exit withholding tax be payable under Swiss law as a result of the Merger.

For purposes of the Withholding Test:

“Market Capitalization” is equal to the product of (i) the volume weighted average share price for Noble-Switzerland shares on the NYSE in Swiss Francs, calculated daily based upon the closing share price on the NYSE for each trading day during a 60 trading day averaging period ending on the day that is 45 days in advance of the meeting (or the next preceding trading day if such day is not a trading day), whenever the meeting occurs (the “Valuation Date”) and the US dollar/Swiss franc exchange rate on each such trading day (as reported by the Swiss National Bank) and (ii) the number of registered shares of Noble-Switzerland as of the date of the Exit Balance Sheet (as reported in the Commercial Register), excluding all shares held by Noble-Switzerland and its subsidiaries.

“Total Qualifying Equity” is equal to the sum of (i) the aggregate par value of the registered shares of Noble-Switzerland as reported in the Commercial Register, less the aggregate par value of the Remaining Treasury Shares, as of the date of the Exit Balance Sheet, plus (ii) the confirmed amount of the capital contribution (Kapitaleinlagen) of Noble-Switzerland as reflected in Noble-Switzerland’s then most recent Form 170 filed with and approved by the Swiss FTA, provided that if there has been any change to such capital contribution since the date of such Form 170, Noble-Switzerland will provide an updated Form 170 as of the date of the Exit Balance Sheet.

“Remaining Treasury Shares” means the registered shares of Noble-Switzerland that are held by Noble-Switzerland or one of its subsidiaries.

The “Exit Balance Sheet” is an unaudited, statutory, non-consolidated balance sheet for Noble-Switzerland as of the last day of the month preceding the month in which the application to register the Merger is filed with the Commercial Register following approval by shareholders of the Merger Agreement proposal and the satisfaction of the other conditions to consummation of the Merger.

The Swiss FTA will provide a final confirmation that there will be no exit withholding tax in respect of the Merger within 10 business days of Noble-Switzerland’s submission to the Swiss FTA of the Exit Balance Sheet.

Based on a Valuation Date of August 27, 2013 (the date that is 45 days prior to the date of the meeting), and using the number of shares of Noble-Switzerland outstanding on such date, Noble-Switzerland’s Market Capitalization was approximately $9.2 billion. At August 30, 2013, the most recent practicable date prior to the mailing of this proxy statement/prospectus, the Total Qualifying Equity of Noble-Switzerland was approximately $9.9 billion. Accordingly, had the Withholding Test occurred on August 30, 2013, there would have been no exit withholding tax payable in respect of the Merger (since Market Capitalization did not exceed Total Qualifying Equity at such date). Under the terms of the Private Letter Ruling, however, the Withholding Test will actually be definitively calculated as of the date of the Exit Balance Sheet, which is likely to be September 30, 2013, when the Total Qualifying Equity and the number of shares outstanding used to calculate Market Capitalization are finally determined. We do not expect any material changes to the amount of Market Capitalization or Total Qualifying Equity from what we have calculated and presented above. Therefore, we do not expect that when the Withholding Test is definitively calculated as of the date of the Exit Balance Sheet, it will result in any exit withholding tax being due.

It is a condition to the closing of the Merger that there will be no exit withholding tax payable under Swiss law as a result of the Merger. Noble will not seek to amend the Merger Agreement to permit the Merger to become effective if an exit withholding tax would be payable as a result of the Merger. Accordingly, if the Market Capitalization exceeds Total Qualifying Equity at the date of the Exit Balance Sheet and an exit withholding tax would therefore be payable if the Merger were to become effective, Noble-Switzerland will cancel the meeting (if the meeting has not yet occurred), refrain from filing the application to effect the Merger with the Commercial Register (if the meeting has occurred and shareholders have approved the Merger proposal), and terminate the Merger Agreement. As a result, the Merger will not become effective. Noble will issue a press release and file such press release with the U.S. Securities and Exchange Commission on a Current

Report on Form 8-K to advise shareholders as to whether or not the Withholding Test is met and, therefore, whether the meeting will take place, or (if the meeting has taken place and shareholders have approved the Merger proposal) whether Noble will refrain from filing the application to effect the Merger with the Commercial Register and will terminate the Merger Agreement.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Merger or of holding and disposing of Noble-UK shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, this discussion deals only with holders that hold their Noble-Switzerland shares and will hold their Noble-UK shares as capital assets and, except as otherwise indicated below, does not address the tax treatment of special classes of holders, such as:

•

a holder of Noble-Switzerland shares who, at any time within the five year period ending on the date of the Merger, has actually and constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Noble-Switzerland, after taking into account any voting restrictions on treasury shares or otherwise imposed under Swiss law,

•

a holder of Noble-UK shares who, at any time after the Merger, actually and constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of Noble-UK, after taking into account any voting restrictions on treasury shares or otherwise imposed under English law (such holders, together with any holders described in the previous bullet, “10% holders”),

•	a bank or other financial institution,

•	a tax-exempt entity,

•	an insurance company,

•	a person holding shares as part of a “straddle,” “hedge,” “wash sale,” “integrated transaction,” or “conversion transaction,”

•	a person holding shares through a partnership or other pass-through entity,

•	a U.S. expatriate,

•	a nonresident alien who has elected to be treated as a resident of the U.S. or is a bona fide resident of Puerto Rico, Guam, American Samoa or the Northern Mariana Islands,

•	a person who is liable for alternative minimum tax,

•	a broker-dealer or trader in securities or currencies,

•	a U.S. holder whose “functional currency” is not the U.S. dollar,

•	a regulated investment company,

•	a real estate investment trust,

•	a trader in securities who has elected the mark-to-market method of accounting for its securities,

•	a holder who received the Noble-Switzerland shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan, or

•	a non-corporate holder of Noble-UK shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the laws of the U.S., including the U.S. Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the U.S. is a party, each as in effect on the date of this proxy statement. These laws may change, possibly with retroactive effect. Except as noted below, there can be no assurance that the IRS will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of Noble-Switzerland shares or, after the completion of the Merger, Noble-UK shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the U.S.,

•	a corporation or other entity taxable as a corporation organized under the laws of the U.S. or any state thereof including the District of Columbia, or

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. holder” of Noble-Switzerland shares or, after the completion of the Merger, Noble-UK shares is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Noble-Switzerland shares or Noble-UK shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Noble-Switzerland shares or Noble-UK shares that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the Merger and the ownership and disposition of the Noble-UK shares.

In the discussion that follows, except as otherwise indicated, it is assumed, as Noble believes to be the case, that Noble-Switzerland has not been and will not be a passive foreign investment company before the Merger and that Noble-UK will not be a passive foreign investment company after the Merger. See “—U.S. Holders—Passive Foreign Investment Company Considerations.”

Consequences of the Merger

In connection with the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, our tax counsel, Baker Botts L.L.P., has delivered a legal opinion (which is filed as Exhibit 8.1 to the registration statement) to the effect that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” under Section 368(a) of the U.S. Code and no gain or loss will be recognized by us or our shareholders (including, for this purpose, 10% holders) as a result of such reorganization.

We have also requested a private letter ruling from the IRS substantially to the same effect, except that no ruling has been or will be requested regarding whether shareholders owning 5% or more (by vote or value) of our stock will recognize gain or loss in the Merger. Although the ruling generally will be binding on the IRS, the continuing validity of the ruling will be subject to the accuracy of representations and assumptions upon which the ruling will be based.

U.S. Holders

Taxation of Distributions on the Noble-UK Shares.  The gross amount of a distribution paid with respect to Noble-UK shares will be a dividend for U.S. federal income tax purposes to the extent of Noble-UK’s current or accumulated earnings and profits (as determined for U.S. tax purposes). With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 20%. As long as the Noble-UK shares are listed on the NYSE or certain other exchanges and/or Noble-UK qualifies for benefits under the income tax treaty between the U.S. and U.K., Noble-UK will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate shareholder will not be eligible for the dividends received deduction that is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.

To the extent that a distribution exceeds Noble-UK’s current or accumulated earnings and profits (as determined for U.S. tax purposes), it will be treated as a nontaxable return of capital to the extent of the U.S. holder’s basis in the shares, and thereafter generally should be treated as a capital gain. The basis of the Noble-UK shares received in exchange for Noble-Switzerland shares will be equal to the basis of Noble-Switzerland shares exchanged. Such capital gain will be long-term if the U.S. holder’s holding period for the Noble-UK shares exceeds one year. The holding period of the Noble-UK shares will include the period those shareholders held their Noble-Switzerland shares. Shareholders who hold their Noble-Switzerland shares with differing bases or holding periods should consult their tax advisors as to the determination of the bases and holding periods of the Noble-UK shares received in the Merger.

Subsequent Dispositions of the Noble-UK Shares.  U.S. holders of Noble-UK shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Noble-UK shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Noble-UK shares exceeds one year. Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 20%. There are limitations on the deductibility of capital losses.

Passive Foreign Investment Company Considerations.  The treatment of U.S. holders of Noble-UK shares in some cases could be materially different from that described above if, at any relevant time, Noble-Switzerland or Noble-UK were a passive foreign investment company. For U.S. tax purposes, a foreign corporation, such as Noble-Switzerland or Noble-UK, is classified as a passive foreign investment company (a “PFIC”) for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Classification of a foreign corporation as a PFIC can have various adverse consequences to shareholders of the corporation who are “United States persons,” as defined in the U.S. Code. These include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.

We believe that Noble-Switzerland should not be treated as having been a PFIC in any prior taxable year and should not be treated as a PFIC in the taxable year in which the Merger will occur. In addition, we believe that Noble-UK should not be treated as a PFIC following the Merger. However, the tests for determining PFIC status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Noble-UK will not become a PFIC. Moreover, the determination of PFIC status depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, whether Noble-Switzerland or Noble-UK is or will be a PFIC for any relevant taxable year cannot be predicted with certainty, and there can be no assurance that the IRS will not challenge our determination concerning our PFIC status.

If Noble-UK should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Noble-UK shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Noble-UK shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Unearned Income Medicare Contribution Tax.  An additional 3.8% Medicare tax generally will be imposed on certain net investment income of individuals (other than nonresident aliens) with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally includes interest, dividends (including dividends paid with respect to Noble-UK shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the taxable disposition of the Noble-UK shares) and certain other income, as reduced by any deductions properly allocable to such income or gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Noble-UK shares.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Noble-UK Shares.  Dividends on Noble-UK shares paid within the U.S. or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding at a 28% rate unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Noble-UK shares.

In addition to being subject to backup withholding, if a U.S. holder of Noble-UK shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Section 6038D of the U.S. Code, enacted in 2010, requires an individual (other than a nonresident alien) who holds an interest in a “specified foreign financial asset” during any taxable year beginning after March 18, 2010, to attach to such person’s U.S. federal income tax return for such taxable year, certain information with respect to such specified foreign financial asset, including the name and address of the issuer and information necessary to identify the class or issue of which such stock is a part. Temporary Regulations issued December 19, 2011, prescribe Form 8938 (Statement of Specified Financial Assets) as the appropriate means to comply with Section 6038D of the Code. Noble-UK shares should be a specified foreign financial asset unless such shares are held in an account maintained by a financial institution. Any shareholder who does not intend to hold its shares of Noble-UK in an account maintained by a financial institution should consult his or her own tax advisor with respect to the requirement to provide such information.

Non-U.S. Holders

Taxation of Distributions on the Noble-UK Shares.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends received on its Noble-UK shares, unless the dividends are effectively connected with the holder’s conduct of a trade or business in the U.S. and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the U.S. or such holder is subject to backup withholding as discussed below.

Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder’s conduct of a trade or business in the U.S. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Subsequent Disposition of the Noble-UK Shares.  In general, a non-U.S. holder of Noble-Switzerland shares will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the Noble-UK shares, unless, in the case of a subsequent disposition of the Noble-UK shares: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the U.S. and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the U.S., (2) in the case of a holder who is an individual, such holder is present in the U.S. for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding as discussed below.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Noble-UK Shares.  In order not to be subject to backup withholding tax on distributions and disposition proceeds with respect to Noble-UK shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status, or otherwise establish an exemption. Non-U.S. holders of Noble-UK shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

U.K. Tax Considerations

Noble

Noble-UK is a company tax resident in the U.K. and as such will be subject to U.K. corporation tax on its taxable profits and gains. The Merger will not give rise to any such profits or gains for Noble-UK.

Shareholders

Taxation of dividends.  Payments of dividends by Noble-UK will not be subject to any withholding in respect of U.K. taxation, regardless of the tax residence of the recipient shareholder.

Dispositions of Noble-UK shares.  Shareholders who are neither U.K. tax resident nor holding their Noble-UK shares in connection with a trade carried on through a permanent establishment in the U.K. will not be subject to any U.K. taxes on chargeable gains as a result of any disposals of their shares. Noble-UK shares held outside the facilities of The Depository Trust Company should be treated as U.K. situs assets for the purposes of U.K. inheritance tax. HMRC takes the view that this is also the case for shares held through those facilities, although this view is open to challenge.

Stamp duty and stamp duty reserve tax.  Stamp duty and/or SDRT are imposed by the U.K. on certain transfers of chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5 percent of the consideration paid for the transfers in question. Certain transfers of shares to depositaries or into clearance systems are charged at a higher rate of 1.5 percent.

Following the First-Tier Tax Tribunal decision in HSBC Holdings PLC and the Bank of New York Mellon Corporation v HMRC, HMRC has confirmed that it will no longer seek to impose stamp duty or SDRT at the rate of 1.5 percent on issues of U.K. shares to depositary receipt issuers and clearance systems, or on transfers of such shares to such issuers and systems where those transfers are integral to the raising of capital by a company. It is not anticipated that any of the steps associated with the issue of the Noble-UK shares to Cede & Co as nominee for DTC will give rise to any stamp duty or SDRT.

Transfers of the Ordinary Shares through the facilities of DTC will not attract a charge to stamp duty or SDRT in the U.K. Any transfers of title to Ordinary Shares from within those facilities to a holder outside those facilities, and any subsequent transfers that occur entirely outside those facilities, will ordinarily attract stamp duty or SDRT at a rate of 0.5 percent. This duty must be paid (and, where relevant, the transfer document stamped by HMRC) before the transfer can be registered in the books of Noble-UK. However, if those Ordinary Shares of Noble-UK are redeposited into the facilities of DTC, that redeposit will attract stamp duty or SDRT at the rate of 1.5 percent.

DESCRIPTION OF NOBLE-UK ORDINARY SHARES

General

The following information is a summary of the material terms of the Noble-UK Ordinary Shares, nominal (i.e. par) value $0.01 per share, as specified in the form of Noble-UK’s articles of association and which will be adopted prior to the consummation of the Merger (the “Articles”). You are encouraged to read the Articles, which are included as Annex B to this proxy statement/prospectus. See also “Comparison of Rights of Shareholders.”

Pursuant to the Merger Agreement, each registered share of Noble-Switzerland (excluding shares held by Noble-Switzerland) will be converted into the right to receive one Noble-UK Ordinary Share. All of the Noble-UK Ordinary Shares will be issued fully paid and will not be subject to any further calls or assessments by Noble-UK.

There are no conversion rights, redemption provisions or sinking fund provisions relating to any Noble-UK Ordinary Shares that will be delivered in connection with the Merger. Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Noble-UK Ordinary Shares in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

As of the date of this proxy statement/prospectus, there are two subscriber shares in issue. Noble Financing currently holds both subscriber shares. Following the Merger, these shares will cease to have voting rights and Noble-UK will cancel the Subscriber Shares held by Noble Financing pursuant to the capital reduction proposed to be undertaken by Noble-UK.

Prior to the effective time of the Merger, the Noble-UK board of directors will be authorized to allot additional shares as follows:

(a)	up to 291,911,624 Noble-UK Ordinary Shares pursuant to and in connection with the Merger (which number equals the number of current registered shares of Noble-Switzerland plus an additional number of shares to cover possible additional issuances, if any, prior to the effectiveness of the Merger);

(b)	up to a further number of equity securities having an aggregate nominal value of $530,748 or 53,074,841 Ordinary Shares reserved for future issuances approved by the board of directors;

(c)	50,000 ordinary shares, which will be reclassified as Deferred Sterling Shares when Noble-UK is registered as a public limited company prior to the Merger. In order to be registered as a public limited company pursuant to the U.K. Companies Act 2006 (as amended) (the “Companies Act”), Noble-UK is required to have a minimum nominal share capital of £50,000 denominated in sterling. The Deferred Sterling Shares are therefore intended to meet this requirement. The Deferred Sterling Shares will have no entitlement to dividends and do not have any right to participate in any distribution on a winding up of the Company save that, after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each Deferred Sterling Share shall be entitled to £1.

(d)

1 Capitalization Share, which it is anticipated will be used to effect a reduction of capital of Noble-UK. The Capitalization Share will be denominated in U.S. Dollars with a nominal (i.e. par) value of $1. The Capitalization Share will have no entitlement to dividends and does not have any right to participate in any distribution on a winding up of Noble save that, after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of Noble and the distribution of £100,000,000 to each holder thereof, the Capitalization Share shall be entitled to £1. The Capitalization Share may be issued as a redeemable share, at the option of the Noble-UK board of directors. The Capitalization Share and the share premium paid up on the

Capitalization Share will be reduced and cancelled in their entirety pursuant to the reduction of capital to be undertaken following the Merger. Please see “Approval of the Merger Agreement—Capital Reduction” for more information.

Dividends

Subject to the Companies Act, the Noble-UK board of directors may declare a dividend to be paid to the shareholders in accordance with their respective rights and interests in Noble-UK, and may fix the time for payment of such dividend. The Noble-UK board of directors may from time to time, subject to the Articles, declare and pay (on any class of shares of any amounts and in any currency) dividends on its issued share capital only out of its “distributable reserves” on its statutory balance sheet, defined as its “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” Noble-UK is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined in accordance with generally accepted accounting principles at the time the relevant accounts are prepared. Noble-UK will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount. Noble-UK is seeking to ensure that sufficient distributable reserves will be available to permit dividends (other than the 2013-2014 dividend installments approved by our shareholders), distributions or share repurchases following the merger by undertaking a reduction of capital. Please see “Approval of the Merger Agreement—Capital Reduction” for more information.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares. Pursuant to the Merger Agreement, Noble-UK has, however, assumed the liability to pay the amount of dividends for the 2013-2014 dividend cycle approved by Noble-Switzerland’s shareholders at its annual general meeting in April 2013.

The first dividend installment of the 2013-2014 dividend cycle is scheduled for August and will be paid by Noble-Switzerland. The second dividend installment is scheduled for November. If the Merger is completed prior to the payment of the November installment, Noble-UK will be obligated to pay this installment. Regardless of when the Merger is completed, Noble-UK will be obligated under the Merger Agreement to pay all of the installments of the 2013-2014 dividend obligation that remain unpaid at the time of the Merger.

The Noble-UK board of directors may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The Articles also permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Noble-UK Ordinary Shares instead of cash, with respect to all or part of future dividends.

If a shareholder owes any money to Noble-UK relating in any way to any class of Noble-UK Ordinary Shares, the Noble-UK board of directors may deduct any of this money from any dividend on the relevant shares, or from other money payable by Noble-UK in respect of these shares. Money deducted in this way may be used to pay the amount owed to Noble-UK.

Unclaimed dividends and other amounts payable by Noble-UK can be invested or otherwise used by directors for the benefit of Noble-UK until they are claimed under English law. All dividends remaining unclaimed for a period of twelve years after they first became due for payment will be forfeited and cease to be owing to the shareholder.

Voting Rights

The Articles provide that at a general meeting any resolutions put to a vote must be decided on a poll.

Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares, (iii) in relation to resolutions proposed by shareholders without complying with the Articles or (iv) where any shares are held by or on behalf of a subsidiary of Noble-UK, every shareholder who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of Noble-UK will have one vote for every share of which he or she is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which he or she is the proxy.

In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of any votes tendered by any other joint holders. Unless a resolution to remove a serving member of the board of directors or to amend certain provisions in the Articles is to be adopted, the necessary quorum for a general shareholder meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised pursuant to the Companies Act shall be disregarded for the purposes of determining a quorum).

The Articles however also provide that the following matters require the presence of shareholders who together represent at least two-thirds of the voting rights of all the shareholders entitled to vote at a meeting:

(a)	the adoption of a resolution to remove a serving member of the board of directors; and

(b)	the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel the provisions of the Articles relating to (i) the quorum and voting requirements for general meetings of shareholders (ii) the election and removal of directors and size of the board of directors, (iii) fair price protections in relation to business combinations and (iv) transactions with interested shareholders (see below under “—Anti-takeover Provisions”).

An annual general meeting shall be called by not less than 21 clear days’ notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 21 clear days’ notice. The notice of meeting may also specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.

An appointment of proxy (whether in hard copy form or electronic form) must be received by Noble-UK not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote and at such time as may be specified by the board of directors in compliance with the provisions of the Companies Act.

Pursuant to the Companies Act, any Noble-UK Ordinary Shares held by or for the benefit of any of Noble-UK’s subsidiaries, including Noble Financing, will not have voting rights.

Winding Up

In the event of a voluntary winding-up of Noble-UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Noble-UK, whether or not the assets consist of property of one kind or of different kinds.

The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees of any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the articles of association of a company pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal (i.e., par) values of their holdings on the same or more favorable terms, unless a special resolution (i.e. 75 percent of votes cast) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution (and therefore includes the Ordinary Shares) and all rights to subscribe for or convert securities into such shares.

A shareholder resolution will be passed by Noble Financing, as sole shareholders of Noble-UK, prior to the consummation of the Merger that will authorize the directors, during the five-year period after the date on which the resolution is passed, to allot equity securities (including Ordinary Shares), or to grant rights to subscribe for or to convert or exchange any security into shares of Noble-UK, up to an aggregate nominal amount of $530,748 or 53,074,841 Ordinary Shares (which we anticipate will represent approximately 20% of the nominal value of Noble-UK’s outstanding Ordinary Shares immediately after the effective time of the Merger) and exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed by a vote of the shareholders, but we may seek renewal for additional five year terms more frequently. Noble-UK may, before the expiration of any such authority, make an offer or agreement which would or might require Noble-UK shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Noble-UK Ordinary Shares must be paid pursuant to the Companies Act.

Disclosure of Interests in Shares

Section 793 of the Companies Act gives Noble-UK the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any Ordinary Shares (“default shares”) to disclose prescribed particulars of those shares. For this purpose “default shares” includes any Ordinary Shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the ‘‘default shares’’ as provided within the Companies Act.

Under the Articles, Noble-UK will also withdraw certain voting rights of “default shares” if the relevant holder of “default shares” has failed to provide the information requested within the prescribed period after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Noble-UK board of directors decides otherwise).

Alteration of Share Capital/Repurchase of Shares

Noble-UK may from time to time by ordinary resolution of its shareholders:

•

authorize its directors to increase its share capital by allotting new shares in addition to those in relation to which authority is granted pursuant to the shareholder resolution referred to above under “—Preemptive Rights and New Issues of Shares;”

•	consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

•	subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

Subject to the Companies Act and to any preemptive rights the holders of Ordinary Shares may have, Noble-UK may purchase any of its own shares (including any redeemable shares, if the Noble-UK board of directors should decide to issue any) by way of “off market purchases” with the prior approval of an ordinary shareholder resolution (i.e., passed with the majority of the votes cast). Such approval may be for a specific purchase or constitute a general authority lasting for up to five years from the date of the resolution, and renewal of such approval for additional five year terms may be sought more frequently. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. An ordinary resolution, authorizing the repurchase of 6,769,891 Ordinary Shares over the next five years (the same number of shares that Noble-Switzerland currently has authority to repurchase), will be adopted prior to the effective time of the Merger.

Transfer of Shares

The Noble-UK board of directors may only refuse to register a transfer:

(1)	if the shares in question are not fully paid;

(2)	if it is not duly stamped (if such a stamp is required);

(3)	if it is not presented for registration together with the share certificate and such evidence of title as the Noble-UK board of directors reasonably requires;

(4)	if it is with respect to more than one class of shares;

(5)	if it is in favor of more than four persons jointly;

(6)	if it is with respect to shares on which Noble-UK has a lien; or

(7)	in certain circumstances, if the holder has failed to provide the required particulars to Noble-UK as described under “—Disclosure of Interests in Shares” above.

If the Noble-UK board of directors refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Noble-UK, send to the transferee notice of the refusal, together with its reasons for refusal.

General Meetings and Notices

The notice of a general meeting shall be given to the shareholders (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Noble-UK board of directors and to the auditors. Under English law, Noble-UK is required to hold an annual general meeting of shareholders within six months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Noble-UK board of directors whether within or outside of the U.K.

Liability of Noble-UK and its Directors and Officers

The Articles provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against Noble-UK or its directors.

See “Comparison of Rights of Shareholders” for a discussion of the limits on an English company’s ability to exempt directors and officers from certain liabilities.

Anti-takeover Provisions

An English public limited company is potentially subject to the U.K. City Code on Takeovers and Mergers (the “Takeover Code”) if, among other factors, its place of central management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Noble-UK’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) will not apply to Noble-UK. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Noble-UK.

Classified Board of Directors

The Noble-UK board of directors will be divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, shareholders have no cumulative voting rights. The Companies Act provides that shareholders must meet a five percent share ownership requirement before they can nominate directors for election by proposing a resolution at a general meeting. Shareholders in Noble-UK wishing to nominate a director will also need to comply with the information and notice provisions set out in the articles of Noble-UK in relation to such nominations. Although shareholders have the ability to remove any director without cause by ordinary resolution under English law, the quorum requirement for the presence of two-thirds of Noble-UK’s total voting shares for the passing of such a resolution provided under the articles of Noble-UK, the classification of the board of directors, the lack of cumulative voting and the limitations on shareholders’ powers to nominate directors may have the effect of making it more difficult not only for any party to obtain control of Noble-UK by replacing the majority of the board of directors of Noble-UK but also to force an immediate change in the composition of the Noble-UK board of directors.

Business Combinations with interested shareholders

Noble-UK’s Articles (similar to Noble-Switzerland’s Articles) provide that, in general, Noble-UK may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

•

Noble-UK’s board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of Noble-UK outstanding at the time the transaction commenced; or

•

the board of directors and the holders of at least two-thirds of the outstanding voting shares of Noble-UK, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

As defined in Noble-UK’s Articles, an interested shareholder for the purposes of these provisions generally includes any person who, together with that person’s affiliates or associates, (1) owns 15 percent or more of the issued Ordinary Shares of the company or (2) is an affiliate or associate of the company and owned 15 percent or more of the issued Ordinary Shares of the company at any time within the previous three years.

Fair price provisions

Noble-UK’s Articles also include “fair price provisions” (similar to those contained in Noble-Switzerland’s by-laws) that require the approval of at least 80 percent of the voting shares before Noble-UK may enter into certain “business combinations” with an “interested shareholder” unless:

•	the business combination is approved by a majority of the disinterested members of the board of directors; or

•

the aggregate amount of cash and the fair market value of the consideration other than cash to be received by the shareholders in the business combination meets certain specified threshold minimum standards, and certain specified events have occurred or failed to occur, as applicable.

For purposes of the fair price provisions, “business combination” is broadly defined to include mergers and consolidations of Noble-UK or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; any merger or consolidation of any subsidiary of Noble-UK with an aggregate fair market value of $1.0 million or more with an interested shareholder or an affiliate of an interested shareholder; the issuance or transfer of securities in Noble-UK or its subsidiaries having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the adoption of a plan of liquidation or dissolution proposed by any interested shareholder or any affiliate of an interested shareholder; and any reclassification of securities or other transaction which has the effect, directly or indirectly, of increasing the number of shares beneficially owned by any interested shareholder or any affiliate of an interested shareholder. For purposes of the fair price provisions, “interested shareholder” is generally defined as a person who, together with any affiliates of that person, beneficially owns, directly or indirectly, 5 percent or more of the combined voting power of the then issued and outstanding Ordinary Shares of Noble-UK.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of Noble-Switzerland are governed by Swiss corporate law and Noble-Switzerland’s articles of association and by-laws. If the Merger is consummated, you will become a member of Noble-UK (as shareholders are known in the U.K.), and your rights will be governed by English corporate law and Noble-UK’s Articles. Noble-UK will not have by-laws.

Many of the principal attributes of Noble-Switzerland’s shares and Noble-UK’s Ordinary Shares will be similar. However, there are differences between your rights under English corporate law and Swiss corporate law. In addition, there are differences between Noble-Switzerland’s articles of association and by-laws, and Noble-UK’s Articles. Because shareholders (other than Noble-Switzerland) will receive, as consideration in the Merger, one Ordinary Share for each share of Noble-Switzerland held immediately prior to the effectiveness of the Merger and because all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK in the Merger, we believe that the equity and membership interests of Noble-Switzerland shareholders are adequately safeguarded.

The following discussion summarizes material changes in your rights resulting from the Merger. This summary is not complete and does not set forth all of the differences between Swiss and U.K. corporate law or all the differences between Noble-Switzerland’s articles of association and by-laws and Noble-UK’s Articles. This summary is subject to the complete text of the relevant provisions of the Swiss Code of Obligations (the “Swiss Code”), particularly articles 620 through 763 of the Swiss Code, the Swiss Merger Act, the Swiss Federal Act on Private International Law, Noble-Switzerland’s articles of association and by-laws, Noble-UK’s Articles and the Companies Act. We encourage you to read those laws and documents. Noble-UK’s Articles are attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain Noble-Switzerland’s articles of association and by-laws, see “Where You Can Find More Information.”

Capitalization

Noble-Switzerland. The registered share capital of Noble-Switzerland is Swiss Francs 838,372,500 comprised of 266,150,000 shares with a par value per share equal to Swiss Francs 3.15.

Noble-UK. Upon completion of the Merger, the issued share capital of Noble-UK is expected to comprise:

•

Noble-UK Ordinary Shares with a nominal (i.e. par) value per share of $0.01 per share. The number of Noble-UK Ordinary Shares in issue will be equal to the number of outstanding shares of Noble-Switzerland immediately prior to the effective time of the merger, except that treasury shares held by Noble-Switzerland will be cancelled in the Merger;

•	50,000 Deferred Sterling Shares with a nominal (i.e. par value) per share of £1 held by Noble Financing; and

•	2 Subscriber Shares with a nominal (i.e. par value) per share of £1 held by Noble Financing.

Following completion of the Merger, a Capitalization Share will also be issued. This Capitalization Share and the shares of Noble-Switzerland held by Noble-Financing, after being exchanged in the Merger for Ordinary Shares, will be cancelled pursuant to the reduction of capital to be undertaken for the purposes of creating distributable reserves in Noble-UK. The Subscriber Shares referred to above will also be cancelled pursuant to the reduction of capital so that the only classes of share outstanding following the reduction of capital will be the Noble-UK Ordinary Shares and the Deferred Sterling Shares.

Issued share capital. English law does not have separate concepts of “authorized” and “conditional” share capital like Swiss law. Instead, all shares in Noble-UK must be “issued” i.e. held by the shareholders of Noble-

UK and will accordingly form part of Noble-UK’s “issued share capital.” All issued shares must have been authorized for issue but there is no separate class of shares called “authorized share capital.”

Increase in Share Capital

Noble-Switzerland.

Ordinary share capital increase. Under the Swiss Code, a decision to increase the share capital is taken by means of resolution passed by the general meeting of shareholders and must be carried out by the board of directors within three months.

Noble-Switzerland may increase its share capital based on a resolution of the general meeting of shareholders with a relative majority of the votes cast.

As further described below, an increase in share capital through the conversion of capital surplus, contribution in kind or for the purpose of an acquisition of assets, the granting of special privileges upon a capital increase and/or limiting or withdrawing preemptive rights requires the approval of at least two-thirds of the shares represented at the general meeting of shareholders and the absolute majority of the par value of such shares.

Authorized share capital increase. Under the Swiss Code, the general meeting of shareholders may by amending the articles of association authorize the board of directors to increase the share capital within a period of no more than two years. Such amendment requires the approval of at least two-thirds of the shares represented at the general meeting of shareholders and the absolute majority of the par value of such shares.

Noble-Switzerland’s articles of association provide that the board of directors is authorized to increase the share capital no later than April 25, 2015, by a maximum amount of Swiss Francs 419,186,250 by issuing a maximum of 133,075,000 fully paid-up shares with a par value of Swiss Francs 3.15 each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the company, and (ii) in partial amounts, shall be permissible.

Conditional share capital increase. Under the Swiss Code, the general meeting of shareholders may resolve to establish conditional share capital by stipulating in the articles of association that creditors of new bonds and similar debt instruments issued by the company or its group companies and employees may be granted rights to subscribe to new shares (conversion or option rights). The share capital automatically increases whenever and to the extent that such conversion or option rights are exercised and the contribution obligations are discharged by set-off or payment. Such conditional share capital requires the approval of at least two-thirds of the shares represented at the general meeting of shareholders and the absolute majority of the par value of such shares.

Noble-Switzerland’s articles of association provide that the share capital may be increased in an amount not to exceed Swiss Francs 435,118,464.90 through the issuance of up to 138,132,846 fully paid-up shares with a par value of Swiss Francs 3.15 per share through

(i) the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations of the company, one of its group companies, or any of their respective predecessors; the total amount of shares that may be issued under the above mentioned rights shall not exceed Swiss Francs 416,218,464.90, divided into 132,132,846 fully paid-up shares with a par value of Swiss Francs 3.15 per share; and/or

(ii) the issuance of the above mentioned rights granted to the members of the board of directors, members of the executive management and employees of the company or any of its group companies, always provided that the total amount of such shares to be issued shall not exceed Swiss Francs 15,750,000, divided into 5,000,000 fully paid-up shares, with a par value of Swiss Francs 3.15 per share; or the issuance of the above mentioned rights to contractors or consultants of the company or any of its group companies or any other persons providing services to the company or its group companies, always provided that the total amount of such shares to be issued shall not exceed Swiss Francs 3,150,000, divided into 1,000,000 fully paid-up shares, with a par value of Swiss Francs 3.15 per share.

Noble-UK. Under Section 549 of the Companies Act, the issued share capital of Noble-UK may only be increased if the board of directors of Noble-UK are authorized to allot and issue further shares either by an ordinary resolution (i.e. a majority of the votes cast) of the shareholders of Noble-UK in a general meeting or by the Articles. Any such authorization must specify the maximum amount of shares which the board of directors are authorized to issue and can last for a maximum of five years.

Shareholder resolutions passed prior to the consummation of the Merger will authorize the board of directors, for a period of up to five years from the date on which the resolution is passed to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security into shares of Noble-UK, up to an aggregate nominal amount of $530,748 or 53,078,841 Ordinary Shares (which we anticipate will represent approximately 20% of the nominal value of Noble-UK’s outstanding Ordinary Shares immediately after the effective time of the Merger) and any such issuances will not grant existing shareholders preemptive rights in respect of such issuances. See “—Preemptive Rights and Preferential Subscription Rights” below). Noble-UK may, before the expiration of such authority, make an offer or agreement which would require Noble-UK shares to be allotted (or rights to be granted) after such expiration, and the board of directors may allot shares or grant rights in pursuance of such an offer or agreement as if its authority had not expired.

Preemptive Rights and Preferential Subscription Rights

Noble-Switzerland.

As to an ordinary share capital increase. Shareholders of Noble-Switzerland have preemptive rights to purchase newly issued securities of Noble-Switzerland in connection with an ordinary share capital increase. The shareholders may, by a resolution passed by at least two-thirds of the votes represented at a general meeting and the majority of the par value of the shares represented, withdraw or limit preemptive rights for important reasons (such as an acquisition).

As to an authorized share capital increase. If a general meeting of shareholders has approved, by amendment of the articles of association, the creation of authorized capital, it may delegate to the board of directors the decision whether to withdraw or limit the preemptive rights for important reasons, provided that the basic principles are set forth in its delegation. Noble-Switzerland’s articles of association provide that the board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of shares from authorized capital for important reasons, including if:

•	the issue price of the new shares is determined by reference to the market price;

•

the new shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Noble-Switzerland;

•

the new shares are issued in connection with the intended broadening of the shareholder constituency of Noble-Switzerland in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares of Noble-Switzerland on domestic or foreign stock exchanges;

•	in connection with a placement or sale of new shares, the grant of an over-allotment option of up to 20 percent of the total number of shares to the initial purchasers or underwriters;

•	for the participation of directors, employees and other persons performing services for the benefit of Noble-Switzerland or one of its subsidiaries; or

•

either (i) following a shareholder or group of shareholders acting in concert having acquired in excess of 15 percent of the share capital registered in the commercial register (excluding treasury shares) without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (ii) for purposes of the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders.

As to a conditional share capital increase. Shareholders of Noble-Switzerland have preferential subscription rights if bonds, options, warrants or other financial instruments convertible into or exercisable or exchangeable for Noble-Switzerland shares are issued under a conditional share capital increase. The articles of association of Noble-Switzerland authorize the board of directors to withdraw or limit the preferential subscription rights of shareholders with respect to such bonds, options, warrants or other financial instruments for important reasons, including if:

•

issued to members of the board of directors, members of the executive management, employees of the company or any of its group companies or to contractors or consultants of the company or any of its group companies or any other persons providing services to the company or its group companies;

•	the issuance is in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions; or

•	if the issuance occurs in national or international capital markets or through a private placement.

Noble-UK. Under the Companies Act, the issuance of “equity securities” by Noble-UK that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal values of their holdings on the same or more favorable terms, unless a special resolution (i.e. passed with 75 percent of votes cast) to the contrary has been passed in a general meeting of shareholders.

In this context, “equity securities” generally includes the Ordinary Shares.

English law permits a company’s shareholders by special resolution or a provision in a company’s articles of association to exclude preemptive rights for a period of up to five years. Pursuant to a shareholder resolution to be passed prior to the consummation of the Merger, the board of directors is authorized to allot (or issue) equity securities, or to grant rights to subscribe for or to convert or exchange any security into equity securities, up to an aggregate nominal amount of $530,748, or up to 53,074,841 Ordinary Shares, for a period of up to five years from the date on which the resolution was passed. A further special resolution excludes the application of statutory preemptive rights to such authority.

Additionally, statutory preemptive rights generally do not apply to:

•	the issuance or transfer of shares under an employees’ equity compensation plan;

•	the issuance of bonus shares (i.e., shares paid up by way of a capitalization of a company’s reserves); or

•	the issuance of equity securities that are paid up wholly or partly otherwise than in cash (i.e. pursuant to an exchange offering or payment in kind).

Distributions and Dividends

Noble-Switzerland. Under Swiss law, dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal year, or if the company has freely distributable reserves, in each case as presented on the audited annual stand-alone statutory balance sheet of the company.

Distributions out of the registered share capital (i.e., the aggregate par value of Noble-Switzerland’s registered share capital) require a formal capital reduction procedure in accordance with Swiss law.

Dividends may be also be paid from qualifying additional paid-in capital, if the respective distribution requirements under the Swiss law are met. These dividends are not subject to withholding tax under Swiss law.

The board of directors of Noble-Switzerland may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Noble-Switzerland’s general reserves amount to less than 20 percent of the paid-in capital, then at least 5 percent of Noble-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Noble-Switzerland’s articles of association permit Noble-Switzerland to accrue additional general reserves. In addition, Noble-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Noble-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms the requirements of the Swiss Code and Noble-Switzerland’s articles of association. Dividends are due and payable upon the shareholders having passed a resolution approving the payment subject to the right of the shareholders to adopt a resolution providing for payment on a later date or dates.

Noble-UK. Under English law, dividends may only be paid out of Noble-UK’s distributable profits or distributable reserves and not out of share capital, which includes share premiums (which are the excess of the consideration for the issuance of shares over the aggregate nominal amount of such shares).

A reserve arising from a court-approved reduction of capital is included in distributable profit unless the court orders otherwise. A reduction of capital may therefore be used to (i) increase existing distributable reserves and/or (ii) reduce or eliminate accumulated realized losses to enable a company to make a dividend.

In addition, the Companies Act does not permit Noble-UK to make a dividend:

•	if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves; or

•	to the extent that the dividend will reduce the net assets below such amount.

Whether a dividend can be paid must be justified by reference to Noble-UK’s “relevant accounts” (which must be its individual accounts (i.e. separate stand-alone statutory accounts)). These will usually be the most recent annual accounts but may, in certain circumstances, be the company’s interim accounts.

Subject to the above Companies Act requirements, the Articles provide that:

•

the board of directors can recommend a final dividend (i.e. a dividend paid and calculated on the basis of the company’s end of year accounts, whether in cash or in specie (i.e., an in-kind dividend) but the shareholders must actually declare and approve it by passing an ordinary shareholder resolution; and

•	the board of directors can resolve without shareholder approval to pay interim cash dividends.

If the potential spin-off transaction described in this proxy statement/prospectus under “Recent Developments” includes a dividend of the shares of the entity to be spun off, Noble-UK could not pay such dividend (i.e., distribute such shares) without a vote of its shareholders. Such shareholder vote could take the form of shareholder approval of (i) the spin-off dividend or (ii) an amendment to the Articles to permit the payment of the spin-off dividend without a further shareholder vote.

Purchase and Redemption of Own Shares

Noble-Switzerland. The Swiss Code limits a company’s ability to hold or repurchase its own shares. Noble-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “—Distributions and Dividends.”

The aggregate par value of all Noble-Switzerland shares held by Noble-Switzerland and its subsidiaries may not exceed 10 percent of the registered share capital. Noble-Switzerland may however repurchase its own shares beyond the statutory limit of 10 percent if the shareholders have passed a resolution at a general meeting authorizing the board of directors to repurchase shares in an amount in excess of 10 percent and the repurchased shares are dedicated for cancellation.

Any shares repurchased under such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the shares represented at the general meeting.

Noble-UK. The Companies Act limits a company’s ability to hold or repurchase its own shares. Because Noble-UK is listed on the NYSE, Noble-UK is permitted to purchase its own shares by way of an “off market purchase” by passing an ordinary resolution (i.e. passed with a majority of votes cast). Such approval may be for a specific purpose or constitute a general authority lasting for up to five years from the date of the resolution although renewal of such authority may be sought more frequently.

An ordinary resolution, authorizing the repurchase of 6,769,891 Ordinary Shares over the next five years (the same number of shares that Noble-Switzerland currently has authority to repurchase) will be adopted prior to the effective time of the Merger.

Noble-UK may only fund the purchase of its own shares out of distributable reserves or the proceeds of a new issue of shares made expressly for that purpose. If any premium above the nominal value of the purchased shares is paid, it must be paid out of distributable reserves.

Any shares purchased by Noble-UK out of distributable reserves may be held as treasury shares.

Reduction of Capital

Noble-Switzerland. Capital distributions may take the form of a distribution of cash or property that is based upon a reduction of Noble-Switzerland’s share capital registered in the commercial register.

Under Swiss law a capital reduction requires the approval of shareholders holding a majority of the shares represented at the general meeting.

A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital registered in the commercial register.

Noble-UK. A U.K. company may choose to reduce its share capital so that, to the extent of the capital reduced, it may create distributable reserves for the payment of a dividend or to return surplus capital to shareholders.

Under the Companies Act, a public company can only effect a reduction of capital with approval from a U.K. court. Prior to the court process, the reduction must first be approved by a special resolution of shareholders in general meeting (i.e. passed with 75 percent of votes cast). If the resolution is approved, the reduction must be approved by a court.

Shareholder Approval of Takeovers and Certain Transactions

Noble-Switzerland. Business combinations and other transactions that are binding on all shareholders are governed by the Swiss Merger Act. A statutory merger or demerger requires that at least two-thirds of the votes represented at the general meeting of shareholders and the majority of the par value of shares represented vote in favor of the transaction. Under the Swiss Merger Act, a “demerger” may take two forms:

•

dividing all of a legal entity’s assets and transferring them to other legal entities. Its members receive equity or membership rights in the acquiring legal entities. The transferring legal entity is dissolved and deleted from the commercial register (split-up); or

•	transferring one or more parts of a legal entity’s assets to other legal entities. Its shareholders receive equity or membership rights in the acquiring legal entity (spinoff).

If a transaction under the Swiss Merger Act receives the necessary shareholder approvals as described above, all shareholders would be compelled to participate in the transaction.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to companies limited by shares, such as Noble-Switzerland, the Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90 percent of the outstanding shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Swiss Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation.

In addition, under Swiss law, the sale by Noble-Switzerland of “all or substantially all of its assets” may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at the general meeting. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•

the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Noble-UK. There is no concept of a statutory merger under English law except where an English company merges with another company based in the European Economic Area. European and U.K. legislation provide for statutory mergers between English companies and companies based in the European Economic Area (of which the U.K. forms part). There is no statutory merger regime for mergers between an English company and a company based outside of the European Economic Area but English law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement (such as the Merger Agreement). Takeovers of English companies are however generally effected by way of a takeover offer or scheme of arrangement (see below under “—Takeover Offer” and “—Scheme of Arrangement”) as opposed to a merger.

Application of the Takeover Code. The principal regulations that deal with the conduct of takeovers for English companies are set out in the Takeover Code. An English public limited company is potentially subject to the Takeover Code if, among other factors, its place of central management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Noble-UK’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) will not apply to Noble-UK. It is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Noble-UK.

Shareholder Approval. Under English law and subject to applicable U.S. securities laws and NYSE rules and regulations, where Noble-UK proposes to acquire another company, approval of Noble-UK’s shareholders is not required although there may be other aspects of the transaction that require shareholder approval (for example a share capital increase).

Under English law, where another company proposes to acquire Noble-UK, the requirement for the approval of the shareholders of Noble-UK depends on the method of acquisition. The two typical methods are a scheme of arrangement or a takeover offer:

Scheme of arrangement. A takeover may be effected by a procedure known as a “scheme of arrangement”. This procedure allows a company to effect a takeover of another company in a manner that is binding on all shareholders of the target company. A scheme of arrangement is generally only used in non-hostile takeover situations and is effected by the relevant target company applying for the consent of the U.K. court to seek, and subsequently obtain, the approval of shareholders:

•	representing a majority in number of the shareholders present and voting on the scheme of arrangement, whether in person or by proxy, and

•

representing 75 percent or more in value of the shareholders (or each class of shareholders) present and voting on the scheme of arrangement, whether in person or by proxy, in each case excluding any shares held by the acquiring party.

If a scheme of arrangement receives the approval of shareholders of a company and is subsequently sanctioned by a U.K. court, all holders of shares in the target company will be bound by the terms of the scheme of arrangement. Shareholders have the right to petition the court at the sanction hearing if any consider the scheme to be unfair.

Takeover offer. A takeover may also be effected by a simple takeover offer (a tender offer to acquire shares for cash or other consideration in a target company).

The Companies Act (to which Noble-UK is subject) provides for a “squeezeout” procedure which may be used in relation to takeover offers. This procedure allows an offeror to acquire any shares in a target company not already acquired pursuant to a takeover offer and may be used where:

•	a takeover offer is made for shares; and

•

following the offer, the offeror has acquired or contracted to acquire not less than 90 percent in value of the shares to which the offer relates, and not less than 90 percent of the voting rights carried by the shares to which the offer relates.

If the above criteria are met, the offeror may “squeezeout” any shareholders who did not accept the offer and require them to transfer their shares on the terms of the offer.

A dissenting shareholder may object to the transfer on the basis that the bidder is not entitled to acquire shares or to specify terms of acquisition different from those in the offer by applying to the court within six weeks of the date on which notice of the transfer was given.

A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.

Related Party Transactions

Noble-Switzerland. Under the Swiss Code, if the company is represented in the conclusion of a contract by the person with whom it is concluding the contract, the contract must be made in writing. This requirement does not apply to contracts relating to everyday business where the value of the company’s goods or services does not exceed Swiss Francs 1,000.

Noble-UK. Under English law, certain transactions between a director, certain parties connected with that director and a related company of which he or she is a director are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions.

Appraisal Rights and Compulsory Acquisitions

Noble-Switzerland. In case of a statutory merger or demerger subject to Swiss law, the Swiss Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation. The action for review must be filed within two months of the date of publication of the shareholders’ approval of the merger or demerger. The court’s decision will apply to all parties who are in a similar position as the requesting shareholder.

Noble-UK. English law does not provide for “appraisal rights” similar to those rights under Swiss law (other than in connection with the Takeover Code which does not apply to the Company), but the Companies Act provides for dissenter’s rights which permit a shareholder to object to a court in the context of the compulsory acquisition of minority shares pursuant to the statutory squeeze-out procedure referred to above under “—Shareholder Approval of Takeovers and Certain Transactions.”

Regulation of Compensation (“Say-on-Pay”)

Noble-Switzerland.

New Compensation Initiative. New “say-on-pay” laws were approved in Switzerland in March 3, 2013, and will become effective in March 2014, subject to customary transitional periods. As a result, public companies incorporated in Switzerland will face new rules on corporate governance and compensation matters. To the extent that the new law requires shareholders of public companies to approve executive compensation, it is expected that such votes would be required at annual general meetings beginning in 2015.

Because the Swiss Federal Council has not yet adopted the implementing provisions, it is not clear how the new law will be implemented or how the compensation practices of Swiss companies will be affected. However, based on information available today, and subject to political and other developments, the following are likely requirements of the new law:

•	Binding annual shareholder votes on executive compensation;

•	Articles of association containing guidelines on bonus- and stock-option-plans, as well as on post-retirement benefits and loans granted to executives; and

•	Prohibition of certain incentive-payments such as severance payments, sign-up payments, or premiums in connection with merger and acquisition transactions.

Non-compliance with the new law may render compensation arrangements invalid and expose board members and senior management of companies entering into such agreements to criminal liability, including imprisonment and the payment of fines.

Noble-UK.

General. Current UK legislation requires the directors (which term likely includes for this purpose the chief executive officer and chief financial officer) of public companies incorporated under English law to prepare a directors’ remuneration (i.e. compensation) report for each financial year. The contents of the report are prescribed by statute and must set out inter alia details of the company’s policy on directors’ compensation for current and subsequent financial years and the total amounts of salary, fees, bonuses and other benefits paid to each director. The directors’ remuneration report must be approved by the company’s board and must also be submitted to a vote of shareholders at each annual general meeting. Under current legislation, the shareholder vote is an advisory vote and accordingly, boards are not compelled to alter their director compensation policies if shareholders do not approve the remuneration report.

Changes to the law relating to the approval of directors’ remuneration. Pursuant to legislative changes scheduled to come into force on October 1, 2013, the UK law governing directors’ remuneration reports will be amended so that they will be split into:

•	a forward looking pay policy setting out the company’s future policy on directors’ remuneration; and

•	an implementation report setting out how the pay policy was implemented in the previous financial year.

The new legislation will require:

•	shareholders to approve the pay policy at least once every three years by way of a binding shareholder resolution; and

•	shareholders to approve the implementation report every year by way of a non-binding (“advisory”) shareholder resolution.

As a result, if the Merger is effected, shareholders of Noble UK will be required to approve the pay policy of Noble UK at its 2014 annual general meeting and, at subsequent annual general meetings, to approve the implementation report.

If a pay policy is not approved by shareholders when put to the vote, the company may (i) revert to the last approved pay policy, (ii) call a general meeting to put forward a revised pay policy or (iii) revert to the last approved pay policy and seek specific shareholder approvals for any remuneration outside the scope of the last approved pay policy. If a company’s first pay policy submitted to shareholders after the new legislation comes into force is not approved by shareholders, the company will be required to call a further general meeting to approve a revised version of the pay policy. All quoted public companies incorporated under English law will be required to have an approved pay policy in place by the start of their second financial year following October 1, 2013. Any payments outside of a company’s approved pay policy will be unenforceable under UK law. If any payments are made outside of a company’s pay policy, they will be treated as being held on trust by the relevant recipient and any directors who approved such payment will be jointly and severally liable to indemnify the company for any loss arising from such payment.

If the implementation report is not approved by shareholders, there will be no effect on any remuneration already paid to directors. The company, however would be required to put its pay policy to a binding shareholder vote the following year (even if such policy had been approved within the previous two years and was not immediately scheduled to be resubmitted).

Appointment of Directors

Noble-Switzerland.

Election of directors. With respect to the election of directors, each holder of shares entitled to vote at the general meeting has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected.

Noble-Switzerland’s articles of association further provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.

Nomination of directors by shareholders. Any shareholder has the right to request that an item be included on the agenda of a general meeting of shareholders. Noble-Switzerland’s articles of association require that a shareholder desiring to submit an item to be included on the agenda (other than a nomination for a director) for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Noble-Switzerland no less than 60 nor more than 120 days in advance of the meeting. Each such request must include the information specified in Noble-Switzerland’s articles of association.

Any shareholder may nominate one or more directors for election. Any shareholder desiring to nominate directors for consideration by the shareholders at any general meeting must give written notice of such intent. Any such notice with respect to an annual general meeting must be received by the secretary of Noble-Switzerland no later than 90 days in advance of the meeting and any notice with respect to an extraordinary general meeting must be received by the secretary of Noble-Switzerland no later than the seventh day following the notice of such meeting of shareholders. Each such notice must include the information specified in Noble-Switzerland’s articles of association.

Vacancies. The Swiss Code provides that a vacancy or a newly created directorship as proposed by Noble- Switzerland’s board of directors may only be filled upon approval by shareholders at a general meeting.

Noble-UK.

Election of directors. With respect to the election of directors, pursuant to the Articles, directors may be elected at a general meeting of shareholders by a majority of the votes cast by the shareholders present in person or by proxy at the meeting.

The Articles further provide that in the event it is proposed to vote upon a number of resolutions for the appointment of a person as a director that exceeds the number of directors that are to be appointed to the board of directors at that meeting the directors of Noble-UK may be elected by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.

Nomination of directors by shareholders. As set out under “—General Meetings of Shareholders” below, shareholders representing at least 5 percent of the paid up capital of the company carrying voting rights may require the directors to call a general meeting of the company.

The Companies Act also provides that shareholders may demand a resolution be voted on at an annual general meeting, if the demand is made by:

•	shareholders holding at least 5 percent of the total voting rights at the meeting to which the demand relates; or

•	at least 100 shareholders holding shares on which there has been paid an average sum per shareholder of at least £100,

in each case provided those shareholders are entitled to vote on the resolution they demand. The Articles provide that notice of a resolution to elect a director must be received by the company secretary of Noble-UK at least 90 days in advance of the meeting. Each such demand must include the information specified in the Articles. Under the Articles, if a shareholder does not comply with the information and notice requirements set out therein, the non-compliant shareholder may not vote on the matter to be acted on at the relevant meeting pursuant to the notice.

Resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing.

Vacancies. Under the Articles, the board of directors can also elect another person to fill a vacancy without a shareholder vote subject to re-election by the shareholders at the next annual meeting. Any such appointee will however be subject to the classification provisions of the Articles relating to retirement by rotation.

Removal of Directors

Noble-Switzerland. Under the Swiss Code, the directors of Noble-Switzerland may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Noble-Switzerland’s articles of association. Noble-Switzerland’s articles of association provide that directors may only be removed by shareholders at a meeting at which at least two-thirds of the total number of shares entitled to vote at a general meeting of shareholders, whether or not represented at such meeting, are represented and by a vote of at least two-thirds of the total number of shares entitled to vote at a general meeting of shareholders whether or not represented at such meeting.

Noble-UK. Pursuant to the Companies Act, shareholders can remove directors by passing an ordinary resolution (50 percent of the total votes cast at the meeting). Such a resolution to remove a director requires “special notice” under the Companies Act. Broadly, “special notice” requires that Noble-UK be given notice by the proposing shareholder of the removal resolution at least 28 days prior to the meeting at which the removal resolution is to be proposed. Noble-UK must then give notice to its shareholders at the same time as it gives notice of the relevant meeting to its shareholders or, if this isn’t practical (i.e. because notice of the meeting has already been given) Noble-UK must give at least 14 days’ notice of the removal resolution to its shareholders.

Directors’ Duties

Noble-Switzerland. A director of a Swiss company is bound to performance standards as specified in the Swiss Code, including an obligation to act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. The members of the board of directors of Noble-Switzerland are liable to Noble-Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

To the extent that the Swiss Code allows the delegation by the board of directors to executive management, and such delegation is actually made by virtue of Noble-Switzerland’s articles of association and by-laws, the responsibility of the board of directors is limited to the due election, instruction and supervision of the executive management.

Noble-UK. The Companies Act codified many of the pre-existing common law and fiduciary duties that had previously existed in relation to directors under English law and imposes the following statutory director duties on directors of U.K. companies:

•	a duty to act within his or her powers (i.e. in accordance with the articles and shareholder resolutions);

•	a duty to act in a way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

•	a duty to act in accordance with the company’s constitution and exercise powers only for the purposes for which they are conferred;

•	a duty to exercise independent judgment;

•	a duty to exercise reasonable care, skill and diligence;

•	a duty to avoid conflicts of interest;

•	a duty not to accept benefits from third parties; and

•	a duty to declare an interest in a proposed transaction with the company.

The above duties apply to all directors of a U.K. company in all contexts, including in relation to takeovers, business combinations and other corporate transactions.

Indemnification of Directors and Officers and Insurance

Noble-Switzerland. Noble-Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Noble-Switzerland to the fullest extent allowed by law. Under the Swiss Code and Noble-Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers.

Noble-UK. The Articles enable Noble-UK to indemnify the directors and officers of Noble-UK and to advance expenses to defend claims against officers and directors to the full extent of English law. Subject to exceptions described below, English law does not permit a company to exempt a director or certain officers from, or indemnify him or her against, liability in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the company. Indemnification is permitted for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer and the director or officer is acquitted, or the director or officer is held liable, but the court finds that he or she acted honestly or reasonably and the relief should be granted.

The exceptions under the Companies Act allow a company to (and the Articles provide that Noble-UK may):

•

purchase and maintain director and officer insurance “D&O Insurance” against any liability arising in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offences or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true;

•

provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings and penalties imposed by regulatory bodies). Noble-UK can therefore indemnify directors and certain officers against such third party actions as class actions or actions following mergers and acquisitions or share issues; and

•

make a loan to a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company as the cost of the loan can be paid under the QTPIP.

Shareholders’ Suits

Noble-Switzerland. Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose on the company all costs the plaintiff incurred in prosecuting the action.

Shareholders who suffer a direct loss due to an intentional or negligent breach of a director’s or officer’s duties may sue in their personal capacity for monetary compensation.

Noble-UK. Under the Companies Act, shareholders are entitled to bring a derivative claim to seek relief on behalf of the company against the actions of a director of the company. The cause of action for a derivative claim must be vested in the company and claims may only be brought in respect of actual or proposed acts or omissions including negligence, default, breach of duty or breach of trust by a director of the company. The onus to provide evidence to make out a prima facie case for the derivative claim is on the shareholder seeking permission to continue the claim.

The Companies Act also permits shareholders to apply for a court order:

•	if Noble-UK’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

•	if any act or omission of Noble-UK is or would be so prejudicial.

Annual General Meetings of Shareholders

Noble-Switzerland. Under the Swiss Code and Noble-Switzerland’s articles of association, Noble-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of each fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term is expiring. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere, except in cases where shareholders would be unduly hindered to participate in the meeting or Swiss law requires a resolution to be evidenced by a public deed.

Noble-UK. Pursuant to the Companies Act, Noble-UK is required to hold an annual general meeting within six months of the day following the end of its fiscal year. The notice required for an annual general meeting is 21 clear days unless all those entitled to attend and vote at the meeting agree to accept shorter notice. It is anticipated that the annual general meetings of Noble-UK will continue to be used for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term is expiring.

Annual general meetings of shareholders must be convened by the board of directors who also have discretion to determine the location of such meetings.

General Meetings of Shareholders

Noble-Switzerland. An extraordinary general meeting of Noble-Switzerland may be called upon the resolution of the board of directors, the chairman of the board of directors, the chief executive officer, the president or, under certain circumstances, by the auditor. In addition, Swiss law provides that the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by one or more shareholders holding an aggregate of at least 10 percent of the share capital recorded in the commercial register specifying, among other things, the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and statutory reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Noble-UK. Under the Companies Act, a general meeting may be convened by the board of directors of a company or by shareholder(s) representing at least 5 percent of the paid-up capital of a company carrying voting rights or in certain circumstances, the auditor of the company. The Articles provide that shareholders be given at least 21 clear days’ notice of general meetings. For the purposes of giving notice “clear days” means calendar days between (and excluding) deemed receipt of the notice and the date of the meeting itself.

Where the general meeting has been requisitioned by shareholders, the Companies Act requires directors to call the meeting within 21 days of becoming subject to the requisition and hold the meeting not more than 28 days after the date of the notice of the general meeting.

Quorum Requirements

Noble-Switzerland. The presence of shareholders, in person or by proxy, holding at least a majority of the total number of shares entitled to vote at a general meeting of shareholders whether or not represented at such meeting, is a quorum for the transaction of most business. However, shareholders present, in person or by proxy, holding at least two-thirds of the total number of shares entitled to vote at a general meeting of shareholders whether or not represented at such meeting, is the required quorum at a general meeting to consider or adopt a resolution to remove a director or to amend, vary, suspend the operation of or cause any of the following provisions of Noble-Switzerland’s articles of association to cease to apply:

•	Article 12(f) — which relates to business combinations with interested shareholders (as defined in Noble-Switzerland’s articles of association);

•	Article 20 — which relates to voting proceedings and procedures at general meetings;

•	Article 21 — which sets forth the level of shareholder approval required for certain matters;

•	Article 22 — which sets forth the presence quorum at a general meeting required for certain matters, including the removal of a member of the board of directors; and

•	Articles 23 and 24 — which relate to the number and term of office of directors.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Noble-UK. The necessary quorum for a general shareholder meeting is shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person or by proxy.

The Articles however also provide that the following matters require the presence in person or by proxy of shareholders who together represent at least two-thirds of the voting rights of all the shareholders entitled to vote at a meeting:

•	the adoption of a resolution to remove a serving member of the board of directors; and

•

the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel the provisions of the Articles relating to (i) the quorum and voting requirements for general meetings of shareholders (ii) the election and removal of directors and size of the board of directors, (iii) fair price protections in relation to business combinations and (iv) transactions with interested shareholders (see above under “Description of Noble-UK Ordinary Shares—Anti-takeover Provisions”).

Record Dates for Shareholder Meetings

Noble-Switzerland. Under Swiss law, any shareholder who is registered in Noble-Switzerland’s share register as a shareholder with voting rights at the time of a general meeting of shareholders is entitled to vote at the meeting. Under Swiss law the board of directors may take up to 20 days to determine whether to object to a shareholder’s application to be registered as a shareholder with voting rights. In order to set what is effectively a “record date” for each general meeting on a date that is less than 20 days prior to the date of the meeting, we expect that the board of directors will not act on any application to register a shareholder with voting rights that is received within 20 days of the general meeting until after the meeting.

Noble-UK. Under the articles of Noble-UK, all shareholders who are registered in Noble-UK’s share register at the time of the record date specified in the relevant notice of the general meeting by the board of directors will be entitled to vote at the meeting. In order to determine shareholders entitled to receive notice of general meetings, Noble-UK will also set a date where shareholders who are registered in Noble-UK’s share register at close of business on such date will be entitled to receive notice of a general meeting by the board of directors, and such date will be no more than 21 days before the day that notices are sent. All shares in Noble-UK will carry voting rights and a separate registration process to confer voting rights is not required.

Voting Rights

Noble-Switzerland. Each Noble-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Noble-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Noble-Switzerland’s articles of association do not limit the number of shares that may be voted by a single shareholder.

To be able to exercise voting rights, holders of the shares must apply for enrolment in Noble-Switzerland’s share register as shareholders with voting rights.

Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Treasury shares, whether owned by Noble-Switzerland or one of its majority-owned subsidiaries, are not entitled to vote at general meetings of shareholders.

Pursuant to the Swiss Code and Noble-Switzerland’s articles of association, registered shareholders have the exclusive right to determine the following matters:

•	adoption and amendment of Noble-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the standalone statutory financial statements and the consolidated financial statements;

•	the allocation of profits shown on the balance sheet, in particular the determination of dividends;

•	discharge of the members of the board of directors and the persons entrusted with management from liability;

•	approval of a transaction with an interested shareholder (as defined in Noble-Switzerland’s articles of association); and

•

any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Noble-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Pursuant to Noble-Switzerland’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots are disregarded), unless otherwise provided by law or Noble-Switzerland’s articles of association. Noble-Switzerland’s articles of association provide that directors shall be elected at a general meeting of shareholders by a plurality of the votes cast. The acting chair may direct that elections be held by use of an electronic voting system.

The Swiss Code and Noble-Switzerland’s articles of association require the affirmative vote of at least two- thirds of the shares represented at a general meeting and a majority of the par value of such shares to approve the following matters:

•	the amendment to or the modification of the purpose of Noble-Switzerland;

•	the creation of shares with increased voting rights;

•	the restriction on the transferability of shares and any modification or removal of such restriction;

•	an authorized or conditional increase of the share capital (other than increases permitted by the articles of association);

•

an increase in the share capital through (i) the conversion of capital surplus, (ii) a contribution in kind or for purposes of an acquisition of assets or (iii) the granting of special privileges upon a capital increase;

•	the limitation on or withdrawal of preemptive rights or preferential subscription rights;

•	the relocation of the registered office of Noble-Switzerland;

•	the dissolution of Noble-Switzerland;

•	the merger by way of absorption of another company, to the extent required under Noble-Switzerland’s articles of association or by statutory law; and

•	any change to the supermajority requirements above.

The same supermajority voting requirements apply to resolutions in relation to transactions among companies based on the Swiss Merger Act, including a merger, demerger or conversion of a company (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company. In such a merger, an affirmative vote of 90 percent of the outstanding shares is required).

Swiss law may also impose this supermajority voting requirement in connection with the sale by Noble-Switzerland of “all or substantially all of its assets.”

Noble-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the total number of shares entitled to vote at a general meeting of shareholders whether or not represented at such meeting, to approve the following matters:

•	the removal of a serving member of the board of directors;

•

changes to the requirements of shareholders to provide advance notice of items to be included on the agenda for a general meeting, including the requirements related to nominations for elections of directors;

•	changes to certain voting proceedings and procedures at general meetings;

•	changes to the presence quorum;

•	changes to the number of members of the board of directors;

•	changes to the terms of office of directors ; and

•	changes to the supermajority requirements listed above.

Noble-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the shares voted at a general meeting to approve any changes to the indemnification provisions for directors and officers or the majority voting provision related thereto.

Subject to certain exceptions and in addition to any approval that may be required under applicable law, Noble-Switzerland’s articles of association require the affirmative vote of holders of the number of shares of Noble-Switzerland equal to the sum of:

•	two-thirds of the total number of shares entitled to vote at a general meeting of shareholders whether or not represented at such meeting, plus

•

a number of shares entitled to vote at the general meeting that is equal to one third of the number of shares entitled to vote held by an interested shareholder (as defined in Noble-Switzerland’s articles of association), for Noble-Switzerland to engage in any business combination with an interested shareholder (as defined in Noble-Switzerland’s articles of association).

Under the Swiss Code, provisions of the articles of association which stipulate that larger majorities (supermajorities) than those prescribed by law are required in order to make certain resolutions may themselves be introduced only with the planned majority.

Noble-UK. The voting rights of a U.K. company are determined in accordance with its articles of association. Subject to the terms of the Articles, all Noble-UK shareholders (other than any subsidiary of Noble-UK) holding Ordinary Shares will have the right to attend and vote at a general meeting of the company.

Under the Articles, all votes taken at a general meeting of Noble-UK must be taken on a poll.

Shareholders may appoint proxies (who need not be a shareholder) to attend, speak and vote at a meeting on their behalf. It is common practice for the chairman of the meeting to be appointed as a shareholder’s proxy. Proxies must be appointed before the meeting starts and the deadline for receipt of proxies must be set no more than 48 hours before the date of the meeting (ignoring weekends and bank holidays for these purposes).

Instead of appointing a proxy, corporate shareholders may, by a resolution of their directors or other governing body, appoint a corporate representative to attend a meeting and vote on their behalf. No prior notice of such appointment need be given to the relevant company although the relevant representative must bring satisfactory evidence of their appointment to the meeting.

Under English law, an ordinary resolution must be approved by at least a majority of the votes cast. Special resolutions must be approved by at least 75 percent of the votes cast at the meeting.

An ordinary resolution is needed to (among other things):

•	remove a director;

•	provide, vary or renew a director’s authority to allot shares; and

•	appoint a director (where the appointment is by shareholders in the first instance rather than the board).

A special resolution of shareholders is needed to (among other things):

•	alter a company’s articles of association;

•	exclude statutory preemptive rights on allotment of securities for cash;

•	reduce a company’s share capital;

•	re-register a public company as a private company (or vice versa); and

•	approve a reduction of capital or a scheme of arrangement.

Inspection of Books and Records

Noble-Switzerland. Although not explicitly stated in the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares. With respect to the right to inspect the share register with regard to the shares of other shareholders, the inspection right and the related procedure is disputed among legal scholars. We believe that shareholders must approve the disclosure of their identity before other shareholders are permitted to inspect the share register under such circumstances. No other person has a right to inspect the share register.

The books and correspondence of a Swiss company may be inspected with the express authorization of a general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets.

At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Noble-Switzerland.

Generally, if the shareholders’ inspection and information rights as outlined above have been exercised and prove to be insufficient and to the extent that it is required for the exercise of shareholder rights, any shareholder may propose to a general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. Such shareholder is not required to comply with the advance notice requirements described above in “—General Meetings of Shareholders” because this matter is not required to be included in the agenda. However, if a shareholder wishes to call an extraordinary general meeting and propose that specific facts be examined by a special commissioner in a special investigation, the shareholder must comply with the requirements to call an extraordinary general meeting and the advance notice requirements described above in “—General Meetings of Shareholders.” If one or more shareholders desires to call an extraordinary general meeting of shareholders to consider the proposal, the shareholders must hold an aggregate of at least 10 percent of the share capital recorded in the commercial register.

If the general meeting of shareholders approves the proposal, Noble-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Noble-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the proposal, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate par value of at least two million Swiss Francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that corporate bodies or the founders of Noble-Switzerland infringed the law or Noble-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Noble-Switzerland and only in exceptional cases to the petitioners.

Noble-UK. All limited companies in England are registered with Companies House and required to submit certain information to the Registrar of Companies at Companies House. Documents filed on behalf of Noble-UK at Companies House are available for public inspection. The ultimate responsibility for meeting the statutory requirements relating to disclosure falls on the board, the members of which may face financial liability or penalties for any incorrect or misleading statement or default.

Generally, the register and index of names of shareholders of a U.K. company may be inspected by shareholders at any time for free, or by any other person for a fee.

Service contracts, if any, of a U.K. company’s directors can be inspected without charge during business hours. Shareholders may also inspect, without charge and during business hours, the minutes of meetings of the shareholders for the previous 10 years, the register of interest in shares and the register of disclosures.

In addition, the published annual report and accounts of a quoted company such as Noble-UK must be made available on its website as soon as reasonably practicable and then continuously until the next financial year’s annual report and accounts are available on the website.

Rights upon Liquidation

Noble-Switzerland. Noble-Switzerland’s duration is unlimited. Under the Swiss Code, Noble-Switzerland may be dissolved at any time upon a resolution of the general meeting of shareholders passed by at least two-thirds of the votes represented at a general meeting and an absolute majority of the par value of the shares represented. Dissolution by court order is possible if Noble-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10 percent of Noble-Switzerland’s share capital, or if in the course of incorporation, legal provisions or provisions of the articles of association have been disregarded, and the interests of the creditors or shareholders have been severely jeopardized or infringed thereby. Under the Swiss Code, unless otherwise provided for in the articles of association, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of shares held, with due regard to the preferential rights of individual classes of shares, and subject to Swiss withholding tax requirements.

Noble-UK. The liquidation of a U.K. company is a statutory process governed by the Insolvency Act 1986, where assets of the company are realized for the benefit of creditors and the company is dissolved. Liquidation may be voluntary, where it is initiated by shareholders or creditors, or compulsory, where it is initiated by creditors and approved by the court. A shareholders’ voluntary liquidation is instigated by special resolution. A liquidator is appointed to collect in the assets of the company and distribute them in the order prescribed by the Insolvency Act 1986 to satisfy any charges, secured and unsecured creditors and the expenses of the liquidation. If there are any surplus funds available after these liabilities have been satisfied in full, they will be divided amongst shareholders in proportion to their existing shareholdings.

Enforcement of Judgments

Noble-Switzerland. Switzerland and the U.S. do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the U.S. in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law or if the judgment was rendered by a court located at the domicile of the defendant;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•

the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, the international requirements according to treaties, legal precedent and similar requirements.

Noble-UK. There are no arrangements in place between the U.K. and U.S. relating to the reciprocal enforcement of judgments. U.S. judgments must therefore be enforced at common law and by instituting fresh legal proceedings in England and Wales. In broad terms, for a foreign judgment to be recognized by courts in England and Wales:

•	it must be for a debt or definite sum of money;

•	it must be final and conclusive in the court which pronounced it; and

•	it must have been given by a court regarded by English law as competent to do so.

It may therefore be more difficult (or impossible) to bring some types of claims against a U.K. company. Further, a judgment may be impeached by showing that:

•	the court in question did not, in the circumstances of the case, and in accordance with the English rules of private international law, have jurisdiction to give that judgment;

•	the judgment was obtained through fraud;

•	the enforcement of the judgment would be contrary to the public policy of the U.K.; or

•	the proceedings in which the judgment was obtained were opposed to the rules of natural justice.

A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in the English courts on public policy grounds and a prosecution brought before the English courts under U.S. federal securities laws may also not be permitted on public policy grounds.

THE MEETING OF SHAREHOLDERS

We are furnishing this proxy statement/prospectus to our shareholders in connection with the solicitation of proxies by Noble-Switzerland’s board of directors for use at a meeting of shareholders of Noble Corporation, a Swiss corporation.

Time, Place and Date

The meeting of shareholders will be held on October 11, 2013, at 6:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland.

Purpose of the Meeting

At the meeting, Noble-Switzerland’s board of directors will ask shareholders to vote to approve the Merger Agreement, pursuant to which the merger of Noble-Switzerland into Noble-UK will be effected.

As a result of the Merger:

•	Noble-UK will be the surviving company and Noble-Switzerland will be dissolved without liquidation;

•	all of the assets and liabilities of Noble-Switzerland will be transferred to Noble-UK;

•	you will receive, as consideration in the Merger, one Ordinary Share of Noble-UK in exchange for each share of Noble-Switzerland you hold immediately prior to the Merger;

•

Noble-UK will assume certain employee benefit plans that had previously been sponsored by Noble-Switzerland and we will amend such plans in order to permit the issuance or delivery of Noble-UK Ordinary Shares thereunder, instead of Noble-Switzerland shares.

Noble-Switzerland’s board of directors has unanimously approved the Merger Agreement and recommends that you vote “FOR” the Merger Agreement.

Record Date; Voting Rights; Vote Required for Approval

Shareholders who are registered with voting rights in our share register as of the close of business, U.S. Eastern time, on September 23, 2013 or who have notified our Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the meeting and vote their shares, or may grant a proxy to vote on each of the proposals included in this proxy statement/prospectus.

On August 30, 2013, the last practicable date prior to the date of this proxy statement/prospectus, there were 266,150,000 registered shares of Noble-Switzerland, including direct and indirect treasury shares. Each Noble-Switzerland share entitles the holder to one vote.

The Merger Agreement must be approved by the affirmative vote of at least two-thirds of the shares of Noble-Switzerland, represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares).

Our directors and executive officers have indicated that they intend to vote their shares in favor of the Merger Agreement. On August 30, 2013, our directors and executive officers and their affiliates beneficially owned approximately 0.9% of the registered Noble-Switzerland shares.

Proxies and Voting Instruction Cards

A proxy card is being sent with this proxy statement/prospectus to each holder of shares registered in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on August 28, 2013. In addition, a proxy card will be sent with this proxy statement/prospectus to each additional holder of shares who is registered with voting rights in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on September 23, 2013 (which is effectively the record date for the meeting) or who notifies Noble-Switzerland’s Corporate Secretary in writing of their acquisition of shares by such time. If you are registered as a shareholder in Noble-Switzerland’s register as of the close of business, U.S. Eastern time, on September 23, 2013 or you have notified Noble-Switzerland’s Corporate Secretary in writing of your acquisition of shares by such time (and your notice has been properly accepted by the Corporate Secretary), you may grant a proxy to vote on each of the proposals described in this proxy statement/prospectus and any other matter properly presented at the meeting for consideration to Noble-Switzerland or the independent representative, Mr. Christian Koller, Gloor & Sieger, by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on October 10, 2013 either to:

Noble Corporation

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

Mr. Christian Koller

c/o Gloor & Sieger

Utoquai 37

P.O. Box 581

CH 8024 Zurich, Switzerland

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through DTC, you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, has been registered with voting rights in Noble-Switzerland’s share register with respect to such shares.

If you have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not specifically indicated your votes (irrespective of whether a proxy has been granted to Noble-Switzerland or the independent representative), Noble-Switzerland or the independent representative, as applicable, will vote your shares in the manner recommended by our board of directors.

Although Noble-Switzerland is organized under Swiss law, Noble-Switzerland is subject to the SEC proxy requirements and the applicable corporate governance rules of the NYSE, where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the meeting. In particular, Noble-Switzerland has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

Voting Instruction Cards.  If you are a participant in the Savings Plan as of the close of business, U.S. Eastern time, on August 28, 2013 or September 23, 2013, you should receive a voting instruction card for shares held in the Savings Plan. You may instruct the trustee of the Savings Plan how to vote by completing, singing, dating and mailing the voting instruction card in the postage-paid envelope. To be effective, a voting instruction card must be received by Noble-Switzerland prior to the beginning of voting at the meeting of shareholders.

The trustee under the Savings Plan will vote the shares credited to the Savings Plan participants’ accounts in accordance with such participants’ instructions. If no such voting instructions are received from a participant, then, unless otherwise instructed by the Savings Plan Committee, the trustee under the Savings Plan will vote the shares credited to such participant’s account in the same proportions as the shares for which voting instructions have been received from Savings Plan participants.

Revocation.  You may revoke your proxy card at any time prior to its exercise by:

•

giving written notice of the revocation to the Corporate Secretary of Noble-Switzerland, or to the independent representative at the address set forth in this proxy statement/prospectus, in each case before October 11, 2013;

•

notifying the Corporate Secretary of Noble-Switzerland at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to Noble-Switzerland, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representatives, and appearing at the meeting and voting in person; or

•	properly completing and executing a later-dated proxy card and delivering it to the Corporate Secretary of Noble-Switzerland or the independent representative, as applicable, at or before the meeting.

However, your attendance alone at the meeting will not automatically revoke your proxy.

Absence of Instructions.  Shares represented by a proxy that has not been revoked will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR the Merger Agreement.

The accompanying proxy is being solicited on behalf of the board of directors of Noble-Switzerland. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by Noble-Switzerland. In addition to solicitation by mail, Noble-Switzerland will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Noble-Switzerland will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Noble-Switzerland has retained MacKenzie Partners, Inc. for a fee of $15,000, plus expenses, to aid in the solicitation of proxies from its shareholders and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its meeting, Noble-Switzerland or its proxy solicitor may solicit the return of proxies by personal interview, telephone, telegram and via the Internet. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Presence Quorum

The presence of shareholders, in person or by proxy, holding at least a majority of the total shares entitled to vote at the meeting will constitute a presence quorum for purposes of the Merger proposal. For the Merger proposal, the presence of shareholders will be counted at the time when the meeting proceeds to business, and abstentions will be counted as present for purposes of determining whether there is a presence quorum.

Inspection Rights

In accordance with Swiss law, Noble-Switzerland will allow its shareholders, during a 30 days period prior to the general meeting of Noble-Switzerland, to inspect at its domicile the following documents: (i) the Merger Agreement between Noble-Switzerland and Noble-UK; (ii) the joint merger report of the board of directors of Noble-Switzerland and the board of directors of Noble-UK; (iii) the audit report on the Merger; (iv) the annual accounts and annual reports of the preceding three business years of the merging companies, as applicable. Copies of these materials may also be obtained without charge by contacting Investor Relations at our offices at Dorfstrasse 19A, 6340 Baar, Switzerland, telephone number 41 (41) 761-65-55.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As of August 30, 2013, we had 253,371,500 shares outstanding, excluding shares held in treasury. The following table sets forth, as of August 30, 2013, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” included in the Summary Compensation Table appearing in the definitive proxy statement, we filed with the SEC on March 11, 2013, for our 2013 annual meeting, and all current directors and executive officers as a group, and (2) information about the only persons who were known to us to be the beneficial owners of more than five percent of the outstanding shares.

	Shares		Percent of
Name and Address of Beneficial Owner(1)	Beneficially Owned		Class(2)
Directors
Ashley Almanza	6,097		—
Michael A. Cawley	115,786	(3)	—
Lawrence J. Chazen	67,291	(3)	—
Julie H. Edwards	76,181	(3)	—
Gordon T. Hall	33,068		—
Jon A. Marshall	35,225		—
Mary P. Ricciardello	95,021	(3)	—
David W. Williams	726,267	(3)	—
Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	781,226	(3)	—
James A. MacLennan	47,299	(3)	—
Roger B. Hunt	70,869	(3)	—
William E. Turcotte	88,972	(3)	—
Dennis J. Lubojacky	25,085	(3)	—
All current directors and executive offices as a group (16 persons)	2,302,565	(4)	—
Fir Tree, Inc.	21,000,000	(5)	8.3%
Franklin Resources, Inc.	16,386,485	(6)	6.5%
WHV Investment Management, Inc.	14,816,802	(7)	5.8%
FMR LLC	14,739,027	(8)	5.8%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed.
(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)	Includes shares not outstanding but subject to options exercisable at August 30, 2013 or within 60 days thereafter, as follows: Mr. Cawley – 23,000 shares; Mr. Chazen – 4,000 shares; Ms. Edwards – 20,000 shares; Ms. Ricciardello – 28,000 shares; Mr. Williams – 439,571 shares; Ms. Robertson – 214,671 shares; Mr. MacLennan – 21,879 shares; Mr. Hunt – 35,229 shares; Mr. Turcotte – 42,054 shares; and Mr. Lubojacky – 18,252 shares.
(4)	Includes 908,037 shares not outstanding but subject to options exercisable at August 30, 2013 or within 60 days thereafter.
(5)	Based on a Schedule 13G filed with the SEC on April 16, 2013 by Fir Tree, Inc. The filing is made by Fir Tree, Inc. Fir Tree, Inc. reports sole investment power over all such shares and sole voting power over 21,000,000 shares. The address for Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.
(6)	Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 5, 2013 by Franklin Resources, Inc. The filing is made jointly with Charles B. Johnson and Rupert H. Johnson, Jr. The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(7)	Based on a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 6, 2013 by WHV Investment Management, Inc. (“WHV”) and Hirayama Investments, LLC (“Hirayama”). WHV and Hirayama each report sole voting power over 14,129,177 shares, and WHV and Hirayama each report shared dispositive power over 14,816,802 shares. The address for WHV and Hirayama is 301 Battery Street, Suite 400, San Francisco, California 94111.

(8)	Based on a Schedule 13G/A (Amendment No. 17) filed with the SEC on February 14, 2013 by FMR LLC. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power over all such shares and sole voting power over 501,128 shares. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Noble Corporation for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas, will pass upon certain U.S. federal income tax consequences of the Merger. Travers Smith LLP, London, England, will pass upon certain U.K. legal matters with respect to the Merger, including legal matters with respect to the validity of the Ordinary Shares to be issued pursuant to the Merger. Pestalozzi Attorneys at Law, Ltd., Zurich, Switzerland, will pass upon certain Switzerland tax consequences of the Merger.

FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals for the Next Annual Meeting (if the Merger is not consummated)

Shareholder Proposals in the Proxy Statement.  Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or extraordinary meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2014 annual general meeting, your proposal must have been received at our principal executive offices in Switzerland at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland by no later than November 11, 2013. However, if the date of the 2014 annual general meeting changes by more than 30 days from the anniversary of the 2013 annual general meeting (for purposes of determining the 2013 deadline, the last annual general meeting of Noble-Switzerland), the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.  If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Noble-Switzerland’s articles of association.

Noble-Switzerland’s articles of association provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice not less than 60 nor more than 120 days in advance of the annual meeting. Your notice must set forth:

•	your name and address as the same appear in our records;

•	the class and number of shares of Noble-Switzerland that you own; and

•	a clear and concise statement of the proposal and your reasons for supporting it.

If you desire to nominate directors at an annual meeting, you must give us written notice not less than 90 days in advance of the meeting. If you desire to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, you must give us written notice by the close of business on the seventh day following our public disclosure of the meeting date. Notice must set forth:

•	your name and address and the name and address of the person or persons to be nominated;

•

a representation that you are a holder of record of our shares entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to nominate the person or persons specified;

•	a description of all arrangements or understandings between you and each nominee you proposed and any other person or persons under which the nomination or nominations are to be made by you;

•	any other information regarding each nominee you proposed that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with these procedures.

Shareholder Proposals Made at the Meeting

Noble-Switzerland’s articles of association provide generally that, if you desire to propose any business at an extraordinary meeting, you must give us written notice not less than 60 nor more than 120 days in advance of the annual meeting. Your notice must set forth:

•	your name and address as the same appear in our records;

•	the class and number of shares of Noble-Switzerland that you own; and

•	a clear and concise statement of the proposal and your reasons for supporting it.

The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with these procedures.

Shareholder Proposals After the Merger

If the Merger is approved, Noble-UK will become the successor issuer of Noble-Switzerland for purposes of U.S. securities laws. Shareholder proposals to be included in the proxy materials for our general meeting at which directors will be elected to be held in 2014 must have been received by Noble-UK by November 11, 2013, and must otherwise comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in our proxy statement for that year. If you do not comply with Rule 14a-8, we will not be required to include the proposal in our proxy statement and the proxy card mailed to our shareholders.

If you desire to bring a matter before a meeting of the shareholders of Noble-UK and the proposal is submitted outside the process of Rule 14a-8, a shareholder must follow the procedures set out under the Companies Act, and the Articles of Noble-UK.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to Julie J. Robertson, Executive Vice President and Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone number 41(41)761-65-55 (before the Merger) or to Julie J. Robertson, Executive Vice President and Corporate Secretary, 18b Charles Street, London, England W1J 5DU, telephone number +44 20 3008 7597 (following the Merger). We will deliver, promptly upon written or oral request to the general counsel, a separate copy of this proxy statement/prospectus to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

Noble-Switzerland is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Noble-Switzerland’s SEC filings also are available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning Noble-Switzerland at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Noble-Switzerland’s web site is located at http://www.noblecorp.com. Noble-Switzerland’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Noble-Switzerland’s web site or any other web site is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

Noble-UK has filed a Registration Statement on Form S-4 with the SEC to register its Noble-UK Ordinary Shares in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Noble-UK under applicable U.S. securities laws in addition to being the proxy statement of Noble-Switzerland for the special meeting. This proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Rules.

The SEC allows Noble-Switzerland and Noble-UK to “incorporate by reference” information into this proxy statement/prospectus, which means that Noble-Switzerland can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. Except to the extent that therein information is deemed furnished and not filed pursuant to securities laws and regulations, this proxy statement/prospectus incorporates by reference the documents set forth below that Noble-Switzerland previously filed with the SEC. These documents contain important information about Noble-Switzerland. Information that Noble-Switzerland files later with the SEC will automatically update and supersede this information.

•	Noble-Switzerland’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 25, 2013;

•	Noble-Switzerland’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013, as filed with the SEC on May 2, 2013 and June 30, 2013, as filed with the SEC on August 5, 2013; and

•

Noble-Switzerland’s current reports on Form 8-K, as filed with the SEC on January 18, 2013, February 4, 2013, February 5, 2013, April 17, 2013, May 7, 2013, July 1, 2013, July 17, 2013, July 26, 2013 and August 22, 2013.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting of shareholders.

Documents incorporated by reference are available from us without charge, excluding exhibits unless we specifically have incorporated by reference an exhibit in this proxy statement/prospectus. You may obtain without charge a copy of documents that we incorporate by reference in this proxy statement/prospectus by requesting them in writing or by telephone at the following address:

Julie J. Robertson

Executive Vice President and Corporate Secretary

Noble Corporation

Dorfstrasse 19A

6340 Baar

Zug, Switzerland

41 (41) 761-65-55

In order to ensure timely delivery of these documents, you should make such request no later than five days prior to the date of the extraordinary meeting.

You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement/prospectus is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.

Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference.

ANNEX A

Merger Agreement

between

Noble Corporation

and

Noble Corporation Limited

Contents

1.	The Merger	A-1
1.1	Agreement to Merge	A-1
1.2	Merger Report	A-2
1.3	Merger Balance Sheet	A-2
1.4	Accounting Basis	A-2
1.5	Merger Audit	A-2
1.6	Effectiveness	A-2
1.7	Transfer of Assets and Liabilities to Noble UK	A-2
1.8	Completion	A-2
2.	Merger Consideration	A-2
3.	Exchange of Shares	A-3
3.1	Noble UK - Shares to be Issued	A-3
3.2	Exchange and Settlement	A-3
3.3	Stock Plans	A-3
3.4	Registration of Noble Swiss Shareholders as Noble UK Shareholders	A-3
4.	Further Preparations for Implementation of the Merger	A-4
4.1	Re-registration of Noble UK as Public Limited Company and Adoption of Articles of Association of Noble UK	A-4
4.2	Board of Directors of Noble UK	A-4
4.3	Officers of Noble UK	A-4
4.4	Auditors of Noble UK	A-4
4.5	Calls to the Creditors and Auditor Report pursuant to Art. 164 para. 1 PILA	A-4
4.6	Auditor Report pursuant to Art. 164 para. 2 lit. b PILA	A-4
4.7	No Employee Consultation	A-4
5.	Employee benefit and compensation plans and agreements	A-4
5.1	No Special Benefits to Directors and Members of Senior Management	A-4
5.2	Effect of the Merger on Employee Benefit and Compensation Plans and Agreements	A-4
5.3	Change of Control Agreements	A-5
5.4	New Indemnity Agreements	A-5
6.	Corporate Approvals and Other Conditions for Completion	A-5
6.1	Board Approval of Noble UK	A-5
6.2	Other Conditions to be Met before Filing the Application to the Commercial Register:	A-6
6.3	Board Approval and Approval by Shareholders’ Meeting of Noble Swiss	A-7
7.	Filing And Completion of the Merger	A-7
7.1	Conditions for Obligation of Noble Swiss Board to File Application on Merger to the Commercial Register	A-7
7.2	Supplementary Completion Measures	A-8
7.3	2013/14 Dividend	A-8
7.4	Capital Reduction	A-8
8.	Announcements	A-8
9.	Miscellaneous	A-8
9.1	General – Procedure and Organization	A-8
9.2	Confidentiality	A-8
9.3	Changes and Modifications of the Agreement	A-8
9.4	Absence of Waiver	A-9
10.	Entry into Force and Termination	A-9
10.1	Entry into Force	A-9
10.2	Termination	A-9
11.	Applicable Law	A-9

Schedules:

No. 1.3	The audited, non-consolidated balance sheet of Noble Swiss (holding company) as of December 31, 2012.

No. 3.3	Stock Plans

No. 4.1(a)	Excerpt of the register of companies evidencing the existence of Noble UK

No. 4.1(b)	Articles of Association of Noble UK

No. 5.2	Employee Benefit and Compensation Plans

This merger agreement (this “Agreement”), dated as of June 30, 2013

BETWEEN

(1)	Noble Corporation, a Swiss company limited by shares (Aktiengesellschaft), with registered number CH-170.3.032.929-5 and whose registered office is at Dorfstrasse 19A, 6340 Baar, Canton of Zug, Switzerland (“Noble Swiss”);

and

(2)	Noble Corporation Limited, a company registered in England and Wales with registered number 083549545 and whose registered office is at 10 Snow Hill, London EC1A 2AL, England (“Noble UK”) (Noble Swiss and Noble UK, each a “Party” and collectively the “Parties”).

WHEREAS

(A)	Noble UK is a 100% subsidiary of Noble Financing Services Limited, a company organized under Cayman Islands law (“Noble Financing”) and itself a wholly owned subsidiary of Noble Swiss.

(B)	The shareholders’ meeting of Noble Swiss resolved on April 26, 2013, to distribute a dividend in the amount of US$ 1.00 per share to be paid in four instalments of US$ 0.25 per share in August 2013, November 2013, February 2014 and May 2014 or earlier dates if the same are accelerated (the “2013/14 Dividend”).

(C)	The board of directors of Noble Swiss has concluded to reorganize the Noble group structure which will result in a new UK holding company (Noble UK) serving as the publicly traded parent of the Noble group of companies. To achieve this reorganization, Noble Swiss intends to merge with Noble UK on the terms set out in this Agreement.

(D)	As the merger results in Noble UK absorbing Noble Swiss, the shareholders of Noble Swiss will receive, as merger consideration for each outstanding registered share (par value CHF 3.15) in Noble Swiss (each such outstanding share, meaning those shares which are issued and held of record by shareholders other than Noble Swiss, being referred to herein as a “Noble Swiss Share”), one ordinary share (par value US$ 0.01) credited as fully paid in Noble UK (each, a “Noble UK Share”).

(E)	The Parties have agreed to structure the merger resulting in a take-over of all assets and liabilities of Noble Swiss by Noble UK by way of an international (cross-border) merger without liquidation of Noble Swiss in compliance with, inter alia, Art. 3 et sqq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets (Merger Act, “MerA”) and Art. 163b and Art. 163c Swiss Private International Law Act, (“PILA”) and also applicable laws of England.

(F)	The merger is intended to qualify as an exchange made in pursuance of a plan of reorganization, within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), and the rules and regulations promulgated thereunder (the “U.S. Treasury Regulations”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Tax Code and related U.S. Treasury Regulations.

IN CONSIDERATION OF THE FOREGOING AND THE MUTUAL UNDERTAKINGS IN THIS AGREEMENT, THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

1.	THE MERGER

1.1	Agreement to Merge

The Parties hereby agree that Noble Swiss shall merge with Noble UK in accordance with the provisions of this Agreement and as stipulated by (to the extent applicable to a cross-border merger) Art. 3 et sqq. MerA and Art. 163b, Art. 163c and Art. 164 PILA (emigration merger by absorption) as well as the laws of England (the “Merger”). Noble UK shall be the surviving and Noble Swiss the absorbed company, the latter being dissolved without liquidation.

1.2	Merger Report

The Noble UK board of directors and the Noble Swiss board of directors shall approve a joint merger report pursuant to Art. 14 MerA (the “Merger Report”) following the signing of this Agreement, as soon as practicable but no later than the date occurring 31 days prior to the Noble Swiss shareholders’ meeting at which this Agreement and the Merger will be considered and voted upon (the “Noble Swiss Shareholders’ Meeting”).

1.3	Merger Balance Sheet

The Merger shall take place on the basis of the audited, non-consolidated balance sheet of Noble Swiss as of December 31, 2012 (the “Merger Balance Sheet”) (Schedule 1.3).

1.4	Accounting Basis

All acts and operations of Noble Swiss as from the Effective Time (as defined below) shall be deemed to be conducted for Noble UK’s account.

1.5	Merger Audit

The board of directors of Noble Swiss and the board of directors of Noble UK shall jointly appoint PricewaterhouseCoopers AG, Zug to conduct the audit of the Merger required by Art. 15 MerA.

1.6	Effectiveness

The Merger, resulting in the transfer of any and all assets of Noble Swiss to Noble UK and the assumption by Noble UK of any and all obligations and liabilities of Noble Swiss, shall become legally effective with the entry of the Merger in the daily ledger of the commercial register of the canton of Zug, Switzerland (the “Commercial Register”) subject to approval by the Swiss Federal commercial register office (EHRA). The date and time of such entry being referred to herein as the “Effective Time”.

1.7	Transfer of Assets and Liabilities to Noble UK

At the Effective Time, Noble UK shall accept the transfer of any and all of the assets and liabilities of Noble Swiss (including, for the avoidance of doubt, any and all legal positions and obligations). Noble UK particularly undertakes, for the benefit of each person to whom Noble Swiss owes any obligation or has any liability, from and after the Effective Time, to perform such obligations and discharge such liabilities as if it originally owed or had them instead of Noble Swiss. Noble UK accordingly agrees for the benefit of each such person that such person may enforce any such liability directly against Noble UK, without recourse to Noble Swiss, on the same terms and to the same extent that such liability would have been enforceable by such person against Noble Swiss had the Merger not been completed.

1.8	Completion

The transfer of all the assets and liabilities of Noble Swiss (including, for the avoidance of doubt, any and all legal positions and obligations) to Noble UK shall be effected by implementing the completion measures herein agreed, all with legal effect as of the Effective Time.

2.	MERGER CONSIDERATION

At the Effective Time and by virtue of the Merger, each holder of Noble Swiss Shares outstanding immediately prior to the Effective Time shall receive one Noble UK Share in exchange for each Noble Swiss Share held by such shareholder; and each such Noble Swiss Share shall cease to be outstanding and shall be cancelled and shall cease to exist, and each holder of Noble Swiss Shares shall thereafter cease to have any rights with respect to such Noble Swiss Shares. (For the avoidance of doubt, no Noble UK Shares will be allocated and issued in respect of the issued shares of Noble Swiss held by Noble Swiss (i.e, treasury shares held by Noble Swiss).)

The Parties acknowledge and agree that as of the Effective Time the Noble UK Shares issued to those holders of Noble Swiss Shares shall all rank equally and have the same entitlement to dividend and any other shareholders’ rights, all in accordance with English law.

3.	EXCHANGE OF SHARES

3.1	Noble UK - Shares to be Issued

Before the Noble Swiss Shareholders’ Meeting, the Noble UK shareholders shall have authorised its directors to allot, at the Effective Time, one Noble UK Share for each Noble Swiss Share.

3.2	Exchange and Settlement

On or before the Effective Time, Noble UK shall issue and deliver the Noble UK Shares determined for the holders of Noble Swiss Shares immediately prior to or at the Effective Time (pursuant to clause 2) to Computershare Trust Company, N.A. as exchange agent (the “Exchange Agent”) or to an affiliate of the Exchange Agent. Subject to and with effect as from the Effective Time, the Exchange Agent, an affiliate of the Exchange Agent or an affiliate of Noble UK shall hold such Noble UK Shares as nominee for and on behalf of the Noble Swiss shareholders and as of the Effective Time transfer legal title to such Noble UK Shares to the former Noble Swiss shareholders in exchange for their Noble Swiss Shares on a one-for-one basis as set out in clause 2. Such share exchange shall be subject to the customary procedures established by the Exchange Agent to implement the exchange. For the purposes of this clause 3.2, the Parties will enter into a separate agreement with the Exchange Agent.

3.3	Stock Plans

At the Effective Time, by virtue of the Merger, all options or awards issued, or benefits available or based on, Noble Swiss Shares then outstanding (individually, an “Award” and collectively, the “Awards”) under the plans listed on Schedule 3.3 attached hereto (collectively, the “Stock Plans”) shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance or purchase of, or otherwise relate to, the Noble UK Shares. Each Award that is a stock option shall be assumed by Noble UK in such a manner that Noble UK would be a corporation “assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Tax Code, were Section 424 of the Tax Code applicable to such Award, without regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii), except to the extent such requirements specifically apply to such Award. Each Award assumed by Noble UK shall be exercisable, issuable or available upon substantially the same terms and conditions as under the applicable Stock Plan and the applicable award agreement issued thereunder, except that upon the exercise, issuance or availability of such Awards, Noble UK Shares shall be issuable or available in lieu of Noble Swiss Shares. The number of Noble UK Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the number of shares and the exercise price as in effect for such Award immediately prior to the Effective Time. All Awards issued pursuant to the Stock Plans after the Effective Time shall entitle the holder thereof to purchase or receive Noble UK Shares in accordance with the terms of the Stock Plans.

3.4	Registration of Noble Swiss Shareholders as Noble UK Shareholders

3.4.1	Noble UK shall, promptly following the Effective Time, register in its share register as holders of the Noble UK Shares all former shareholders of Noble Swiss who were registered in Noble Swiss’ share register as at the Effective Time.

3.4.2	As from the Effective Time, Noble Swiss shareholders shall be entitled to call for the Exchange Agent to transfer the legal title to the Noble UK Shares to which they are entitled to them and to account to them for all entitlements arising from those Noble UK Shares, subject to the customary procedures established by the Exchange Agent to implement the exchange.

4.	FURTHER PREPARATIONS FOR IMPLEMENTATION OF THE MERGER

4.1	Re-registration of Noble UK as Public Limited Company and Adoption of Articles of Association of Noble UK

Prior to the Effective Time, Noble UK (Schedule 4.1(a), excerpt of the register of companies) shall have re-registered as a public limited company and adopted articles of association substantially in the form set out in Schedule 4.1(b).

4.2	Board of Directors of Noble UK

Prior to the Effective Time, the board of directors of Noble UK shall have been reconstituted so as to comprise the same members as serve as directors of Noble Swiss immediately prior to the Effective Time.

4.3	Officers of Noble UK

Prior to the Effective Time, the officers of Noble Swiss immediately prior to the Effective Time shall have been appointed as the officers of Noble UK to hold the same or corresponding office after the Effective Time, until their successors have been duly appointed and qualified.

4.4	Auditors of Noble UK

Auditors of Noble UK initially shall be PricewaterhouseCoopers, London.

4.5	Calls to the Creditors and Auditor Report pursuant to Art. 164 para. 1 PILA

The board of directors of Noble Swiss shall procure that three calls to the creditors (Schuldenrufe) of Noble Swiss are published in the Swiss Official Gazette of Commerce (SOGC), as required in connection with the Merger, and shall appoint PricewaterhouseCoopers AG, Zug, to prepare an audit report according to Art. 164 para. 1 PILA, according to which it is confirmed that the claims of creditors have been secured or satisfied or that the creditors consent to the deletion of Noble Swiss from the Commercial Register.

4.6	Auditor Report pursuant to Art. 164 para. 2 lit. b PILA

The board of directors of Noble Swiss shall appoint PricewaterhouseCoopers AG, Zug to draw-up an auditor report pursuant to Art. 164 para. 2 lit. b PILA according to which it is confirmed that Noble UK has granted equity or membership rights to the shareholders of Noble Swiss entitled to claim such rights.

4.7	No Employee Consultation

Each of the Parties represents and warrants to the other Party that it has no employees.

5.	EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

5.1	No Special Benefits to Directors and Members of Senior Management

No benefits conferring an extraordinary advantage on directors, officers and/or members of senior management of either Noble Swiss or Noble UK are granted or will be triggered by or in connection with the Merger, whether or not the Merger takes effect.

5.2	Effect of the Merger on Employee Benefit and Compensation Plans and Agreements

At the Effective Time, certain employee benefit and compensation plans and agreements of Noble Swiss and its subsidiaries as listed on Schedule 5.2, together with any other plan and agreement of Noble Swiss and its subsidiaries as determined by the management of Noble Swiss or Noble UK in its sole discretion

(together, the “Assumed Plans”) shall be assumed by and become plans and agreements of Noble UK. To the extent any Assumed Plan relates to Noble Swiss Shares, then, after the Effective Time, such plan shall be deemed to relate to Noble UK Shares. Such amendments deemed necessary or appropriate by Noble Swiss and Noble UK to effect the Merger and related transactions, including to facilitate the assignment to Noble UK of the Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans. The Noble Swiss shareholder approval of the Merger shall also be deemed to satisfy any requirement of shareholder approval of such amendments of the Assumed Plans and the Stock Plans and the assumption by Noble UK of the Assumed Plans and the Stock Plans and any Awards thereunder.

5.3	Change of Control Agreements

At the Effective Time, Noble UK shall assume Noble Swiss’ guarantee obligations of those certain “change of control” agreements that are in effect as of the Effective Time between subsidiaries of Noble Swiss and certain of their executive officers and key employees. In connection with such assumption, such “change of control” agreements shall be amended as deemed necessary or appropriate by Noble Swiss and Noble UK to (i) effect the Merger and related transactions and (ii) provide that the agreements shall become effective after a “change of control” of Noble UK rather than a “change of control” of Noble Swiss.

5.4	New Indemnity Agreements

Noble UK shall offer to enter into indemnity agreements (the “New Indemnity Agreements”) with each executive officer and director of Noble UK who, immediately prior to the Effective Time, is a party to an indemnity agreement with Noble Swiss (each an “Old Indemnity Agreement”) and, to the extent permitted by UK law, the terms and conditions of the New Indemnity Agreements shall be identical in all material respects to those set forth in the Old Indemnity Agreements.

6.	CORPORATE APPROVALS AND OTHER CONDITIONS FOR COMPLETION

6.1	Board Approval of Noble UK

Noble UK confirms that its board of directors has approved on June 30, 2013, the signing and performance of the Agreement and on such date or previously approved all other agreements and transactions herein envisaged or referred to. Noble UK represents and warrants that no shareholders’ approval or other corporate authorizations are required on its side for such purposes, except for those required to implement the following all of which shall have been validly adopted before the Noble Swiss Shareholders’ Meeting:

6.1.1	re-registration of Noble UK as a public limited company;

6.1.2	adoption of new articles of association of Noble UK;

6.1.3	election of new directors for Noble UK;

6.1.4	election of auditors for Noble UK;

6.1.5	authorisation of the filing of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission for the purpose of registering the Noble UK Shares;

6.1.6	subject to the effectiveness of the Merger, Noble UK share capital increase(s);

6.1.7	authorisation of the directors of Noble UK to issue share capital pursuant to this Agreement; and

6.1.8	approval of the capital reduction and capitalisation described in clause 7.4.

6.2	Other Conditions to be Met before Filing the Application to the Commercial Register:

Before the filing of the application for the entry of the Merger into the Commercial Register (as specified), the following further measures shall have been implemented:

6.2.1	Related to Noble Swiss Calls to its Creditors

After having made the calls to its creditors in accordance with clause 4.5 and in accordance with Art. 45 and 46 MerA and, prior to the filing of the application regarding the Merger with the Commercial Register, all justified requests of creditors of Noble Swiss for payment of or posting security in respect of their claims in response to the related creditor calls of Noble Swiss shall have been appropriately fulfilled in accordance with Swiss law and Noble Swiss shall have received the respective report pursuant to Art. 164 para. 1 PILA by Noble Swiss’ auditors.

6.2.2	No Prohibition

Any statutory, court or official prohibitions to complete the Merger shall have expired or be terminated, or if not, failure to comply with such will not have materially adverse consequences for one or both Parties.

6.2.3	Third Party Consents

Noble Swiss shall have obtained unconditional consent and/or waivers from relevant counterparties to the transfer by Noble Swiss of all of its rights and obligations to Noble UK without triggering any acceleration or other adverse consequences for Noble Swiss or Noble UK or other obligors thereunder, relieving Noble Swiss from its obligations and other liabilities thereunder accordingly.

6.2.4	Registration Statement

Noble UK shall have prepared and filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 and such registration statement shall have been declared effective and no stop-order suspending the effectiveness thereof shall have been issued.

6.2.5	NYSE Listing

The Noble UK Shares to be issued in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

6.2.6	DTC Eligibility

The Noble UK Shares shall have been deemed eligible for deposit, book-entry and clearance services by the Depository Trust Company and its affiliates.

6.2.7	Legal Opinions

Noble Swiss shall have received an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to Noble Swiss, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—U.S. Federal Income Tax Considerations” in the proxy statement of Noble Swiss distributed to shareholders of Noble Swiss in connection with the Noble Swiss Shareholders’ Meeting (the “Proxy Statement”).

Noble Swiss shall have received an opinion from Travers Smith LLP, in form and substance reasonably satisfactory to Noble Swiss, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—U.K. Tax Considerations” in the Proxy Statement.

Noble Swiss shall have received an opinion from Pestalozzi Attorneys at Law Ltd., in form and substance reasonably satisfactory to Noble Swiss, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—Swiss Tax Considerations” in the Proxy Statement.

6.2.8	Other Swiss Legal Conditions

All Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied.

6.2.9	Swiss Tax Consequences

There shall be no exit tax payable under Swiss law by Noble Swiss Shareholders as a result of the Merger.

6.3	Board Approval and Approval by Shareholders’ Meeting of Noble Swiss

Noble Swiss confirms that at the meeting held on June 30, 2013 its board of directors approved the entry into and signing of the Agreement.

The board of directors of Noble Swiss shall submit this Agreement to the Noble Swiss Shareholders’ Meeting with a motion to approve this Agreement and, as a result, the Merger. The Parties acknowledge and agree that the board of directors of Noble Swiss shall have the right, in its full discretion, to set and change the date of the Noble Swiss Shareholders’ Meeting, not to call the Noble Swiss Shareholders’ Meeting for the approval of this Agreement and the Merger and/or to propose that the resolutions before the Noble Swiss Shareholders’ Meeting be rejected. The Merger shall be deemed approved if the Noble Swiss Shareholders’ Meeting adopts a resolution on the approval of the Agreement with a two-thirds majority of the votes represented, in person or proxy, and an absolute majority of the nominal value of shares represented at the meeting and the additional applicable requirements of the articles of association of Noble Swiss relating to the calling and conduct of the Noble Swiss Shareholders’ Meeting being fulfilled.

Without such shareholder approval, the Merger shall not be completed.

Notwithstanding the foregoing, this Agreement may be terminated in accordance with clause 10.2.

7.	FILING AND COMPLETION OF THE MERGER

7.1	Conditions for Obligation of Noble Swiss Board to File Application on Merger to the Commercial Register

The application regarding the Merger to the Commercial Register shall be filed as soon as practicable following the approval of the Merger by the Noble Swiss Shareholders’ Meeting. The Chairman of the board of directors of Noble Swiss shall remain authorized, however, to refrain from filing such application in case one or several prerequisites pursuant to or listed in clause 6 (the non-fulfilment of which is likely to have a material adverse effect on the contemplated transactions as a whole) are not met (and not expected to be met). If the Chairman of the board of directors of Noble Swiss determines that one or more of such prerequisites are not met (and not expected to be met) in accordance with the prior sentence, he shall terminate this Agreement by delivering a termination letter to Noble UK referring to this clause 7.1.

7.2	Supplementary Completion Measures

7.2.1	Relating to Noble Swiss Liabilities

Subject only to the Merger becoming legally effective, and with effect as from the Effective Time, Noble UK hereby assumes from Noble Swiss all liabilities (including all other legal positions and obligations thereto relating) to be transferred to it in connection with the Merger as further specified in clause 1. Without limiting the generality of the foregoing, such liabilities and obligations shall include those plans, agreements, and benefit awards described herein and the (direct or indirect) liabilities of Noble Swiss in connection with any other board management and employee share incentive schemes.

7.2.2	Relating to New Noble UK Shares

As of the Effective Time, the Exchange Agent shall hold the Noble UK Shares as nominee for the (former) Noble Swiss shareholders as further specified in clause 3.2.

7.3	2013/14 Dividend

At or after the Effective Time, Noble UK shall pay, so far as permissible under applicable law from funds on hand, by way of dividend or distribution or otherwise, an amount equal to such instalments of the 2013/14 Dividend which remain unpaid at the Effective Time. Such payment shall be made to the persons who, at the relevant record date for the respective instalment of the 2013/14 Dividend, are holders of the Noble UK Shares in satisfaction of the obligation of Noble Swiss to pay the same at that time.

7.4	Capital Reduction

As soon as practicable following the Effective Time, Noble UK shall capitalise the merger reserve resulting from the Merger by issuing one or more non-voting shares to Noble Financing and shall seek approval of the English High Court to a capital reduction and cancellation of such shares in accordance with the United Kingdom’s Companies Act 2006. Upon registration of such reduction, the resultant reserve shall be a distributable reserve, thereby creating distributable reserves from which Noble UK may declare and pay future dividends.

8.	Announcements

The parties shall notify the public, their shareholders, the regulatory authorities and stock exchanges in accordance with the mutually agreed programs.

9.	MISCELLANEOUS

9.1	General – Procedure and Organization

The Parties shall co-operate closely and specifically co-ordinate the necessary communication with the regulatory authorities and the making of any announcement pursuant to clause 8.

9.2	Confidentiality

The contents of the merger negotiations and of the documents and information exchanged in this context shall be treated as confidential by all Parties. This shall not apply to statutory and regulatory obligations to provide information to authorities, courts and to stock exchanges.

9.3	Changes and Modifications of the Agreement

Changes to this Agreement must be made in writing by mutual consent of the Parties.

If at all possible, each provision of this Agreement shall be interpreted so that it is valid and enforceable under applicable law. If a provision of this Agreement should be unenforceable or invalid, it shall only be invalid to the extent that it is unenforceable or invalid and shall be otherwise replaced by a valid and enforceable provision which a party acting in good faith would regard as an adequate commercial replacement for the provision which is invalid or unenforceable. The other provisions of this Agreement shall remain binding and in force under all circumstances.

9.4	Absence of Waiver

The waiver of a contractual right in an individual case, shall not be regarded as a general waiver of this right or other rights arising out of this Agreement.

10.	ENTRY INTO FORCE AND TERMINATION

10.1	Entry into Force

This Agreement shall enter into force upon its signing.

10.2	Termination

The Parties shall be entitled to terminate this Agreement by mutual consent anytime until the Noble Swiss Shareholders’ Meeting.

This Agreement shall be automatically terminated if the Noble Swiss Shareholders’ Meeting does not approve of this Agreement.

This Agreement shall be automatically terminated upon the delivery to Noble UK of a termination letter by the Chairman of the board of directors of Noble Swiss pursuant to clause 7.1.

The termination of the Agreement shall also terminate all rights and obligations arising out of the Agreement with the exception of those in clauses 9.2 and 11, which shall continue to be valid.

11.	APPLICABLE LAW

This Agreement shall be governed by the laws of Switzerland.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 30th day of June 2013 in Geneva, Switzerland.

NOBLE CORPORATION:

By:	/s/ David W. Williams
Name:	David W. Williams
Title:	Chairman

EXECUTED and DELIVERED as a DEED by NOBLE CORPORATION LIMITED acting by a director and a witness:

By:	/s/ David W. Williams
Name:	David W. Williams
Title:	Director

Witnessed:

By:	/s/ James A. MacLennan
Name:	James A. MacLennan
Title:	CFO

ANNEX B

Company Number: 08354954

THE COMPANIES ACT 2006

FORM OF ARTICLES OF ASSOCIATION

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NOBLE CORPORATION PLC

CONTENTS

Heading	Articles
Exclusion of Other Regulations	B-1
Definitions and Interpretation	B-1
Registered office	B-4
Limited liability	B-4
Change of name	B-4
Share Capital	B-4-5
Variation of Rights	B-5-6
Shares in Uncertificated Form	B-6
Share Certificates	B-7
Lien	B-7-8
Calls on Shares	B-8-9
Forfeiture	B-9-10
Transfer of Shares	B-10-11
Transmission of Shares	B-11
Alteration of Share Capital	B-11
Purchase of Own Shares	B-11
General Meetings	B-12
Notice of General Meetings	B-12-13
Proceedings at General Meetings	B-13-16
Votes of Members	B-16-21
Powers of the Board	B-21-22
Number and Qualification of Directors	B-22
Election, Appointment and Retirement by Rotation	B-22-23
Resignation and Removal of Directors	B-23
Vacation of office	B-23-24
Remuneration of Directors	B-24
Executive and Managing Directors	B-24
Chief Executive Officer, President, Vice President and Treasurer	B-24-25
Directors’ Gratuities and Pensions	B-25
Proceedings of the Board	B-25-26
Directors’ Interests	B-26-29
Fair Price Provisions	B-29-34
Transactions with Interested Shareholders	B-34-38
Secretary	B-38
Minutes	B-38
The Seal	B-38-39
Accounting Records, Books and Registers	B-39
Audit	B-39
Authentication of Documents	B-39-40
Record Dates	B-40
Dividends	B-40-44
Reserves	B-44
Capitalisation of Profits	B-44-45
Notices	B-45-48
Untraced Members	B-48-49
Destruction of Documents	B-49
Winding-up	B-50
Provision for Employees	B-50

Indemnity	B-50-51
Insurance	B-51
Dispute Resolution	B-51

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

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NOBLE CORPORATION PLC

EXCLUSION OF OTHER REGULATIONS

1.	This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

DEFINITIONS AND INTERPRETATION

2.1	In these Articles the following expressions have the following meanings unless the context otherwise requires:

Act	the Companies Act 2006.

address	in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the relevant system concerned) used for the purposes of such communications.

Articles	these Articles of Association as altered from time to time.

auditors	the auditors for the time being of the Company.

Board	the board of directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present.

Capitalization Share	a share in the capital of the Company with the rights described in Article 6.3.

certificated share	a share in the capital of the Company which is held in physical certificated form.

clear days	in relation to the period of a notice, that period calculated in accordance with section 360 of the Act.

communication	has the same meaning as in section 15 of the Electronic Communications Act.

Company	Noble Corporation PLC.

Company’s website	any websites, operated or controlled by the Company, which contain information about the Company in accordance with the Statutes.

Corporate Governance Guidelines	the corporate governance guidelines adopted by resolution of the Board from time to time.

Deferred Sterling Share	a share in the capital of the Company with the rights described in Article 6.2.

Directors	the directors of the Company for the time being.

elected	elected or re-elected.

electronic communication	has the same meaning as in section 15 of the Electronic Communications Act.

Electronic Communications Act	the Electronic Communications Act 2000 (as amended from time to time).

FSMA	the Financial Services and Markets Act 2000 (as amended from time to time).

group	the Company and its subsidiary undertakings for the time being.

holder	in relation to shares, the member whose name is entered in the register as the holder of the shares.

in electronic form	in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section.

member	a member of the Company.

month	calendar month.

Ordinary Share	a share in the capital of the Company with the rights described in Article 6.1

paid up	paid up or credited as paid up.

recognised person	a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of a recognised investment exchange.

register	the register of members of the Company.

secretary	the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary.

share	any share in the capital of the Company from time to time and “shares” shall be construed accordingly.

Shareholder Information	notices, documents or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meetings and proxy forms.

Statutes	the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Electronic Communications Act).

Subscriber Share	a share in the capital of the Company with the rights described in Article 6.4

Uncertificated Proxy Instruction	a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned).

uncertificated share	a share in the capital of the Company which is not held in physical certificated form.

United Kingdom	Great Britain and Northern Ireland.

website communication	the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act.

year	calendar year.

2.2	References to “writing” include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form.

2.3	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.4	Any words or expressions defined in the Act or the Electronic Communications Act shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles save that the word “company” shall include any body corporate.

2.5	References to:

2.5.1	“mental disorder” mean mental disorder as defined in section 1 of the Mental Health Act 1983 or the Mental Health (Scotland) Act 1984 (as the case may be);

2.5.2	any statute, regulation or any section or provision of any statute or regulation, if consistent with the subject or context, shall include any corresponding or substituted statute, regulation or section or provision of any amending, consolidating or replacement statute or regulation;

2.5.3	“executed” include any mode of execution;

2.5.4	an Article by number are to a particular Article of these Articles;

2.5.5	a “meeting” shall be taken as not requiring more than one person to be present if any quorum requirement can be satisfied by one person;

2.5.6	a “person” include references to a body corporate and to an unincorporated body of persons;

2.5.7	a share (or to a holding of shares) being in uncertificated form or in certificated form are references respectively to that share being an uncertificated unit of a security or a certificated unit of a security.

REGISTERED OFFICE

3.	The registered office is to be situated in England and Wales.

LIMITED LIABIILTY

4.	The liability of the members is limited.

CHANGE OF NAME

5.	The Company may change its registered name in accordance with the Statutes or by majority decision of the Board.

SHARE CAPITAL

6.	Subject to the provisions of the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions as the Company may from time to time by ordinary resolution determine or, if the Company has not so determined, as the Directors may determine. Without prejudice to the foregoing, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

6.1	Ordinary Shares: Ordinary Shares shall be denominated in US Dollars with a nominal value of US$0.01 each. Ordinary Shares shall be issued with voting rights attached to them and each Ordinary Share shall rank equally with all other shares in the capital of the Company that have voting rights for voting purposes. Each Ordinary Share shall rank equally with all other shares in the capital of the Company for any dividend declared. Each Ordinary Share shall rank equally with all other shares in the capital of the Company for any distribution made on a winding up of the Company.

6.2	Deferred Sterling Shares: Deferred Sterling Shares shall be denominated in British Pounds Sterling with a nominal value of GBP£1. Deferred Sterling Shares shall be issued without voting rights attached to them. Deferred Sterling Shares shall have no entitlement to dividends. Deferred Sterling Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every ordinary share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each Deferred Sterling Shares shall be entitled to £1. The Deferred Sterling Shares may be issued as redeemable shares.

6.3	Capitalization Shares: Capitalization Shares shall be denominated in US Dollars with a nominal value of US$1 each. Capitalization Shares shall be issued without voting rights attached to them. Capitalization Shares shall have no entitlement to dividends. Capitalization Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each Capitalization Share shall be entitled to £1. The Capitalization Shares may be issued as redeemable shares.

6.4	Subscriber Shares: Subscriber Shares shall be denominated in British Pounds Sterling with a nominal value of GBP£1. Subscriber Shares shall be issued with voting rights attached to them and each Subscriber Share shall rank equally with all other shares in the capital of the Company that have voting rights for voting purposes. Each Subscriber Share shall rank equally with all other shares in the capital of the Company for any dividend declared. Each Subscriber Share shall rank equally with all other shares in the capital of the Company for any distribution made on a winding up of the Company. Subscriber Shares may be issued as redeemable shares, at the option of the Board.

7.	Subject to the provisions of these Articles and to the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, the Board may offer, allot (with or without a right of renunciation), issue, grant options over or otherwise deal with or dispose of shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.

8.	The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage commission as may be lawful.

9.	Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, at the option of the Company or a member, liable to be redeemed on such terms and in such manner as may be determined by the Board (such terms to be determined before the shares are allotted).

10.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or compelled in any way to recognise any interest in any share, except an absolute right to the entirety thereof in the holder.

11.	The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHTS

12.

Subject to the provisions of the Statutes and to the rights of any class of shares, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal amount of the issued shares of the affected class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).

13.	All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, and for the avoidance of doubt:

13.1	the necessary quorum at any such meeting other than an adjourned meeting shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

13.2	all votes shall be taken on a poll; and

13.3	the holder of shares of the class in question shall have one vote in respect of every share of such class held by him.

14.	Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

15.	The provisions of Articles 12 to 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such group of shares of the class differently treated formed a separate class.

SHARES IN UNCERTIFICATED FORM

16.1	The Board may permit the holding of shares of any class in uncertificated form.

16.2	The Company shall be entitled to assume that the entries on any record of securities maintained by it and regularly reconciled with the register of securities held by a third party for the purposes of facilitating the trading of shares in the Company in uncertificated form are a complete and accurate reproduction of the particulars entered in the register of securities held by such third party and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

16.3	Where the Company is entitled under any provision of the Companies Acts or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles:

16.3.1	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

16.3.2	to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

SHARE CERTIFICATES

17.	A person (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled without payment to receive one certificate in respect of each class of shares held by him or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate.

18.	Where a holder of any share (except a recognised person) has transferred a part of the shares comprised in his holding, he shall be entitled to a certificate for the balance without charge.

19.	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

20.	The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to the joint holder who is named first in the register shall be a sufficient delivery to all of them.

21.	In the case of shares held jointly by several persons, any such request mentioned in Articles 17 , 18 or 19 may only be made by the joint holder who is named first in the register.

22.	Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes and any other applicable legal or regulatory requirements, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the nominal value of and the amount paid up on each share.

23.	The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

24.	If a share certificate is worn out, defaced, lost or destroyed, it may be replaced without charge (other than exceptional out-of-pocket expenses) and otherwise on such terms (if any) as to evidence and/or indemnity (with or without security) as the Board may require. In the case where the certificate is worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.

LIEN

25.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently due or not) payable in respect of that share. The Company’s lien over a share extends to any dividend and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

26.	The Company may sell, in such manner as the Board decides, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder or otherwise by operation of law, demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.

27.	To give effect to any such sale, the Board may authorise such person as it directs to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 16.3 to effect the sale of the share. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and he shall not be bound to see to the application of the purchase money.

28.	The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable) and subject to a like lien for any monies not presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.

CALLS ON SHARES

29.	Subject to the terms of allotment of any shares, the Board may send a notice and make calls upon the members in respect of any monies unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) provided that (subject as aforesaid) no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call and that at least 14 clear days’ notice from the date the notice is sent shall be given of every call specifying the time or times, place of payment and the amount called on the members’ shares. A call may be revoked in whole or in part or the time fixed for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.

30.	A call may be made payable by instalments.

31.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

32.	Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on his shares. A person on whom a call is made will remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect of which the call was made.

33.	If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate, not exceeding 5 per cent. above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

34.	Any sum which becomes payable by the terms of allotment of a share, whether on allotment or on any other fixed date or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable. In the case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35.	The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and may pay upon all or any part of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) not exceeding 5 per cent. above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

36.	The Board may on the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE

37.	If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.

38.	The notice shall fix a further day (not being less than seven clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

39.	If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

40.	Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, reallotment or other disposition the forfeiture may be cancelled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may authorise a person to execute an instrument of transfer of the share.

41.	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry.

42.

A person, any of whose shares have been forfeited, shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by him to the Company in respect of the shares, with interest on such money at such rate not exceeding 5 per cent. above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon.

43.	A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

44.	If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.

TRANSFER OF SHARES

45.	The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve.

46.	The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.

47.	The Board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

48.	The Board may also refuse to register any transfer of shares, unless:

48.1	the instrument of transfer is lodged (duly stamped if the Statutes so require) at the registered office or at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so) provided that, in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share, the lodgment of share certificates shall not be necessary;

48.2	the instrument of transfer is in respect of only one class of share; and

48.3	in the case of a transfer to joint holders, they do not exceed four in number.

49.	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.

50.	If the Board refuses to register a transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company send to the transferee notice of, together with the reasons for, the refusal.

51.	No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

52.	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

53.	If a member dies, the survivor or survivors where he was a joint holder and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to his shares, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by him solely or jointly with other persons.

54.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, upon such evidence as to his title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have a person nominated by him registered as the holder. If the person elects to become the holder, he shall give notice in writing to that effect. If the person elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.

55.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until he shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 60 days, the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

56.	The Company may by ordinary resolution alter its share capital in accordance with the Act.

57.	A resolution to sub-divide shares may determine that, as between the holders of such shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

PURCHASE OF OWN SHARES

58.	On any purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

59.	The Company shall hold an annual general meeting which shall be convened by the Board in accordance with the Statutes and giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

60.	The Board may call a general meeting whenever it thinks fit and, on the requisition of members in accordance with the Act, it shall proceed to convene a general meeting for a date not more than 28 days after the date of the notice convening the meeting.

NOTICE OF GENERAL MEETINGS

61.	An annual general meeting shall be called by at least 21 clear days’ notice in writing. All other general meetings shall be called by at least 21 clear days’ notice in writing. The notice shall specify:

61.1	if the meeting is an annual general meeting, that the meeting is an annual general meeting;

61.2	the day, time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 73, which shall be identified as such in the notice);

61.3	the general nature of the business to be transacted;

61.4	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

61.5	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not also be a member.

62.	Subject to the provisions of these Articles, to the rights attaching to any class of shares and to any restriction imposed on any holder, notice of any general meeting shall be given to all members, the Directors and (in the case of an annual general meeting) the auditors.

63.	The accidental omission to send a notice of any meeting, or notice of a resolution to be moved at a meeting or (where forms of proxy are sent out with notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of a notice of any meeting or a form of proxy by such a person, shall not invalidate the proceedings at the meeting.

64.	The Board may postpone a general meeting if they deem it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.

65.	In relation to any proposal to appoint a Director pursuant to Article 112 a nomination may (i) be made by the Board or (ii) any shareholder or shareholders may, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting for the purposes of electing a person as a Director (a “Nominee”). Where any such request relates to the proposal of a resolution for the election of a director at an annual general meeting of shareholders, such request must be delivered, either by personal delivery or by prepaid mail to the Company Secretary 90 days in advance of such meeting.

65.1	Any notice given in accordance with Article 65 must set out:

65.1.1	the name and address of the shareholder who intends to make the nomination;

65.1.2	the name and address of the Nominee or Nominees to be nominated;

65.1.3	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the Nominee or Nominees specified in the notice and be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders;

65.1.4	a description of all arrangements or understandings between the shareholder and each Nominee and any other person or persons (giving their names) pursuant to which the nomination or nominations are to be made by the shareholder;

65.1.5	such other information regarding each Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

65.1.6	the consent of each Nominee to serve as a Director if so elected.

65.2	If the notice of nomination is not received in accordance with this Article 65, the Chairman may, so far as permitted by the Statutes, refuse to acknowledge such proposed nomination and may determine that the shareholder who has nominated a person to be elected as a Director at a general meeting or annual general meeting shall not be permitted to vote any shares entitled to vote at that meeting on the matter of election of Directors.

66.	Other than a request to which Article 65 applies, where a shareholder or shareholders, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act:

66.1	set out the name and address of the shareholder or shareholders making the request;

66.2	set out a clear and concise statement of the agenda items to be put before the general meeting or annual general meeting as the case may be; and

66.3	be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders.

Without prejudice to the rights of any member under the Act, a member who makes a request to which this Article relates, must deliver any such request in writing to the company secretary no less than 60 nor more than 120 calendar days prior to the relevant meeting. If a request made in accordance with this Article does not include the information specified above or if a request made in accordance with this Article is not received in the time and manner indicated, in respect of the shares which the relevant member(s) making the request hold, such member(s) shall not be entitled to vote such shares, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), with respect to the matters detailed in the request made pursuant to this Article.

PROCEEDINGS AT GENERAL MEETINGS

67.	No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a Chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 68 a quorum shall be members who, present in person (which, in the case of a corporate member shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the members entitled to vote in relation to the meeting.

68.	The matters set forth below require the presence of at least two thirds of the total voting rights of all the members entitled to vote in relation to the meeting:

68.1	the adoption by the Company of a resolution to remove a serving member of the Board;

68.2	the adoption by the Company of a resolution to amend, vary, suspend the operation of, disapply or cancel:

68.2.1	Article 67;

68.2.2	this Article 68;

68.2.3	Article 78;

68.2.4	any of Articles 103 to 117 inclusive;

68.2.5	any of Articles 145 to 147 inclusive; and

68.2.6	any of Articles 148 to 149 inclusive.

69.	If within 30 minutes from the time fixed for a meeting a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such day and to such time and place as may, subject to the Act, be fixed by the Chairman of the meeting. At such adjourned meeting, if within 30 minutes from the time fixed for holding the adjourned meeting a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 clear days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

70.	The Chairman of the Board or in his absence the Deputy Chairman shall preside as Chairman at every general meeting of the Company. If there is no such Chairman or Deputy Chairman or if at any meeting neither the Chairman nor the Deputy Chairman is present within 30 minutes from the time fixed for holding the meeting or if neither is willing to act as Chairman of the meeting, the Directors present shall choose one of their number, or if no Director is present or if all the Directors present decline to take the chair, the members present in person or by proxy or by corporate representative and entitled to vote shall choose one of their number to be Chairman of the meeting.

71.	The Board may implement at general meetings of the Company, such security arrangements as it shall think appropriate to which members, representatives (in the case of corporate members) and their proxies shall be subject. The Board shall be entitled to refuse entry to the meeting to any such member, representative or proxy who fails to comply with such security arrangements.

71.1	The Chairman of each general meeting of the Company may take such action as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting.

72.

The Chairman of a meeting at which a quorum is present may, without prejudice to any other power of adjournment which he may have under these Articles or at common law, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, from places to places). No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for an indefinite period, the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for 14 days or more or for an indefinite period, at least seven clear days’ notice, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted, shall be given (in any manner in which notice of a meeting may lawfully be given from time to time). Save as provided in these Articles, it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

73.	The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the Chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

73.1	participate in the business for which the meeting has been convened;

73.2	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

73.3	be heard and seen by all other persons so present in the same manner.

74.	The Chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

75.	If it appears to the Chairman that the principal meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to:

75.1	participate in the business for which the meeting has been convened;

75.2	hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audiovisual communication equipment or otherwise), in the principal meeting place and any satellite meeting place; and

75.3	to be heard and seen by all other persons so present in the same manner.

If it appears to the Chairman that such facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred in Article 73 or this Article 75 respectively then the Chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.

76.

The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

77.	The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 76 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 76. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

78.	At any general meeting, any resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the Chairman directs and he may appoint scrutineers (who need not be members) in connection with such poll and fix a time and place for declaring the result of the poll. The result of the poll shall be the decision of the meeting at which it was taken.

79.	Any poll conducted on the election of the Chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the Chairman decides, either at once or after an interval or adjournment.

80.	The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

81.	The conduct of a poll (other than on the election of a Chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

82.	A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

VOTES OF MEMBERS

83.	Subject to any terms as to voting upon which any shares may be issued or may for the time being be held every member present at a general meeting in person or by proxy or by representative (in the case of a corporate member) shall have one vote for each share of which he is the holder, proxy or representative. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes in the same way.

84.	In the case of joint holders of a share the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

85.

A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court (and that person may vote by proxy) provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

86.	No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

87.	Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 of the Act (a “statutory notice”) and has failed in relation to any shares (the “default shares”) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 92.4 from the date of the statutory notice, then the Board may serve on the holder of such default shares a notice (a “disenfranchisement notice”) whereupon the following sanctions shall apply:

87.1	such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

87.2	where such shares represent not less than 0.25 per cent. in nominal value of the issued shares of their class:

87.2.1	any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 182 to elect to receive shares instead of that dividend; and

87.2.2	no transfer, other than an excepted transfer (as defined in Article 92.5), of any shares in certificated form held by the holder shall be registered unless:

(a)	the holder is not himself in default as regards supplying the information required; and

(b)	the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

88.	Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that Article 87 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 of the Act in relation to the new shares.

89.	The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”), and a disenfranchisement notice shall be deemed to have been withdrawn at the end of the period of seven days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

90.	Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 87 and 88 shall continue to apply.

91.	Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of Articles 87 and 88.

92.	For the purposes of these Articles:

92.1	a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;

92.2	“interested” shall be construed as it is for the purpose of section 793 of the Act;

92.3	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:

92.3.1	reference to his having failed or refused to give all or any part of it; and

92.3.2	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

92.4	the “prescribed period” means:

92.4.1	in a case where the default shares represent at least 0.25 per cent. of their class, 14 days; and

92.4.2	in any other case, 28 days; and

92.5	an “excepted transfer” means, in relation to any share held by a holder:

92.5.1	a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or

92.5.2	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the FSMA) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

92.5.3	a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

93.	Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the prescribed period.

94.	No objections may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. Any such objection must be referred to the Chairman of the meeting whose decision is final.

95.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution proposed as a special resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

95.1	Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form or in such other form as the Board may approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given or any procedural resolution as the proxy thinks fit. A proxy need not be a member of the Company.

95.2	The appointment of a proxy shall, if made by instrument in writing, be signed in the case of an individual, by the appointer or his attorney who is authorised in writing to do so. In the case of a body corporate, the proxy appointment must be executed under seal or otherwise executed by it in accordance with the Act or signed on its behalf by an officer, attorney or duly authorised signatory.

95.3	If the Directors from time to time so permit, a proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Directors. Any means of appointing a proxy which is authorised by or under this Article shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the relevant system concerned acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

96.	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. A certified copy of such a resolution shall be delivered at the meeting to the Chairman of the meeting or secretary or any person appointed by the Company to receive such authorisation, and unless such certified copy of such resolution is so delivered the authority granted by such resolution shall not be treated as valid. Where certified copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a certified copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date of such certified copy or of the date upon which the resolution set out therein was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share. The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting.

97.	A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings, and such a member who holds different classes of shares may so authorise one or more different persons for each class of shares held.

97.1	The appointment of proxy and the power of attorney or other written authority (if any) under which it is signed, or a copy of any such power or written authority certified notarially or in any other manner approved by the Directors, shall:

(a)	in the case of an appointment otherwise than by electronic communication, be deposited at the registered office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same) by the time specified by the Board (as the board may determine, in compliance with the Act) in any such instrument or other document accompanying the same.

(b)	in the case of an appointment by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication (i) in the notice convening the meeting, (ii) in any instrument of proxy sent out by the Company in relation to the meeting or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address by the time specified by the Board (as the Board may determine, in compliance with the Act) in any such notice, instrument of proxy or invitation.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

97.2

The deposit, delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting. When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the

Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share.

97.3	No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its making or transmission. The appointment of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

97.4	Any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom he is appointed shall be treated as being valid and the Company shall not be bound to enquire whether a proxy has complied with the instructions he has been given.

98.	A vote given by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting, unless notice of the determination shall have been received by the Company at the registered office (or other place at which the appointment of proxy was duly deposited, delivered or received in accordance with Article 97) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

POWERS OF THE BOARD

99.	Subject to the provisions of the Statutes, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

100.	The Board may from time to time make such arrangements as it thinks fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint managers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may at any time remove any person so appointed and may vary or annul such delegation, but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.

101.	The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

102.

The Board may delegate any of its powers to any committee consisting of one or more Directors. It may also delegate to any Director holding any executive office or any other Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of its own powers and may be revoked or altered, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to co-opt persons other than Directors onto such committee, the number of such co-opted persons shall be less than one-half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

NUMBER AND QUALIFICATION OF DIRECTORS

103.	The number of Directors shall be not less than three nor more than eight in number.

104.	A Director shall not be required to hold any shares of the Company by way of qualification.

105.	If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling up vacancies in their number or of calling a general meeting of the Company, but not for any other purpose. If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

106.	No person other than a Director retiring (or, if appointed by the Board, vacating office) at the meeting shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting, unless the provisions of Article 65 have been complied with.

ELECTION, APPOINTMENT AND RETIREMENT BY ROTATION

107.	The Directors of the Company shall be classified with respect to the time for which they severally hold office into three classes (“Class I”, “Class II” and “Class III”), such classes being as nearly equal in number as possible. The initial term of:

107.1	Class I shall expire at the annual general meeting to be held in 2014;

107.2	Class II shall expire at the annual general meeting to be held in 2015; and

107.3	Class III shall expire at the annual general meeting to be held in 2016,

with each class to hold office until its successors are duly elected.

108.	At each annual general meeting the number of Directors equal to the number of the Class whose term expires at such meeting shall be appointed to hold office until the third succeeding annual general meeting. Except as provided in Article 109, Directors of the Class whose term is expiring at an annual general meeting shall be appointed at such meeting, and each Director elected shall hold office until his or her successor is appointed or until his or her death, retirement, resignation or removal.

109.	In the event of any change in the authorised number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the Classes of Directors so as to maintain such Classes as nearly equal as possible.

110.

Should a vacancy on the Board occur or be created, whether arising through death, retirement, resignation or removal of a Director, or through an increase in the number of Directors of any Class, such vacancy shall be filled by the majority vote of the remaining Directors of all Classes giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company, whether or not a quorum, or by a sole remaining Director. Subject to the provisions hereof, any Director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the Class to which he or she was appointed. In the event such term extends beyond the next annual general meeting for which a notice of the meeting has not been sent at the time of the appointment, the Director or Directors so appointed shall be named and described in the notice of the next annual general meeting and shall stand for election for the remaining portion of the term of office at such annual general meeting.

111.	Except as otherwise authorised by the Act, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

112.	Save to the extent Article 113 applies, the Company may by ordinary resolution elect a person who is willing to act to be a Director either to fill a vacancy or as an additional Director; but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

113.	In the event that at a general meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed shall: first be the person who receives the greatest number of ‘‘for’’ votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of ‘‘for’’ votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

RESIGNATION AND REMOVAL OF DIRECTORS

114.	A Director may resign his office either by notice in writing submitted to the Board or, if he shall in writing offer to resign, if the other Directors resolve to accept such offer.

115.	The Company may, by ordinary resolution at a meeting of which special notice has been given, in accordance with section 312 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company. The quorum requirement set out in Article 68 shall apply to any such resolution. An executive Director (as defined in Article 121) may also be removed from office in accordance with Article 121.

VACATION OF OFFICE

116.	Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if:

116.1	the Director becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 (as amended) in connection with a voluntary arrangement under that Act; or

116.2	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months; or

116.3	the Director is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that his office be vacated; or

116.4	ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director.

117.	A resolution of the Board declaring a Director to have vacated or have been removed from office under the terms of Articles 115 to 116 shall be conclusive as to the fact and grounds of vacation or removal stated in the resolution.

REMUNERATION OF DIRECTORS

118.	Subject to the Statutes, the Directors shall be paid such remuneration (by way of fee) for their services as may be determined by the Board. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles. The Directors shall also be entitled to be repaid all travelling, hotel and other expenses of attending Board meetings, committee meetings, general meetings, or otherwise incurred while engaged on the business of the Company.

119.	Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may, subject to the Statutes, be paid such extra remuneration by way of salary, commission, percentage of profits or otherwise as the Board may decide.

EXECUTIVE AND MANAGING DIRECTORS

120.	The Board may from time to time (giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company):

120.1	appoint one or more of its body to any executive or other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such terms as it thinks fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation); and

120.2	permit any person elected or appointed to be a Director to continue in any other office or employment held by that person before he was so elected or appointed.

121.	A Director holding any such office or employment with a member of the group is referred to in these Articles as an “executive Director”. Subject to the Statutes, the remuneration of any executive Director (whether by way of salary, commission, participation in profits or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

122.	The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions vested in or exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

CHIEF EXECUTIVE OFFICER, PRESIDENT, VICE PRESIDENT AND TREASURER

123.

The Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post (other than the office of Director) with such descriptive title, including that of Chief Executive Officer, President, Vice President and/or Treasurer as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and, subject to the Statutes, may fix and determine their remuneration and duties and, subject to any contract between him and the Company, may remove from such post any person so appointed. Unless expressly agreed by the Board to the contrary (in which case Articles 107 to 122 shall also apply to the role of such person as a Director), a person so appointed shall not be a Director for any of the purposes of these Articles or of the Statutes, and accordingly shall not be a member of the Board or (subject to Article 102) of any committee hereof, nor shall he be entitled to be present at any meeting of the Board or of any such committee except at the request of the Board or of such committee, and if present at such request he shall not be entitled to vote thereat.

124.	Subject always to the direction and control of the Board, the Chief Executive Officer shall have the general control and management of the business and affairs of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or any committee empowered by the Board to authorize the same. Subject to the Act, the Chief Executive Officer may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

125.	Any person appointed President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer, Chairman or the Board. Subject to the Act, the President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

126.	Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President, the Chairman or the Board. Subject to the Act, any Vice President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

127.	The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President, the Chairman or the Board.

DIRECTORS’ GRATUITIES AND PENSIONS

128.	The Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF THE BOARD

129.	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any such meetings shall be determined by a majority of votes. In the case of an equality of votes, the Chairman of the meeting shall not have a casting vote. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to him personally or by word of mouth or sent in writing to him at his last-known address or any other address given by him to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by him to the Company for this purpose.

130.	The quorum necessary for the transaction of the business of the Board shall be a majority of the Board.

131.	Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such a manner by the Board or a committee of the Board shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board, notwithstanding that fewer than two Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

132.	The Board may appoint from its number, and remove, a Chairman and, if it thinks fit, a Deputy Chairman of its meetings and determine the period for which they are respectively to hold office. If no such Chairman or Deputy Chairman is appointed, or neither is present within five minutes after the time fixed for holding any meeting, or neither of them is willing to act as Chairman, the Directors present may choose one of their number to act as Chairman of such meeting.

133.	A resolution in writing signed by all the Directors for the time being entitled to vote on the resolution at a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board at such meeting) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. The resolution may consist of one document or several documents in like form (and in hard copy or electronic form) each signed by one or more Directors and such documents may be exact copies of the signed resolution.

134.	All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director and had been entitled to vote.

DIRECTORS’ INTERESTS

Declarations of interest relating to transactions or arrangements

135.	Subject to the provisions of the Statutes, and provided that he has made the disclosures required by this Article, a Director notwithstanding his office may be a party to or otherwise directly or indirectly interested in:

135.1	any transaction or arrangement with the Company or in which the Company is otherwise interested; or

135.2	a proposed transaction or arrangement with the Company.

136.	A Director shall, subject to sub-section 177(6) of the Act, be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article 135 and the declaration of interest must (in the case of a transaction or arrangement referred to in Article 135.1) and may (in the case of a transaction or arrangement referred to in Article 135.2), but need not, be made:

136.1	at a meeting of the Directors; or

136.2	by notice to the Directors in accordance with:

(a)	Section 184 of the Act (notice in writing); or

(b)	Section 185 of the Act (general notice).

137.	The Directors may resolve that any situation referred to in Article 135 and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in paragraphs (a) to (d) of Article 138.3.

Directors’ interests other than in relation to transactions or arrangements with the Company

138.	For the purposes of Section 175 of the Act, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. For these purposes references to a conflict of interest include a conflict of interest and duty and a conflict of duties. This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company which are governed by Articles 135 to 137 inclusive.

138.1	Authorisation of a matter under this Article shall be effective only if:

(a)	the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the Directors, in accordance with the Board’s normal procedures or in such other manner as the Directors may approve;

(b)	any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

(c)	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

138.2	Any authorisation of a matter pursuant to this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

138.3	Any authorisation of a matter under this Article shall be subject to such terms as the Directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Directors at any time. Such terms may include, without limitation, terms that the relevant Directors:

(a)	will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him otherwise than by virtue of his position as a Director, if to do so would breach any duty of confidentiality to a third party;

(b)	may be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (“the conflict situation”);

(c)	may be required by the Company not to attend any part of a meeting of the Directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters; and

(d)	shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation.

A Director shall comply with any obligation imposed on him by the Directors pursuant to any such authorisation.

138.4	A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

139.	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless:

139.1	the resolution relates to the giving to him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

139.2	the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

139.3	his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

139.4	the resolution relates to any proposal concerning any other company in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that he does not hold an interest in shares (as that term is used in Part 22 of the Act) representing 1 per cent. or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

139.5	the resolution relates to any arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

139.6	the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, “insurance” means only insurance against liability incurred by a Director in respect of any act or omission by him as is referred to in Article 209 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

140.	For the purposes of Articles 135 to 139 inclusive:

140.1	an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director; and

140.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

141.	The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

142.	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

143.	Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided he is not caught by the proviso to Article 139.4 or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

144.	If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting (or if the Director concerned is the Chairman, to the other Directors at the meeting) and his ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the Chairman) shall be final and conclusive.

FAIR PRICE PROVISIONS

145.	The Directors shall not, to the extent it is within their power, take or permit to be taken any of the following actions:

145.1	any merger or consolidation of the Company with (i) any Interested Member or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

145.2	any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution (other than on a pro rata basis to all members) or other disposition (in one transaction or a series of transactions) to or with any Interested Member or any Affiliate or Associate of any Interested Member of any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of US$1,000,000 or more; or

145.3	any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of US$1,000,000 or more with (i) any Interested Member; or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

145.4	the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) to any Interested Member or any Affiliate or Associate of any Interested Member of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of US$1,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary; or

145.5	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Member or any Affiliate or Associate of any Interested Member; or

145.6	any reclassification of securities (including any reverse stock split), or recapitalisation of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Member), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares or securities convertible into shares of the Company or any Subsidiary that is directly or indirectly beneficially owned by any Interested Member or any Affiliate or Associate of any Interested Member; or

145.7	any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

145.8	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

without the affirmative vote of the holders of at least 80 per cent. of the combined voting power of the entire issued share capital of the Company entitled to vote at a general meeting of the Company (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by these Articles or by any resolution or resolutions of the Board or in any agreement with any national securities exchange or otherwise.

For the purposes of this Article 145, the term “Business Combination” shall mean any transaction that is referred to in any one or more of Articles 145.1 to 145.8.

146.	The provisions of Article 145 shall not be applicable to any particular Business Combination, if all of the conditions specified in either Article 146.1 or 146.2 are met:

146.1	such Business Combination shall have been approved by a majority of the Disinterested Directors; or

146.2	all six of the conditions set out in Articles 146.2.1 to 146.2.6 have been met:

146.2.1	the transaction constituting the Business Combination provides for consideration to be received by holders of Ordinary Shares in exchange for all their Ordinary Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of Ordinary Shares in such Business Combination shall be at least equal to the higher of the following:

(a)	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any Ordinary Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher; and

(b)	the Fair Market Value per share of Ordinary Shares on the Announcement Date or on the Determination Date, whichever is higher; and

146.2.2

the transaction constituting the Business Combination shall provide for consideration to be received by holders of any class of issued Voting Shares other than Ordinary Shares in exchange for all their Voting Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of such Voting Shares in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Article 146.2.2 shall be required to be met with respect to every class of outstanding Voting Shares, whether or not the Interested Member beneficially owns any shares of a particular class of Voting Shares):

(a)	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher;

(b)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

(c)	the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

146.2.3	the consideration to be received by holders of a particular class of issued Voting Shares (including Ordinary Shares) shall be in cash or in the same form as was previously paid in order to acquire the shares of such class of Voting Shares that are beneficially owned by the Interested Member, and if the Interested Member beneficially owns shares of any class of Voting Shares that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares beneficially owned by it; and

146.2.4	after such Interested Member has become an Interested Member and prior to the consummation of such Business Combination:

(a)	except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class of shares having a preference over the Ordinary Shares as to dividends or upon liquidation;

(b)	there shall have been (i) no reduction in the annual rate of dividends paid on the Ordinary Shares (except as necessary to reflect any subdivision of the Ordinary Shares), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalisation, reorganisation or any similar transaction that has the effect of reducing the number of outstanding Ordinary Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

(c)	such Interested Member shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction that resulted in such Interested Member becoming an Interested Member; and

146.2.5	after such Interested Member has become an Interested Member, such Interested Member shall not have received the benefit, directly or indirectly (except proportionately as a member), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

146.2.6	a proxy or information statement describing the proposed Business Combination and complying with the requirements of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to members of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

147.	For purposes of Article 145 and Article 146:

147.1.1	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the U.S. Securities Exchange Act of 1934, as in effect on January 1 2013.

147.1.2	“Announcement Date” means the date of first public announcement of the proposal of the Business Combination.

147.1.3	A person shall be a “beneficial owner” of any Voting Shares:

(a)	that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b)	that such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(c)	that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

147.1.4	For the purposes of determining whether a person is an Interested Member pursuant to paragraph 139.1.8 the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of paragraph 139.1.3 but shall not include any other Voting Shares that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

147.1.5	“Determination Date” means the date on which the Interested Member became an Interested Member.

147.1.6	“Disinterested Director” means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Member and was a member of the Board of Directors prior to the time that the Interested Member became an Interested Member, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Member and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

147.1.7	“Fair Market Value” means:

(a)	in the case of shares or stock, the highest closing sale price during the 30-day period immediately preceding the date in question of such share or stock on the New York Stock Exchange Composite Tape, or, if such share or stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such share or stock is not listed on such Exchange, on the principal United States securities exchange registered under the US Securities Exchange Act of 1934 on which such share or stock is listed, or, if such share or stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to such share or stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of such share or stock as determined by a majority of the Disinterested Directors in good faith; and

(b)	in the case of property other than cash or shares or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

147.1.8	“Interested Member” shall mean any person (other than the Company or any Subsidiary) who or that:

(a)	is the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(b)	is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(c)	is an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Member, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the U.S. Securities Act of 1933.

147.1.9	a “person” shall mean any individual, firm, corporation, company, partnership, trust or other entity.

147.1.10	“Subsidiary” shall mean any company a majority of whose outstanding shares or stock having ordinary voting power in the election of Directors is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Member set forth in paragraph (b) of this Article 147.1.10, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries.

147.2

A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 147, including, without limitation, (a) whether a person is an Interested Member, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Article 146.2 have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of US$1,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of Articles 146 and 147.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

148.	The Company shall not engage in any Business Combination with any Interested Member for a period of 3 years following the date that such member became an Interested Member, unless:

148.1.1	prior to such date the Board approved either the Business Combination or the transaction which resulted in the member becoming an Interested Member, or

148.1.2	upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least 85 per cent. of the Voting Shares of the Company issued at the time the transaction commenced and for these purposes, shares owned by (i) persons who are Directors and also executive officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

148.1.3	on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of members, and not by written consent, by the affirmative vote of at least 66 (2/3) per cent. of the issued Voting Shares which are not owned by the Interested Member.

148.2	The restrictions contained in Article 148.1 shall not apply if:

148.2.1	a member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the member ceases to be an Interested Member and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Company and such member, have been an interested member but for the inadvertent acquisition of ownership; or

148.2.2	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or any notice required hereunder of a proposed transaction which:

(a)	constitutes one of the transactions described in Article 148.3;

(b)	is with or by a person who either was not an Interested Member during the previous 3 years or who became an Interested Member with the approval of the Board of Directors; and

(c)	is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were Directors prior to any person becoming an Interested Member during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors.

148.3	The proposed transactions referred to in Article 148.2.2 are limited to:

148.3.1	a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the members would be required if the Company were incorporated under the law of such State);

148.3.2	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50 per cent. or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

148.3.3	a proposed tender or exchange offer for 50 per cent. or more of the outstanding Voting Shares of the Company.

148.4	The Company shall give not less than 20 days notice to all Interested Members prior to the consummation of any of the transactions described in Article 148.3.1 and Article 148.3.2.

148.5	As used in this Article 148, the term:

148.5.1	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

148.5.2	“associate” when used to indicate a relationship with any person means:

(a)	any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or which is, directly or indirectly, the owner of 20 per cent. or more of any class of Voting Shares;

(b)	any trust or other estate in which such person has at least a 20 per cent. beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(c)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

148.5.3	“Business Combination”, when used in reference to the Company and any Interested Member of the Company, means:

(a)	any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Member, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 148 is not applicable to the surviving entity;

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions), except proportionately as a member of the Company, to or with the Interested Member, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10 per cent. or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Voting Shares of the Company;

(c)	any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (ii) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shares became such, (iv) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, or (v) any issuance or transfer of shares by the Company, provided however, that in no case under (iii)-(v) above shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(d)	any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or securities convertible into the shares of any class of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(e)	any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of the Company) of any loans, advance, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

148.5.4	“control,” including the term “controlling”, “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of 20 per cent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

148.5.5	“Interested Member” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that:

(a)	is the owner of 15 per cent. or more of the issued Voting Shares of the Company, or

(b)	is an affiliate or associate of the Company and was the owner of 15 per cent. or more of the outstanding Voting Shares of the Company at any time within the 3 year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member; and the affiliates and associates of such person; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the 15 per cent. limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of Article 148.5.7 but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

148.5.6	“owner” including the terms “own” and “owned” when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares directly or indirectly; or

(b)	has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (b) of this Article 148.5.6) disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

148.5.7	“person” means any individual, corporation, partnership, unincorporated association or other entity.

148.5.8	“Voting Shares” means with respect to any company or corporation, shares of any class entitled to vote generally in the election of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

149.

In addition to any approval of members required pursuant to the terms of any class of shares other than the Ordinary Shares, the approval of the holders of a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors, shall be required in order for the Company to “sell, lease, or exchange all or substantially all of its property and assets” (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by members shall not be required in the case of any transaction between the Company and any entity the Company “directly or indirectly controls” (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

SECRETARY

150.	Subject to the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any secretary appointed by the Board may at any time be removed by it.

151.	Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

MINUTES

152.	The Board shall cause minutes to be kept:

152.1	of all appointments of officers made by the Board;

152.2	of proceedings at meetings of the Board and of any committee of the Board and the names of the Directors present at each such meeting; and

152.3	of all resolutions of the Company, proceedings at meetings of the Company or the holders of any class of shares in the Company.

153.	Any such minutes, if purporting to be signed by the Chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

154.	Any such minutes must be kept for the period specified by the Act.

THE SEAL

155.	In addition to its powers under section 44 of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purpose of this Article an authorised person is any director of the Company, secretary of the Company or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

156.	All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Board may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

157.	If the Company has:

(a)	an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a decision of the Directors; and

(b)	a security seal, it may only be affixed to securities by the Company Secretary or a person authorised to apply it to securities by the Company Secretary.

ACCOUNTING RECORDS, BOOKS AND REGISTERS

158.	The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may think fit respecting the keeping of the registers.

159.	The accounting records shall be kept at the registered office or (subject to the provisions of the Statutes) at such other place in Great Britain as the Board thinks fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by law or authorised by the Board or by the Company in general meeting.

160.	The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes. The Board shall in its report state the amount which it recommends to be paid by way of dividend.

161.	A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and auditors’ reports shall, at least 21 clear days before the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware or, in the case of joint holders of any share or debenture, to the joint holder who is named first in the register and to the auditors provided that, if and to the extent that the Statutes so permit and without prejudice to Article 163, the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.

AUDIT

162.	Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

163.	The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.

AUTHENTICATION OF DOCUMENTS

164.

Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the registered office, the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board, as aforesaid.

165.	A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 164 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

166.	Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the Board may:

166.1	fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

166.2	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 166 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

166.3	for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

DIVIDENDS

167.	Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities but no dividend shall exceed the amount recommended by the Board. Unless the rights attached to any shares, the terms of any shares or the Articles provide otherwise, a dividend or any other money payable in respect of a share can be declared and paid in any currency the Board decides using an exchange rate selected by the Board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

168.	Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or Article 171 as paid on the share.

169.	All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.

170.	Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be paid or satisfied wholly or partly by the distribution of assets, and in particular by paid-up shares or debentures of any other company, and the Board shall give effect to such direction. If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of such assets (or any part thereof) and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

171.	Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits, in the opinion of the Board, justify that course. In particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non-preferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. Provided the Board acts in good faith, the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.

172.	The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

173.	All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

174.	The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

175.	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share. All dividends, interest and other sums payable which are unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of 12 years after having been declared shall be forfeited and shall revert to the Company.

176.	Where a dividend or other sum which is a distribution is payable in respect of a share, it may, subject to Article 177, be paid by one or more of the following means:

176.1	transfer to a bank or building society account specified by the distribution recipient either in writing or as the Board may otherwise decide;

176.2	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the Board may otherwise decide;

176.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the Board may otherwise decide;

176.4	by means of a system facilitating the trading of shares in the Company in uncertificated form in such manner as may be consistent with the facilities and requirements of the relevant system or as the Board may otherwise decide; or

176.5	by any electronic or other means as the Board may decide, to an account, or in accordance with the details, specified by the distribution recipient either in writing or as the Board may otherwise decide.

177.	In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify distribution recipients, that:

177.1	one or more of the means described in Article 176 will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Board;

177.2	one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the Board; or

177.3	one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise.

178.	The Board may decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients.

178.1	Payment of any dividend or other sum which is a distribution is made at the risk of the distribution recipient. The Company is not responsible for a payment which is lost or delayed. Payment, in accordance with these Articles, of any cheque by the bank upon which it is drawn, or the transfer of funds by any means, or (in respect of shares in uncertificated form) the making of payment by means of a system facilitating the trading of shares in the Company in uncertificated form, shall be a good discharge to the Company.

179.	In the event that:

179.1	a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the Board, or

179.2	other details necessary in order to make a payment of a dividend or other distribution by the means by which the Board have decided in accordance with this Article that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or

179.3	if payment cannot be made by the Company using the details provided by the distribution recipient, then the dividend or other distribution shall be treated as unclaimed for the purposes of these Articles.

180.	For the purposes of these Articles, “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable—

180.1	the holder of the share; or

180.2	if the share has two or more joint holders, whichever of them is named first in the register of members; or

180.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

181.	Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the share held by him as joint holder.

182.	The Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares the right to elect to receive additional ordinary shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

182.1	an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed;

182.2	the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of such new ordinary shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the high and low sale price for the Company’s Ordinary Shares on the New York Stock Exchange as derived from such source as the Board may deem appropriate on the day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new ordinary share. A certificate or report by the Company Secretary or a Director as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

182.3	the Board may, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share;

182.4	the Board may exclude from any offer any holders of ordinary shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

182.5

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (the “elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, any capital reserve and the profit and loss account) or otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis;

182.6	the additional ordinary shares when allotted shall rank pari passu in all respects with fully paid ordinary shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend); and

182.7	the Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation, and any incidental matters and any agreement so made shall be binding on all concerned.

                 RESERVES

183.	The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

                CAPITALISATION OF PROFITS

184.	The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it be desirable to capitalise all or any part of the profits of the Company specified in Article 188 and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to any member or members in such proportions and to such extent as may be specified in the relevant resolution or determined by the Board.

185.	Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either:

185.1	in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively and such premium thereon (if any) as the Board may determine; or

185.2	in paying up in full unissued shares and such premium thereon (if any) as the Board may determine, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct, or partly in one way and partly in the other provided that no unrealised profit shall be applied in paying up amounts unpaid on any issued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed to members credited as fully paid.

186.	The Board shall have power after the passing of any such resolution:

186.1	to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved;

186.2	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

186.2.1	for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

186.2.2	for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

187.	The Company in general meeting may resolve that any shares allotted pursuant to Articles 184 to 186 (inclusive) to holders of any partly paid ordinary shares shall, so long as such ordinary shares remain partly paid, rank for dividends only to the extent that such partly paid ordinary shares rank for dividends.

188.	The profits of the Company to which Articles 184 to 186 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:

188.1	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

188.2	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

                 NOTICES

189.	Subject to the specific terms of any Article, any notice to be given to or by any person pursuant to these Articles shall be in writing (which, for the avoidance of doubt, shall be deemed to include a notice given in electronic form or by website communication), save that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.

190.

Subject to Article 189 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject. In the case of joint holders of a share all notices or other Shareholder Information shall be given or supplied to the joint holder who is named first in the register, and notice so given or other Shareholder Information so supplied shall be sufficient notice or supply to all the joint holders. Any notice to be given to a person may be given by reference to the register as it stands at any time within the period of 21 days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.

191.	In the case of notices or other Shareholder Information sent by post, proof that an envelope containing the communication was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given or other Shareholder Information sent. If the communication is made by post, it shall be deemed to be given or received at the expiration of 48 hours after the envelope containing it was posted. In calculating the period of hours for the purposes of this Article no account shall be taken of Sundays or Bank Holidays.

192.1	Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly sent or supplied if sent or supplied by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and it is deemed by the Statutes to have agreed) that the communication may be sent or supplied in that form and:

192.1.1	the notice or other Shareholder Information is sent using electronic means (as that term is used in section 1168 of the Act) to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so specified;

192.1.2	the notice or other Shareholder Information is sent or supplied in electronic form by hand, handed to the recipient or sent or supplied to an address to which it could validly be sent if it were in hard copy form; and

192.1.3	in each case that person has not revoked the agreement.

192.2	Subject to the provisions of the Statutes any notice or other Shareholder Information (excluding a share certificate) will be validly sent or supplied by the Company if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be sent or supplied to him in that manner and:

192.2.1	that person has not revoked the agreement;

192.2.2	that person is notified in a manner for the time being agreed for the purpose between that person and the Company of:

(a)	the publication of the notice or other Shareholder Information on a website;

(b)	the address of that website; and

(c)	the place on that website where the notice or other Shareholder Information may be accessed and how it may be accessed;

192.2.3	the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act; and

192.2.4

the notice or other Shareholder Information is published on the website throughout the period referred to in Article 192.2.3 provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder

Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

192.3	When any notice or other Shareholder Information is given or sent by the Company by electronic means (as that term is used in section 1168 of the Act), it shall be deemed to have been given on the same day as it was sent to an address supplied by the member or person nominated by the member to receive Shareholder Information, and in the case of the publication of a notice or other Shareholder Information by website communication, it shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website pursuant to Article 192.2.2. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

192.4	Any provision of this Article 192 which refers to anything agreed, notified or specified by a member shall be deemed to have been validly agreed, notified or specified, notwithstanding any provisions of the Statutes, if agreed, notified or specified by only one and not all of the joint holders of any shares held in joint names.

193.	Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides, (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes) permit such notices (or specified classes thereof) to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communication shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe.

194.	A member or person nominated by the member to receive Shareholder Information who (having no registered address within the United Kingdom) has not supplied to the Company either a postal address within the United Kingdom for the service of notices or an address for the service of notices in electronic form, subject always to the terms of Article 192.1 shall not be entitled to receive notices from the Company. If, on three consecutive occasions, a notice to a member or person nominated by the member to receive Shareholder Information has been returned undelivered or the Company receives notice that it is undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the registered office a new postal address within the United Kingdom for the service of notices or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form, subject always to the terms of Article 192.1. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents) and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive(s) notification that the notice was not delivered to the address to which it was sent.

195.	Every person who becomes entitled to a share:

195.1	except as mentioned in Article 195.2, shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title; but

195.2	shall not be bound by any such notice given by the Company under section 793 of the Act or under Article 87.

196.	A person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member on supply to the Company of such evidence as the Board may reasonably require to show his title to that share, and upon supplying also a postal address within the United Kingdom for the service of notices and documents and, if he wishes, an address for the service and delivery of electronic communications, shall be entitled (subject always to the terms of Article 192) to have served on or delivered to him at such address any notice or document to which the member but for his death, mental disorder or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address or addresses have been so supplied, any notice or other Shareholder Information may be sent or supplied in any manner in which it might have been sent or supplied if the death, mental disorder or bankruptcy had not occurred and if so sent or supplied shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

197.	Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting of the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting and, where required, of the purposes for which such meeting was called.

                UNTRACED MEMBERS

198.	The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

198.1	during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 198.2 (or, if published on different dates, the earlier or earliest thereof), at least three dividends in respect of the shares have become payable and no dividend has been claimed during that period in respect of such shares;

198.2	the Company shall, on or after the expiry of the said 12 years, have inserted advertisements, both in a national newspaper and in a newspaper circulating in the area of the last-known postal address of such member or other person (or the postal address at which service of notices may be effected in accordance with these Articles), giving notice of its intention to sell the said shares;

198.3	the said advertisements, if not published on the same day, shall be published within 30 days of each other; and

198.4	during the said period of 12 years and the period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale, the Company shall not have received an indication either of the whereabouts or of the existence of such member or person.

199.	If, during the period referred to in Article 198.1, any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirement of Articles 198.1 to 198.4 have been satisfied, also sell such additional shares.

200.1	To give effect to any such sale the Company may:

200.1.1	if the shares concerned are held in uncertificated form, do all acts and things it considers necessary and expedient to effect such; and

200.1.2	appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares.

200.2	The title of the transferee shall not be affected by any irregularity in or invalidity of the proceedings relating thereto.

201.	The net proceeds of sale shall belong to the Company which shall:

201.1	be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds; and

201.2	(until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.

202.	No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Board may think fit.

                 DESTRUCTION OF DOCUMENTS

203.	The Company shall be entitled to destroy:

203.1	at any time after the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfers and applications for allotment in respect of which an entry in the register shall have been made;

203.2	at any time after the expiration of one year from the date of cancellation thereof, all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been cancelled); and

203.3	at any time after the expiration of one year from the date of the recording thereof, all notifications of change of name or address (including addresses for the purpose of receipt of communications in electronic form and any Nomination Notices).

204.	It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled, and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

204.1	the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

204.2	nothing contained in this Article 204 or Article 203 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article 204 or Article 203;

204.3	references herein to the destruction of any document include references to its disposal in any manner; and

204.4	any document referred to in Articles 203.1, 203.2 and 203.3 may be destroyed at a date earlier than that authorised by Article 197 provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproduction.

                WINDING-UP

205.	The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

206.	On any voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986 (as amended) or the rights of any other class of shares, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division shall be in accordance with the existing rights of the members. The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he, with the like sanction, shall determine, but no member shall be compelled to accept any assets on which there is a liability.

                PROVISION FOR EMPLOYEES

207.	The Company may, pursuant to a resolution of the Board and in accordance with the Act, make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

                INDEMNITY

208.1	Subject to the Act the Company may indemnify, out of the assets of the Company, any Director or other officer of the Company or of any associated company against all losses and liabilities which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto, provided that this Article 208.1 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

208.2	The Company may also indemnify, out of the assets of the Company, any Director or other officer of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 208.2 shall only have effect in so far as its provisions are not void under sections 232 or 235 of the Act.

208.3	Subject to sections 205(2) to (4) of the Act, the Company may provide a Director or officer with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a Director or officer to avoid incurring such expenditure.

208.4	Subject to section 206 of the Act, the Company may also provide a Director or officer with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a Director of officer to avoid incurring such expenditure.

208.5	For the purpose of Articles 208.1, 208.2 and 208.4 the expression “associated company” shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company as such terms are defined in the Act.

                INSURANCE

209.	Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the Company or of any other such company or body are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund.

                DISPUTE RESOLUTION

210.	The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any obligations arising out of or in connection with these Articles.

211.	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

212.	For the purposes of Articles 210 and 211 “Director” shall be read so as to include each and any Director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former Director of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Noble-UK is currently a private limited company incorporated under the law of England and Wales, but will be re-registered as a public limited company prior to the effective date of the merger.

Noble-UK’s articles of association provides the following (all statutory references in this Item 20 are to the Companies Act, with the relevant Companies Act sections outlined below):

Article 207.1 of Noble-UK’s articles of association provides that subject to the Companies Act, Noble-UK may indemnify any director or other officer of Noble-UK or of any associated company against all losses and liabilities which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto, provided that the provisions under Article 201.1 are not void under sections 232 or 234 of the Companies Act.

Article 207.2 of Noble-UK’s articles of association provides that Noble-UK may also indemnify any director or other officer of either Noble-UK or any associated company where Noble-UK or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that the provisions under Article 207.2 are not void under sections 232 or 235 of the Companies Act.

Article 207.3 of Noble-UK’s articles of association provides that subject to sections 205(2) to (4) of the Companies Act, Noble-UK may provide a director with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, and Noble-UK shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Companies Act to enable a director to avoid incurring such expenditure.

Article 207.4 of Noble-UK’s articles of association provides that subject to section 206 of the Companies Act, Noble-UK may also provide a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company and Noble-UK shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Companies Act to enable a director to avoid incurring such expenditure.

The Companies Act provides as follows:

Sections 197-202 prohibit a company from making a loan or quasi-loan to a director of the company or its holding company or to enter into a credit transaction as creditor for the benefit of a director of the company or of its holding company unless the transaction has been approved by a resolution of the members of the company and if applicable, the holding company. A company must also obtain approval if the transaction involves a person connected with a director of the company or its holding company.

Section 203 requires a company to obtain approval by a resolution of the members of the company and if applicable, the holding company, before it arranges for the assignment of or takes part in an arrangement under which another person enters into a transaction that, if it had been entered into by the company, would have required approval under Section 197, 198, 200 or 201, and that person, in pursuance of the arrangement, obtains a benefit from the company or a body corporate associated with it.

Section 205 permits a company to loan funds to a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or in connection with an application for relief, provided that the loan is to be repaid, or the liability of the company discharged, in the event of an unsuccessful defense of criminal or civil proceedings or refusal of relief. Such repayment or discharge must be made no later than the date when the conviction, judgment or refusal of relief becomes final. Pursuant to Section 205(3), a conviction, judgment or refusal for relief becomes final: a) if not appealed against, at the end of the period for bringing an appeal or b) if appealed against, when the appeal (or further appeal) is disposed of.

Section 205(4) states that an appeal is disposed of if it is determined and the period for bringing any further appeal has ended, or if it is abandoned or otherwise ceases to have effect.

Section 205(5) provides that the reference to an application for relief in Section 205 is to an application for relief under Section 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 permits a company to loan funds to a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or to enable any such director to avoid incurring such expenditure.

Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) also voids any provision that purports to indemnify a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, save in respect of 3 permitted types of indemnity:

(i) section 233 (provision of insurance),

(ii) section 234 (qualifying third party indemnity provision), and

(iii) section 235 (qualifying pension scheme indemnity provision).

Section 233 permits a company to purchase and maintain insurance for a director of the company, or of an associated company, against any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 permits a company to provide indemnity against liability incurred by the director to a person other than the company or an associated company, provided that indemnification is not provided against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal or civil proceedings or an unsuccessful application for relief under Section 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 permits a company to indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme, provided that indemnification is not provided against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings.

Noble-UK will enter into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble-UK’s articles of association referred to above. These indemnity agreements generally provide that Noble-UK will indemnify the parties thereto to the fullest extent permitted by law.

Noble-UK will also maintain insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Item 21.	Exhibits

Exhibit No.	Description

2.1	Merger Agreement between Noble Corporation and Noble Corporation Limited (incorporated from Annex A to the proxy statement/prospectus).

3.1*	Articles of Association of Noble Corporation Limited.

3.2	Form of Articles of Association of Noble Corporation plc (incorporated from Annex B to the proxy statement/prospectus).

5.1*	Opinion of Travers Smith LLP regarding the legality of securities being registered.

8.1*	Opinion of Baker Botts L.L.P. regarding material U.S. tax matters.

8.2*	Opinion of Pestalozzi Attorneys at Law Ltd. regarding material Swiss tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Travers Smith LLP (included in Exhibit 5.1).

23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

23.4*	Consent of Pestalozzi Attorneys at Law Ltd. (included in Exhibit 8.2).

24*	Powers of Attorney (included on the signature page hereto).

99.1	Form of Proxy Card of Noble Corporation.

99.2*	Consent of Michael A. Cawley to be named in proxy statement/prospectus.

99.3*	Consent of Lawrence J. Chazen to be named in proxy statement/prospectus.

99.4*	Consent of Julie H. Edwards to be named in proxy statement/prospectus.

99.5*	Consent of Gordon T. Hall to be named in proxy statement/prospectus.

99.6*	Consent of Jon A. Marshall to be named in proxy statement/prospectus.

99.7*	Consent of Mary P. Ricciardello to be named in proxy statement/prospectus.

99.8*	Consent of Ashley Almanza to be named in proxy statement/prospectus.

*	Previously filed.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the United States Securities Act of 1933, as amended;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the United States Securities Act of 1933, as amended to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(b) that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the United States Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Corporation Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland.

NOBLE CORPORATION LIMITED

September 5, 2013	By:	/s/ David W. Williams
David W. Williams,
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of September, 2013.

Signature	Title	Date

/s/ David W. Williams David W. Williams	Chairman, President and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)	September 5, 2013

* James MacLennan	Senior Vice President, Chief Financial Officer, Controller and Director (Principal Financial and Accounting Officer)	September 5, 2013

* Julie J. Robertson	Executive Vice President, Corporate Secretary and Director	September 5, 2013

* By:	/s/ David W. Williams
David W. Williams Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement between Noble Corporation and Noble Corporation Limited (incorporated from Annex A to the proxy statement/prospectus).

3.1*	Articles of Association of Noble Corporation Limited.

3.2	Form of Articles of Association of Noble Corporation plc (incorporated from Annex B to the proxy statement/prospectus).

5.1*	Opinion of Travers Smith LLP regarding the legality of securities being registered.

8.1*	Opinion of Baker Botts L.L.P. regarding material U.S. tax matters.

8.2*	Opinion of Pestalozzi Attorneys at Law Ltd. regarding material Swiss tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Travers Smith LLP (included in Exhibit 5.1).

23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

23.4*	Consent of Pestalozzi Attorneys at Law Ltd. (included in Exhibit 8.2).

24*	Powers of Attorney (included on the signature page hereto).

99.1	Form of Proxy Card of Noble Corporation.

99.2*	Consent of Michael A. Cawley to be named in proxy statement/prospectus.

99.3*	Consent of Lawrence J. Chazen to be named in proxy statement/prospectus.

99.4*	Consent of Julie H. Edwards to be named in proxy statement/prospectus.

99.5*	Consent of Gordon T. Hall to be named in proxy statement/prospectus.

99.6*	Consent of Jon A. Marshall to be named in proxy statement/prospectus.

99.7*	Consent of Mary P. Ricciardello to be named in proxy statement/prospectus.

99.8*	Consent of Ashley Almanza to be named in proxy statement/prospectus.

*	Previously filed.